     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 19, 2003

                                                    REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------

                                    FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             ---------------------

                                                                           HARTFORD CAPITAL IV
                                                                            HARTFORD CAPITAL V
      THE HARTFORD FINANCIAL SERVICES GROUP, INC.                          HARTFORD CAPITAL VI
 (Exact name of registrant as specified in its charter)   (Exact name of registrant as specified in its charter)

                        DELAWARE                                                 DELAWARE
            (State or other jurisdiction of                          (State or other jurisdiction of
             incorporation or organization)                incorporation or organization of each registration)
                       13-3317783                                         (Hartford Capital IV)
                    (I.R.S. Employer                                            06-6431736
                 Identification Number)                                    (Hartford Capital V)
                                                                                33-6318394
                                                                          (Hartford Capital VI)
                                                                                82-6097264
                                                                 (I.R.S. Employer Identification Numbers)

                                                       C/O THE HARTFORD FINANCIAL SERVICES GROUP, INC.
                   HARTFORD PLAZA                                       HARTFORD PLAZA
            HARTFORD, CONNECTICUT 06115                          HARTFORD, CONNECTICUT 06115
                   (860) 547-5000                                       (860) 547-5000
(Address, including zip code, and telephone number,  (Address, including zip code, and telephone number,
   including area code, of Registrants' principal       including area code, of Registrants' principal
                 executive offices)                                   executive offices)

                             ---------------------
                PLEASE ADDRESS A COPY OF ALL COMMUNICATIONS TO:

                     NEAL S. WOLIN                                            ALAN H. PALEY
      EXECUTIVE VICE PRESIDENT AND GENERAL COUNSEL                         DEBEVOISE & PLIMPTON
      THE HARTFORD FINANCIAL SERVICES GROUP, INC.                            919 THIRD AVENUE
                     HARTFORD PLAZA                                      NEW YORK, NEW YORK 10022
              HARTFORD, CONNECTICUT 06115                                     (212) 909-6000
                     (860) 547-5000
   (Name, address, including zip code, and telephone
   number, including area code, of agent for service of
                     each registrant)

                             ---------------------
    APPROXIMATE DATE OF COMMENCEMENT OF THE PROPOSED SALE TO THE PUBLIC: From time to time after this Registration Statement becomes effective.
                             ---------------------
    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
    If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]
                        CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------
                                                                PROPOSED MAXIMUM
                   TITLE OF EACH CLASS OF                      AGGREGATE OFFERING         AMOUNT OF
                SECURITIES TO BE REGISTERED                         PRICE(1)         REGISTRATION FEE(2)
---------------------------------------------------------------------------------------------------------
Common Stock of The Hartford Financial Services Group, Inc.,
  par value $.01 per share(3)...............................
Debt Securities of The Hartford Financial Services Group,
  Inc.(4)...................................................
Preferred Stock of The Hartford Financial Services Group,
  Inc., par value $.01 per share(5).........................
Depositary Shares of The Hartford Financial Services Group,
  Inc.(6)...................................................
Warrants of The Hartford Financial Services Group,
  Inc.(7)...................................................
Stock Purchase Contracts of The Hartford Financial Services
  Group, Inc.(8)............................................
Stock Purchase Units of The Hartford Financial Services
  Group, Inc.(9)............................................
Junior Subordinated Deferrable Interest Debentures of The
  Hartford Financial Services Group, Inc.(10)...............
Preferred Securities of Hartford Capital IV(11).............
Preferred Securities of Hartford Capital V(11)..............
Preferred Securities of Hartford Capital VI(11).............
Guarantees with respect to Preferred Securities of Hartford
  Capital IV, Hartford Capital V and Hartford Capital VI by
  The Hartford Financial Services Group, Inc.(12)...........
  Total..................................................... $1,300,000,000(13)(14)        $105,170
---------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------

                                                        (continued on next page)
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

---------------

 (1) Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(o) under the Securities Act of 1933 and exclusive of accrued interest and dividends, if any.

 (2) The registration fee has been calculated in accordance with Rule 457(o) under the Securities Act of 1933 in respect of the $1,300,000,000 of previously unregistered securities registered hereunder.

 (3) Includes Series A Participating Cumulative Preferred Stock Purchase Rights. Prior to the occurrence of certain events, such Rights will not be exercisable or evidenced separately from the Common Stock. Subject to note
     (13) below, there is being registered hereunder an indeterminate number of shares of Common Stock as may be sold from time to time by The Hartford Financial Services Group, Inc., including sales upon the exercise of Warrants or delivery upon settlement of Stock Purchase Contracts. Also includes such indeterminate number of shares of Common Stock as may be issued upon conversion of or exchange for any securities being registered hereunder that provide for conversion or exchange into Common Stock.

 (4) Subject to note (13) below, there is being registered hereunder an indeterminate principal amount of Debt Securities as may be sold from time to time by The Hartford Financial Services Group, Inc., including sales upon the exercise of Warrants or delivery upon settlement of Stock Purchase Contracts. Also includes such indeterminate principal amount of Debt Securities as may be issued upon conversion of or exchange for any securities being registered hereunder that provide for conversion or exchange into Debt Securities.

 (5) Subject to note (13) below, there is being registered hereunder an indeterminate number of shares of Preferred Stock as may be sold from time to time by The Hartford Financial Services Group, Inc., including sales upon the exercise of Warrants or delivery upon settlement of Stock Purchase Contracts. Also includes such indeterminate number of shares of Preferred Stock as may be issued upon conversion of or exchange for any securities being registered hereunder that provide for conversion or exchange into Preferred Stock.

 (6) Subject to note (13) below, there is being registered hereunder an indeterminate number of Depositary Shares to be evidenced by Depositary Receipts issued pursuant to a Deposit Agreement. In the event The Hartford Financial Services Group, Inc. elects to offer to the public fractional interests in Debt Securities or shares of the Preferred Stock registered hereunder, Depositary Receipts will be distributed to those persons purchasing such fractional interests and Debt Securities or shares of Preferred Stock, as the case may be, will be issued to the Depositary under the Deposit Agreement. No separate consideration will be received for the Depositary Shares.

 (7) Subject to note (13) below, there is being registered hereunder an indeterminate amount and number of Warrants as may be sold from time to time by The Hartford Financial Services Group, Inc., representing rights to purchase Debt Securities, Preferred Stock or Common Stock. Warrants may be sold separately or with Debt Securities, Preferred Stock or Common Stock or other securities registered hereunder.

 (8) Subject to note (13) below, there is being registered hereunder an indeterminate amount and number of Stock Purchase Contracts as may be sold from time to time by The Hartford Financial Services Group, Inc., representing rights to purchase Preferred Stock, Common Stock or other property.

 (9) Subject to note (13) below, there is being registered hereunder an indeterminate amount and number of Stock Purchase Units as may be sold from time to time by The Hartford Financial Services Group, Inc., representing ownership of Stock Purchase Contracts and Debt Securities, Depositary Shares representing fractional interests in Debt Securities or shares of Preferred Stock or debt obligations of third parties, including U.S. Treasury Securities, or Preferred Securities of Hartford Capital IV, Hartford Capital V or Hartford Capital VI.

(10) Subject to note (13) below, there is being registered hereunder an indeterminate number of Junior Subordinated Deferrable Interest Debentures as may be sold from time to time by The Hartford Financial Services Group, Inc.

(11) Subject to note (13) below, there is being registered hereunder an indeterminate number of Preferred Securities as may be sold severally from time to time by Hartford Capital IV, Hartford Capital V and Hartford Capital VI.

(12) This registration statement is deemed to include the obligations of The Hartford Financial Services Group, Inc. under the Junior Subordinated Deferrable Interest Debentures, the related Indenture, the Trust Agreements, the Preferred Securities, the Guarantees and the Expense Agreements as described in the Registration Statement.

(13) The Prospectus included herein relates to $1,300,000,000 of securities. Such amount represents the principal amount of any Debt Securities or Junior Subordinated Deferrable Interest Debentures issued at their principal amount, the issue price rather than the principal amount of any Debt Securities or Junior Subordinated Deferrable Interest Debentures issued at an original issue discount, the liquidation preference of any Preferred Stock, the amount computed pursuant to Rule 457(c) for any Common Stock, the issue price of any Warrants, the exercise price of any Offered Securities issuable upon the exercise of Warrants and the initial public offering price of any Preferred Securities. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.

(14) No separate consideration will be received for the Debt Securities, Preferred Stock, Common Stock or the Depositary Shares issuable upon conversion of or in exchange for any securities registered hereunder that provide for conversion or exchange into such securities. No separate consideration will be received for any Junior Subordinated Deferrable Interest Debentures if issued to evidence a loan by Hartford Capital IV, Hartford Capital V or Hartford Capital VI to The Hartford Financial Services Group, Inc., or for any related Guarantee or Expense Agreement.

    THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY THEIR EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND WE ARE NOT SOLICITING OFFERS TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                  SUBJECT TO COMPLETION, DATED MARCH 19, 2003

PROSPECTUS

                             THE HARTFORD FINANCIAL
                              SERVICES GROUP, INC.
                                DEBT SECURITIES
               JUNIOR SUBORDINATED DEFERRABLE INTEREST DEBENTURES
                                PREFERRED STOCK
                                  COMMON STOCK
                               DEPOSITARY SHARES
                                    WARRANTS
                            STOCK PURCHASE CONTRACTS
                              STOCK PURCHASE UNITS

                              HARTFORD CAPITAL IV
                               HARTFORD CAPITAL V
                              HARTFORD CAPITAL VI

                        PREFERRED SECURITIES GUARANTEED
                        AS DESCRIBED IN THIS PROSPECTUS
                   AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT
                 BY THE HARTFORD FINANCIAL SERVICES GROUP, INC.

     By this prospectus, we may offer from time to time up to $1,300,000,000 of any combination of the securities described in this prospectus.

     We will provide specific terms of the securities in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest. A supplement may also change or update information contained in this prospectus.

     We will not use this prospectus to confirm sales of any of our securities unless it is attached to a prospectus supplement.

     Unless we state otherwise in a prospectus supplement, we will not list any of these securities on any securities exchange.

     Neither the Securities and Exchange Commission nor any state securities commission has determined whether this prospectus is truthful or complete. They have not made, nor will they make, any determination as to whether anyone should buy these securities. Any representation to the contrary is a criminal offense.

                The date of this Prospectus is           , 2003

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
ABOUT THIS PROSPECTUS.......................................    ii
FORWARD-LOOKING STATEMENTS..................................    ii
THE HARTFORD FINANCIAL SERVICES GROUP, INC. ................     1
THE HARTFORD CAPITAL TRUSTS.................................     1
USE OF PROCEEDS.............................................     3
RATIO OF EARNINGS TO FIXED CHARGES..........................     3
DESCRIPTION OF THE DEBT SECURITIES..........................     3
DESCRIPTION OF JUNIOR SUBORDINATED DEBENTURES...............    14
DESCRIPTION OF CAPITAL STOCK OF THE HARTFORD FINANCIAL
  SERVICES GROUP, INC. .....................................    26
DESCRIPTION OF DEPOSITARY SHARES............................    33
DESCRIPTION OF WARRANTS.....................................    35
DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE
  UNITS.....................................................    36
DESCRIPTION OF PREFERRED SECURITIES.........................    37
DESCRIPTION OF GUARANTEE....................................    48
DESCRIPTION OF CORRESPONDING JUNIOR SUBORDINATED
  DEBENTURES................................................    50
RELATIONSHIP AMONG THE PREFERRED SECURITIES, THE
  CORRESPONDING JUNIOR SUBORDINATED DEBENTURES AND THE
  GUARANTEES................................................    52
PLAN OF DISTRIBUTION........................................    54
LEGAL OPINIONS..............................................    55
EXPERTS.....................................................    55
WHERE YOU CAN FIND MORE INFORMATION.........................    55
INCORPORATION BY REFERENCE..................................    56

                             ABOUT THIS PROSPECTUS

     This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission utilizing a "shelf" registration process. Under this shelf process, we may sell the securities described in the prospectus from time to time. This prospectus provides you with a general description of the securities we may offer. We may also add, update or change information contained in this prospectus through one or more supplements to this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement. The rules of the SEC allow us to incorporate by reference information into this prospectus. This information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. See "Incorporation by Reference." You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information."

     No person has been authorized to give any information or to make any representations, other than those contained or incorporated by reference in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by The Hartford Financial Services Group, Inc., or any underwriter, agent, dealer or remarketing firm. Neither the delivery of this prospectus nor any sale made hereunder shall under any circumstances create any implication that there has been no change in the affairs of The Hartford Financial Services Group, Inc. since the date hereof or that the information contained or incorporated by reference herein is correct as of any time subsequent to the date of such information. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

                           FORWARD-LOOKING STATEMENTS

     Certain of the statements contained in this prospectus or incorporated by reference into this prospectus (other than statements of historical fact) are forward-looking statements. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and include estimates and assumptions related to economic, competitive and legislative developments. These forward-looking statements are subject to change and uncertainty which are, in many instances, beyond our control and have been made based upon management's expectations and beliefs concerning future developments and their potential effect upon us. There can be no assurance that future developments will be in accordance with management's expectations or that the effect of future developments on us will be those anticipated by management. Actual results could differ materially from those expected by us, depending on the outcome of various factors. These factors include:

     - the difficulty in predicting our potential exposure for asbestos and environmental claims and related litigation, in particular, significant uncertainty with regard to the outcome of our current dispute with Mac Arthur Company and its subsidiary, Western MacArthur Company;

     - the uncertain nature of damage theories and loss amounts and the development of additional facts related to the September 11 terrorist attack;

     - the uncertain impact on us of the Bush Administration's budget proposals relating to the distribution of nontaxable dividends to stockholders and the creation of new tax-favored individual savings accounts;

     - the response of reinsurance companies under reinsurance contracts, the impact of increasing reinsurance rates, and the availability and adequacy of reinsurance to protect us against losses;

     - the possibility of more unfavorable loss experience than anticipated;

     - the possibility of general economic and business conditions that are less favorable than anticipated;

     - the incidence and severity of catastrophes, both natural and man-made;

     - the effect of changes in interest rates, the stock markets or other financial markets;

     - stronger than anticipated competitive activity;

     - unfavorable legislative, regulatory or judicial developments;

     - our ability to distribute our products through distribution channels, both current and future;

     - the uncertain effects of emerging claims and coverage issues;

     - the effect of assessments and other surcharges for guaranty funds and second-injury funds and other mandatory pooling arrangements;

     - a downgrade in our claims-paying, financial strength or credit ratings;

     - the ability of our subsidiaries to pay dividends to us; and

     - other factors described in such forward-looking statements.

                  THE HARTFORD FINANCIAL SERVICES GROUP, INC.

     We are a diversified insurance and financial services holding company. Through our subsidiaries, we are among the largest providers of investment products, individual life, group life and disability insurance products, and property and casualty insurance products in the United States. Hartford Fire Insurance Company, or Hartford Fire, founded in 1810, is the oldest of our subsidiaries. Our companies write insurance and reinsurance in the United States and internationally. At December 31, 2002, our total assets were $182.0 billion and our total stockholders' equity was $10.7 billion.

     We were formed in December 1985 as a wholly owned subsidiary of ITT Corporation. On December 19, 1995, all our outstanding shares were distributed to ITT Corporation's stockholders and we became an independent company. On May 2, 1997, we changed our name from ITT Hartford Group, Inc. to our current name, The Hartford Financial Services Group, Inc.

     As a holding company that is separate and distinct from our insurance subsidiaries, we have no significant business operations of our own. Therefore, we rely on the dividends from our insurance company subsidiaries, which are primarily domiciled in Connecticut, and our other subsidiaries as the principal source of cash flow to meet our obligations. These obligations include payments on our debt securities and the payment of dividends on our capital stock, including preferred stock. The Connecticut insurance holding company laws limit the payment of dividends by Connecticut-domiciled insurers. Under these laws, the insurance subsidiaries may only make their dividend payments out of earned surplus. In addition, these laws require notice to and approval by the state insurance commissioner for the declaration or payment by those subsidiaries of any dividend if the dividend and other dividends or distributions made within the preceding twelve months exceeds the greater of:

     - 10% of the insurer's policyholder surplus as of December 31 of the preceding year, and

     - net income, or net gain from operations if the subsidiary is a life insurance company, for the previous calendar year,

in each case determined under statutory insurance accounting principles.

     The insurance holding company laws of the other jurisdictions in which some of our insurance subsidiaries are incorporated generally contain similar, and in some instances more restrictive, limitations on the payment of dividends. As of December 31, 2002, our insurance subsidiaries are permitted to pay us up to a maximum of approximately $1.8 billion in dividends in 2003 without prior regulatory approval.

     Our rights to participate in any distribution of assets of any of our subsidiaries (for example, upon their liquidation or reorganization) and the ability of holders of the securities to benefit indirectly from a distribution, are subject to the prior claims of creditors of the applicable subsidiary, except to the extent that we may be a creditor of that subsidiary. Claims on these subsidiaries by persons other than us include, as of December 31, 2002, claims by policyholders for benefits payable amounting to $49.7 billion, claims by separate account holders of $107.1 billion, and other liabilities including claims of trade creditors, claims from guaranty associations and claims from holders of debt obligations amounting to $14.5 billion.

     Our principal executive offices are located at Hartford Plaza, Hartford, Connecticut 06115, and our telephone number is (860) 547-5000.

                          THE HARTFORD CAPITAL TRUSTS

     We created each trust as a Delaware statutory trust pursuant to a trust agreement. We will enter into an amended and restated trust agreement for each trust, which will state the terms and conditions for the trust to issue and sell its preferred securities and common securities. We will amend and restate each trust agreement in its entirety substantially in the form filed as an exhibit to the Registration Statement which includes this prospectus. Each trust agreement will be qualified as an indenture under the Trust Indenture Act of 1939, as amended, which we refer to in this prospectus as the "Trust Indenture Act."

     Each trust exists for the exclusive purposes of:

     - issuing and selling to the public preferred securities, representing undivided beneficial interests in the assets of the trust,

     - issuing and selling to us common securities, representing undivided beneficial interests in the assets of the trust,

     - using the proceeds from the sale of the preferred securities and common securities to acquire a corresponding series of junior subordinated deferrable interest debentures, which we refer to in this prospectus as the "corresponding junior subordinated debentures,"

     - distributing the cash payments it receives from the corresponding junior subordinated debentures it owns to you and the other holders of preferred securities and us, as the holder of common securities, and

     - engaging in the other activities that are necessary, convenient or incidental to these purposes.

     Accordingly, the corresponding junior subordinated debentures will be the sole assets of the trust, and payments under the corresponding junior subordinated debentures and the related expense agreement will be the sole revenue of the trust.

     We will own all of the common securities of each trust. The common securities of a trust will rank equally with and payments will be made pro rata with the preferred securities of the trust, except that if an event of default under a trust agreement then exists, our rights as holder of the common securities to payment of distributions and payments upon liquidation or redemption will be subordinated to your rights as a holder of the preferred securities of the trust. See "Description of Preferred
Securities -- Subordination of Common Securities."

     Unless we state otherwise in a prospectus supplement, each trust has a term of approximately 45 years. A trust may also terminate earlier. The trustees of each trust will conduct its business and affairs. As holder of the common securities we will initially appoint the trustees. Initially, the trustees will be:

     - Wilmington Trust Company, which will act as property trustee and as Delaware trustee, and

     - Two of our employees or officers or those of our affiliates, who will act as administrative trustees.

     Wilmington Trust Company, as property trustee, will act as sole indenture trustee under each trust agreement for purposes of compliance with the provisions of the Trust Indenture Act. Wilmington Trust Company will also act as trustee under the guarantee and the junior subordinated indenture pursuant to which we will issue the junior subordinated debentures. See "Description of Junior Subordinated Debentures" and "Description of Guarantee."

     The holder of the common securities of a trust, or the holders of a majority in liquidation preference of the preferred securities if an event of default under the trust agreement for the trust has occurred and is continuing, will be entitled to appoint, remove or replace the property trustee and/or the Delaware trustee of the trust. You will not have the right to vote to appoint, remove or replace the administrative trustees. Only we, as the holder of the common securities, will have these voting rights. The duties and obligations of the trustees are governed by the applicable trust agreement. We will pay all fees and expenses related to the trusts and the offering of the preferred securities and will pay, directly or indirectly, all ongoing costs, expenses and liabilities of the trusts, except for payments made on the preferred securities or the common securities, subject to the guarantee.

     The principal executive office of each trust is Hartford Plaza, Hartford, Connecticut 06115, Attention: Secretary, and its telephone number is (860) 547-5000.

                                USE OF PROCEEDS

     Unless we state otherwise in a prospectus supplement, we intend to use the proceeds from the sale of the securities offered by this prospectus, including the corresponding junior subordinated debentures issued to the trusts in connection with their investment of all the proceeds from the sale of preferred securities, for general corporate purposes, including working capital, capital expenditures, investments in loans to subsidiaries, acquisitions and refinancing of debt, including outstanding commercial paper and other short-term indebtedness. We will include a more detailed description of the use of proceeds of any specific offering of securities in the prospectus supplement relating to the offering.

                       RATIO OF EARNINGS TO FIXED CHARGES

     The following table sets forth our ratio of consolidated earnings to fixed charges for the years and the periods indicated:

                                                            YEAR ENDED DECEMBER 31,
                                                       ---------------------------------
                                                       2002   2001    2000   1999   1998
                                                       ----   ----    ----   ----   ----
Ratio of Consolidated Earnings to Total Fixed
  Charges............................................  1.7    1.2(1)  2.0    1.8    1.8
Ratio of Consolidated Earnings to Total Fixed Charges
  and Preference Dividends(2)........................  1.7    1.2(1)  2.0    1.8    1.8

---------------

(1) For 2001, the calculation of the ratio of consolidated earnings to total fixed charges reflects losses of $678 million relating to the terrorist attack on September 11, 2001.

(2) We had no dividends on preferred stock for the years 1998 to 2002.

     For purposes of computing the ratio of consolidated earnings to fixed charges, "earnings" consists of income from operations before federal income taxes and fixed charges. "Fixed charges" consists of interest expense, capitalized interest, amortization of debt expense and an imputed interest component for rental expense.

                       DESCRIPTION OF THE DEBT SECURITIES

     We may offer unsecured senior debt securities or subordinated debt securities. We refer to the senior debt securities and the subordinated debt securities together in this prospectus as the "debt securities." The senior debt securities will rank equally with all of our other unsecured, unsubordinated obligations. The subordinated debt securities will be subordinate and junior in right of payment to all of our senior debt.

     We will issue the senior debt securities in one or more series under an indenture, which we refer to as the "senior indenture," dated as of October 20, 1995, between us and JPMorgan Chase Bank (formerly The Chase Manhattan Bank), as trustee. We will issue subordinated debt securities in one or more series under an indenture, which we refer to as the "subordinated indenture," between us and the trustee to be named in the prospectus supplement relating to the offering of subordinated debt securities.

     The following description of the terms of the indentures is a summary. It summarizes only those portions of the indentures which we believe will be most important to your decision to invest in our debt securities. You should keep in mind, however, that it is the indentures, and not this summary, which define your rights as a debtholder. There may be other provisions in the indentures which are also important to you. You should read the indentures for a full description of the terms of the debt. The senior indenture and the subordinated indenture are filed as exhibits to the Registration Statement that includes this prospectus. See "Where You Can Find More Information" for information on how to obtain copies of the senior indenture and the subordinated indenture.

THE DEBT SECURITIES ARE UNSECURED OBLIGATIONS

     Our debt securities will be unsecured obligations. Our senior debt securities will be unsecured and will rank equally with all of our other unsecured and unsubordinated obligations. As a non-operating holding company most of our operating assets are owned by our subsidiaries. We rely primarily on dividends from these subsidiaries to meet our obligations for payment of principal and interest on our outstanding debt obligations and corporate expenses. Accordingly, the debt securities will be effectively subordinated to all existing and future liabilities of our subsidiaries, and you should rely only on our assets for payments on the debt securities. The payment of dividends by our insurance subsidiaries is limited under the insurance holding company laws in the jurisdictions where those subsidiaries are domiciled. See "The Hartford Financial Services Group, Inc."

     Unless we state otherwise in the applicable prospectus supplement, the indentures do not limit us from incurring or issuing other secured or unsecured debt under either of the indentures or any other indenture that we may have entered into or enter into in the future. See "-- Subordination under the Subordinated Indenture" and the prospectus supplement relating to any offering of subordinated debt securities.

TERMS OF THE DEBT SECURITIES

     We may issue the debt securities in one or more series through an indenture that supplements the senior indenture or the subordinated indenture or through a resolution of our board of directors or an authorized committee of our board of directors.

     You should refer to the applicable prospectus supplement for the specific terms of the debt securities. These terms may include the following:

     - title of the debt securities,

     - any limit upon the aggregate principal amount of the series,

     - maturity date(s) or the method of determining the maturity date(s),

     - interest rate(s) or the method of determining the interest rate(s),

     - dates on which interest will be payable and circumstances, if any, in which interest may be deferred,

     - dates from which interest will accrue and the method of determining those dates,

     - place or places where we may pay principal, premium, if any, and interest and where you may present the debt securities for registration or transfer or exchange,

     - place or places where notices and demands relating to the debt securities and the indentures may be made,

     - redemption or early payment provisions,

     - sinking fund or similar provisions,

     - authorized denominations if other than denominations of $1,000,

     - currency, currencies, or currency units, if other than in U.S. dollars, in which the principal of, premium, if any, and interest on the debt securities is payable, or in which the debt securities are denominated,

     - any additions, modifications or deletions, in the events of default or covenants of The Hartford Financial Services Group, Inc. specified in the indenture relating to the debt securities,

     - if other than the principal amount of the debt securities, the portion of the principal amount of the debt securities that is payable upon declaration of acceleration of maturity,

     - any additions or changes to the indenture necessary to permit or facilitate issuing the series in bearer form, registrable or not registrable as to principal, and with or without interest coupons,

     - any index or indices used to determine the amount of payments of principal of and premium, if any, on the debt securities and the method of determining these amounts,

     - whether a temporary global security will be issued and the terms upon which these temporary debt securities may be exchanged for definitive debt securities,

     - whether the debt securities will be issued in whole or in part in the form of one or more global securities,

     - identity of the depositary for global securities,

     - appointment of any paying agent(s),

     - the terms and conditions of any obligation or right we would have or any option you would have to convert or exchange the debt securities into other securities or cash,

     - in the case of the subordinated indenture, any provisions regarding subordination, and

     - additional terms not inconsistent with the provisions of the indentures.

     Debt securities may also be issued under the indentures upon the exercise of warrants or delivery upon settlement of stock purchase contracts. See "Description of Warrants" and "Description of Stock Purchase Contracts."

SPECIAL PAYMENT TERMS OF THE DEBT SECURITIES

     We may issue one or more series of debt securities at a substantial discount below their stated principal amount. These may bear no interest or interest at a rate which at the time of issuance is below market rates. We will describe United States federal tax consequences and special considerations relating to any series in the applicable prospectus supplement.

     The purchase price of any of the debt securities may be payable in one or more foreign currencies or currency units. The debt securities may be denominated in one or more foreign currencies or currency units, or the principal of, premium, if any, or interest on any debt securities may be payable in one or more foreign currencies or currency units. We will describe the restrictions, elections, United States federal income tax considerations, specific terms and other information relating to the debt securities and any foreign currencies or foreign currency units in the applicable prospectus supplement.

     If we use any index to determine the amount of payments of principal of, premium, if any, or interest on any series of debt securities, we will also describe in the applicable prospectus supplement the special United States federal income tax, accounting and other considerations applicable to the debt securities.

DENOMINATIONS, REGISTRATION AND TRANSFER

     We expect to issue most debt securities in fully registered form without coupons and in denominations of $1,000 and any integral multiple of $1,000. Except as we may describe in the applicable prospectus supplement, debt securities of any series will be exchangeable for other debt securities of the same issue and series, in any authorized denominations, of a like aggregate principal amount and bearing the same interest rate.

     You may present debt securities for exchange as described above, or for registration of transfer, at the office of the securities registrar or at the office of any transfer agent we designate for that purpose. You will not incur a service charge but you must pay any taxes and other governmental charges as described in the indentures. We will appoint the trustees as securities registrar under the indentures. We may at any time rescind the designation of any transfer agent that we initially designate or approve a change in the location through which the transfer agent acts. We will specify the transfer agent in the applicable prospectus supplement. We may at any time designate additional transfer agents.

GLOBAL DEBT SECURITIES

     We may issue all or any part of a series of debt securities in the form of one or more global securities. We will appoint the depository holding the global debt securities. Unless we otherwise state in the applicable prospectus supplement, the depositary will be The Depository Trust Company, or DTC. We will issue global securities in registered form and in either temporary or definitive form. Unless it is exchanged for individual debt securities, a global security may not be transferred except:

     - by the depositary to its nominee,

     - by a nominee of the depositary to the depositary or another nominee, or

     - by the depositary or any nominee to a successor of the depositary, or a nominee of the successor.

     We will describe the specific terms of the depositary arrangement in the applicable prospectus supplement. We expect that the following provisions will generally apply to these depositary arrangements.

  BENEFICIAL INTERESTS IN A GLOBAL SECURITY

     If we issue a global security, the depositary for the global security or its nominee will credit on its book-entry registration and transfer system the principal amounts of the individual debt securities represented by the global security to the accounts of persons that have accounts with it. We refer to those persons as "participants" in this prospectus. The accounts will be designated by the dealers, underwriters or agents for the debt securities, or by us if the debt securities are offered and sold directly by us. Ownership of beneficial interests in a global security will be limited to participants or persons who may hold interests through participants. Ownership and transfers of beneficial interests in the global security will be shown on, and transactions can be effected only through, records maintained by the applicable depositary or its nominee, for interests of participants, and the records of participants, for interests of persons who hold through participants. The laws of some states require that you take physical delivery of securities in definitive form. These limits and laws may impair your ability to transfer beneficial interests in a global security.

     So long as the depositary or its nominee is the registered owner of a global security, the depositary or nominee will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the indenture. Except as provided below, you:

     - will not be entitled to have any of the individual debt securities represented by the global security registered in your name,

     - will not receive or be entitled to receive physical delivery of any debt securities in definitive form, and

     - will not be considered the owner or holder of the debt securities under the indenture.

  PAYMENTS OF PRINCIPAL, PREMIUM AND INTEREST

     We will make principal, premium, if any, and interest payments on global securities to the depositary that is the registered holder of the global security or its nominee. The depositary for the global securities will be solely responsible and liable for all payments made on account of your beneficial ownership interests in the global security and for maintaining, supervising and reviewing any records relating to your beneficial ownership interests.

     We expect that the depositary or its nominee, upon receipt of any principal, premium, if any, or interest payment immediately will credit participants' accounts with amounts in proportion to their respective beneficial interests in the principal amount of the global security as shown on the records of the depositary or its nominee. We also expect that payments by participants to you, as an owner of a beneficial interest in the global security held through those participants, will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name." These payments will be the responsibility of those participants.

  ISSUANCE OF INDIVIDUAL DEBT SECURITIES

     Unless we state otherwise in the applicable prospectus supplement, if a depositary for a series of debt securities is at any time unwilling, unable or ineligible to continue as depositary, we will issue individual debt securities in exchange for the global security. In addition, we may at any time and in our sole discretion, subject to any limitations described in the prospectus supplement relating to the debt securities, determine not to have any debt securities represented by one or more global securities. If that occurs, we will issue individual debt securities in exchange for the global security.

     Further, we may specify that you may, on terms acceptable to us, the trustee and the depositary, receive individual debt securities in exchange for your beneficial interest in a global security, subject to any limitations described in the prospectus supplement relating to the debt securities. In that instance, you will be entitled to physical delivery of individual debt securities equal in principal amount to that beneficial interest and to have the debt securities registered in your name. Unless we otherwise specify, we will issue those individual debt securities in denominations of $1,000 and integral multiples of $1,000.

PAYMENT AND PAYING AGENTS

     Unless we state otherwise in an applicable prospectus supplement, we will pay principal of, premium, if any, and interest on your debt securities at the office of the trustee for your debt securities in the City of New York or at the office of any paying agent that we may designate.

     Unless we state otherwise in an applicable prospectus supplement, we will pay any interest on debt securities to the registered owner of the debt security at the close of business on the record date for the interest, except in the case of defaulted interest. We may at any time designate additional paying agents or rescind the designation of any paying agent. We must maintain a paying agent in each place of payment for the debt securities.

     Any moneys deposited with the trustee or any paying agent, or then held by us in trust, for the payment of the principal of, premium, if any, and interest on any debt security that remain unclaimed for two years after the principal, premium or interest has become due and payable will, at our request, be repaid to us. After repayment to us, you are entitled to seek payment only from us as a general unsecured creditor.

REDEMPTION

     Unless we state otherwise in an applicable prospectus supplement, debt securities will not be subject to any sinking fund.

     Unless we state otherwise in an applicable prospectus supplement, we may, at our option, redeem any series of debt securities on any interest payment date in whole or in part. We may redeem debt securities in denominations larger than $1,000 but only in integral multiples of $1,000.

  REDEMPTION PRICE

     Except as we may otherwise specify in the applicable prospectus supplement, the redemption price for any debt security which we redeem will equal any accrued and unpaid interest to the redemption date, plus the greater of:

     - the principal amount, and

     - an amount equal to:

      -- for debt securities bearing interest at a fixed rate, the discounted remaining fixed amount payments, calculated as described below, or

      -- for debt securities bearing interest determined by reference to a floating rate, the discounted swap equivalent payments, calculated as described below.

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

     The discounted remaining fixed amount payments will equal the sum of the current values of the amounts of interest and principal that would have been payable by us on each interest payment date after the redemption date and at stated maturity of the final payment of principal. This calculation will take into account any required sinking fund payments, but will otherwise assume that we have not redeemed the debt security prior to the stated maturity.

     The current value of any amount is the present value of that amount on the redemption date after discounting that amount on a semiannual basis, from the originally scheduled date for payment. We will use the treasury rate to calculate this present value.

     The treasury rate is a per annum rate, determined on the redemption date to be the per annum rate equal to the semiannual bond equivalent yield to maturity for United States Treasury securities maturing at the stated maturity of the final payment of principal of the debt securities redeemed. We will determine this rate by reference to the weekly average yield to maturity for United States Treasury securities maturing on that stated maturity, if reported in the most recent Statistical Release H.15(519) of the Board of Governors of the Federal Reserve. If no such securities mature at the stated maturity, we will determine the rate by interpolation between the most recent weekly average yields to maturity for two series of United States Treasury securities, (1) one maturing as close as possible to, but earlier than, the stated maturity and (2) the other maturing as close as possible to, but later than, the stated maturity, in each case as published in the most recent Statistical Release H.15(519) of the Board of Governors of the Federal Reserve.

     The discounted swap equivalent payments will equal the sum of:

     - the current value of the amount of principal that would have been payable by us at the stated maturity of the final payment of the principal of the debt securities redeemed. This calculation will take into account any required sinking fund payments, but will otherwise assume that we had not redeemed the debt security prior to the stated maturity, and

     - the sum of the current values of the fixed rate payments that leading interest rate swap dealers would require to be paid by an assumed fixed rate payer having the same credit standing as ours against floating rate payments to be made by these leading dealers equal to the interest payments on the debt securities being redeemed, taking into account any required sinking fund payments but otherwise assuming we had not redeemed the debt securities prior to the stated maturity, under a standard interest rate swap agreement having a notional principal amount equal to the principal amount of the debt securities, a termination date set at the stated maturity of the debt security and payment dates for both fixed and floating rate payers set at each interest payment date of the debt securities. The amount of the fixed rate payments will be based on quotations received by the trustee, or an agent appointed for that purpose, from four leading interest rate swap dealers or, if quotations from four leading interest rate swap dealers are not obtainable, three leading interest rate swap dealers.

  NOTICE OF REDEMPTION

     We will mail notice of any redemption of your debt securities at least 30 days but not more than 60 days before the redemption date to you at your registered address. Unless we default in payment of the redemption price, on and after the redemption date interest will cease to accrue on the debt securities or the portions called for redemption.

CONSOLIDATION, MERGER AND SALE OF ASSETS

     We will not consolidate with or merge into any other corporation or convey, transfer or lease our properties and assets substantially as an entirety to any person, and no person may consolidate with or merge into us or convey, transfer or lease to us its properties and assets substantially as an entirety, unless:

     - if we consolidate with or merge into another corporation or convey or transfer our properties and assets substantially as an entirety to any person, the successor corporation is organized under the laws of the United States of America or any state or the District of Columbia, and the successor corporation expressly assumes our obligations relating to the debt securities,

     - immediately after giving effect to the consolidation, merger, conveyance or transfer, there exists no event of default, and no event which, after notice or lapse of time or both, would become an event of default, and

     - other conditions described in the indenture are met.

     The general provisions of the indenture do not protect you against transactions, such as a highly leveraged transaction, that may adversely affect you.

LIMITATIONS UPON LIENS

     The indentures provide that neither we nor our restricted subsidiaries may issue, assume or guarantee any indebtedness for money borrowed if the indebtedness is secured by a lien upon any of our or any restricted subsidiaries' principal property, or on any shares of stock of any restricted subsidiary, whether the principal property or shares of stock are now owned or later acquired.

  GENERAL EXCEPTIONS

     The indentures permit us to incur secured debt if we provide that the debt securities will be secured equally and ratably with or in priority to the new secured indebtedness. In this event, we may also provide that any of our other indebtedness, including indebtedness guaranteed by us or the restricted subsidiary, will be secured equally with or in priority to the new secured indebtedness. Further, the restriction on incurring secured indebtedness will not apply to:

     - liens on property or shares of stock of any corporation existing at the time the corporation becomes a restricted subsidiary,

     - liens on property existing at the time it is acquired, or liens on property which secure the payment of the purchase price of the property, or liens on property which secure indebtedness incurred or guaranteed for the purpose of financing the purchase price of the property or the construction of that property, including improvements to existing property, which indebtedness is incurred or guaranteed within 180 days after the latest of the acquisition or completion of construction or commencement of operation of the property,

     - liens securing indebtedness owing by any restricted subsidiary to us or a wholly owned restricted subsidiary,

     - liens on the property of a corporation existing at the time the corporation is merged into or consolidated with us or a restricted subsidiary or at the time of a purchase, lease or other acquisition of the properties of a corporation or other person as an entirety by us or a restricted subsidiary,

     - liens on our property or the property of a restricted subsidiary in favor of the United States of America or any state, agency, instrumentality or political subdivision of the United States of America, or in favor of any other country, or any political subdivision of that country, to secure any indebtedness incurred or guaranteed for the purpose of financing all or any part of the purchase price or the cost of construction of the property subject to those liens within 180 days after the latest of the acquisition, completion of construction or commencement of operation of that property, and

     - any extension, renewal or replacement of any lien referred to in the five preceding clauses.

  EXCEPTIONS FOR SPECIFIED AMOUNT OF INDEBTEDNESS

     We and one or more restricted subsidiaries may, without securing the debt securities, issue, assume or guarantee secured indebtedness which would otherwise be subject to the above restrictions, provided that after doing so the aggregate amount of this indebtedness does not exceed 10% of consolidated net tangible assets. In computing the aggregate amount of indebtedness outstanding for purposes of the previous sentence, indebtedness issued, assumed or guaranteed pursuant to the above clauses is not included.

     When we use the term "consolidated net tangible assets," we mean the total amount of assets, less applicable reserves and other properly deductible items, after deducting:

     - all current liabilities, excluding any liabilities which are by their terms extendible or renewable at the option of the obligor to a time more than 12 months after the time as of which the amount is being computed, and

     - all segregated goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, all as set forth on the most recent balance sheet of The Hartford Financial Services Group, Inc. and its consolidated subsidiaries and prepared in accordance with generally accepted accounting principles. Our subsidiaries include any corporation where more than 50% of its voting stock is owned or controlled by us or by another subsidiary.

     When we use the term "principal property," we mean all land, buildings, machinery and equipment, and leasehold interests and improvements relating to these items, which would be reflected on our consolidated balance sheet prepared in accordance with generally accepted accounting principles, excluding all tangible property located outside the United States of America and excluding any tangible property which, in the opinion of our board of directors set forth in a board resolution, is not material to us and our consolidated subsidiaries taken as a whole.

     When we use the term "restricted subsidiary," we mean any subsidiary which is incorporated under the laws of any state of the United States or of the District of Columbia, and which is a regulated insurance company principally engaged in one or more of the property, casualty and life insurance businesses. However, no subsidiary is a restricted subsidiary:

     - if the total assets of that subsidiary are less than 10% of our total assets and the total assets of our consolidated subsidiaries, including that subsidiary, in each case as set forth on the most recent fiscal year-end balance sheets of the subsidiary and us and our consolidated subsidiaries, respectively, and computed in accordance with generally accepted accounting principles, or

     - if in the judgment of our board of directors, as evidenced by a board resolution, the subsidiary is not material to the financial condition of us and our subsidiaries taken as a whole.

     As of the date of this prospectus, the following subsidiaries meet the definition of restricted subsidiaries: Hartford Fire, Hartford Life Insurance Company, Hartford Life and Accident Insurance Company and Hartford Life and Annuity Insurance Company.

MODIFICATION AND WAIVER

  MODIFICATION

     We and the trustee may modify and amend each indenture with the consent of the holders of a majority in aggregate principal amount of the series of debt securities affected. However, no modification or amendment may, without the consent of the holder of each outstanding debt security affected:

     - change the stated maturity of the principal of, or any installment of interest on, any outstanding debt security,

     - reduce the principal amount of, or the rate of interest on or any premium payable upon the redemption of, or the amount of principal of an original issue discount security that would be due and payable upon a declaration of acceleration of the maturity of, any outstanding debt security,

     - change the place of payment, or the coin or currency in which any outstanding debt security or the interest is payable,

     - impair your right to institute suit for the enforcement of any payment on or relating to any outstanding debt security after the stated maturity, or

     - change the amendment provisions of the indenture requiring the consent of the affected holders for waiver of compliance with the indenture or waiver of past defaults.

  WAIVER

     The holders of a majority in principal amount of the outstanding debt securities of a series may, on behalf of the holders of all debt securities of that series, waive compliance by us with certain restrictive covenants of the indenture which relate to that series.

     The holders of not less than a majority in principal amount of the outstanding debt securities of a series may, on behalf of the holders of that series, generally waive any past default under the indenture relating to that series of debt securities. However, a default in the payment of the principal of (or premium, if any), or any interest on, any debt security of that series or relating to a provision which under the indenture cannot be modified or amended without the consent of the holder of each outstanding debt security of that series affected cannot be so waived.

EVENTS OF DEFAULT

     Under the terms of each indenture, each of the following constitutes an event of default for a series of debt securities:

     - default for 30 days in the payment of any interest when due,

     - default in the payment of principal, or premium, if any, at maturity,

     - default in the performance of any other covenant in the indenture for 60 days after written notice,

     - our bankruptcy, insolvency or reorganization,

     - acceleration or default in the payment of indebtedness for borrowed money in excess of $25,000,000, which has not been rescinded or annulled within 30 days after notice, or

     - any other event of default described in the applicable board resolution or supplemental indenture under which the series of debt securities is issued.

     We are required to furnish the trustee annually with a statement as to the fulfillment of our obligations under the indenture. Each indenture provides that the trustee may withhold notice to you of any default, except in respect of the payment of principal or interest on the debt securities, if it considers it in the interests of the holders of the debt securities to do so.

  EFFECT OF AN EVENT OF DEFAULT

     If an event of default exists, the trustee or the holders of not less than 25% in principal amount of a series of debt securities may declare the principal amount, or, if the debt securities are original issue discount securities, the portion of the principal amount as may be specified in the terms of that series, of the debt securities of that series to be due and payable immediately, by a notice in writing to us, and to the trustee if given by holders. Upon that declaration the principal will become immediately due and payable. However, at any time after a declaration of acceleration has been made, but before a judgment or decree for payment of the money due has been obtained, the holders of a majority in principal amount of outstanding debt securities may, subject to conditions specified in the indenture, rescind and annul that declaration.

     Subject to the provisions of the indentures relating to the duties of the trustee, if an event of default then exists, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at your request, order or direction, unless you have offered to the trustee reasonable security or indemnity. Subject to the provisions for the security or indemnification of the trustee, the holders of a majority in principal amount of a series of outstanding debt securities have the right to direct the time, method and place of conducting and proceeding for and remedy available to the trustee, or exercising any trust or power conferred on the trustee in connection with the debt securities of that series.

  LEGAL PROCEEDINGS AND ENFORCEMENT OF RIGHT TO PAYMENT

     You will not have any right to institute any proceeding in connection with the indenture or for any remedy under the indenture, unless you have previously given to the trustee written notice of a continuing event of default with respect to debt securities of that series. In addition, the holders of at least 25% in principal amount of the outstanding debt securities must have made written request, and offered reasonable indemnity, to the trustee to institute that proceeding as trustee, and, within 60 days following the receipt of that notice, the trustee must not have received from the holders of a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request, and must have failed to institute the proceeding. However, you will have an absolute right to receive payment of the principal of, premium, if any, and interest on that debt security on or after the due dates expressed in the debt security and to institute a suit for the enforcement of that payment.

SATISFACTION AND DISCHARGE

     Each indenture provides that when, among other things, all debt securities not previously delivered to the trustee for cancellation:

     - have become due and payable, or

     - will become due and payable at their stated maturity within one year,

and we deposit or cause to be deposited with the trustee, in trust, an amount in the currency or currencies in which the debt securities are payable sufficient to pay and discharge the entire indebtedness on the debt securities not previously delivered to the trustee for cancellation, for the principal, and premium, if any, and interest to the date of the deposit or to the stated maturity, as the case may be, then the indenture will cease to be of further effect, and we will be deemed to have satisfied and discharged the indenture. However, we will continue to be obligated to pay all other sums due under the indenture and to provide the officers' certificates and opinions of counsel described in the indenture.

DEFEASANCE

     Unless we state otherwise in the applicable prospectus supplement, each indenture provides that we will be deemed to have paid and discharged the entire indebtedness on all the debt securities of a series at any time prior to their stated maturity or redemption when:

     - we have irrevocably deposited or caused to be deposited with the trustee, in trust, either:

      -- sufficient funds to pay and discharge the entire indebtedness on the debt securities for the principal, premium, if any, and interest to the stated maturity or any redemption date, or

      -- the amount of U.S. government securities as will, in the written opinion of independent public accountants delivered to the trustee, together with predetermined and certain income to accrue, without consideration of any reinvestment, be sufficient to pay and discharge when due the entire indebtedness on the debt securities for principal, premium, if any, and interest to the stated maturity or any redemption date,

     - we have paid or caused to be paid all other sums payable on the debt securities,

     - we have delivered to the trustee an officer's certificate and an opinion of counsel to the effect that:

      -- we have received from, or there has been published by, the Internal
         Revenue Service a ruling, or

      -- since the date of execution of the applicable indenture, there has been a change in the applicable federal income tax law,

in either case to the effect that the deposit and related defeasance would not cause you to recognize income, gain or loss for federal income tax purposes,

     - we have delivered to the trustee an opinion of counsel that neither we nor the trust held by the trustee will immediately after the deposit just described be an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, and

     - we have delivered to the trustee the other officer's certificates and opinions of counsel as may be required by the indenture, each stating that all conditions precedent relating to the satisfaction and discharge of the entire indebtedness on all debt securities have been complied with.

     The subordinated indenture will not be discharged as described above if we have defaulted in the payment of principal of, premium, if any, or interest on any senior debt and that default is continuing or another event of default on the senior debt then exists and has resulted in the senior debt becoming or being declared due and payable prior to the date it would have become due and payable.

CONVERSION OR EXCHANGE

     We may convert or exchange the debt securities into common stock or other securities. If so, we will describe the specific terms on which the debt securities may be converted or exchanged in the applicable prospectus supplement. The conversion or exchange may be mandatory, at your option, or at our option. The applicable prospectus supplement will describe the manner in which the shares of common stock or other securities you would receive would be converted or exchanged.

SUBORDINATION UNDER THE SUBORDINATED INDENTURE

     In the subordinated indenture, we have agreed that any subordinated debt securities are subordinate and junior in right of payment to all senior debt to the extent provided in the subordinated indenture.

     In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other proceeding relative to us, the holders of senior debt will first be entitled to receive payment in full of principal of, premium, if any, and interest on the senior debt before the holders of subordinated debt securities will be entitled to receive or retain any payment of the principal of, premium, if any, or interest on the subordinated debt securities.

     If the maturity of any subordinated debt securities is accelerated, the holders of all senior debt outstanding at the time of the acceleration will first be entitled to receive payment in full of all amounts due, including any amounts due upon acceleration, before you will be entitled to receive any payment of the principal of, premium, if any, or interest on the subordinated debt securities.

     We will not make any payments of principal of, premium, if any, or interest on the subordinated debt securities if:

     - a default in any payment on senior debt then exists,

     - an event of default on any senior debt resulting in the acceleration of its maturity then exists, or

     - any judicial proceeding is pending in connection with default.

     When we use the term "debt" we mean, with respect to any person, whether recourse is to all or a portion of the assets of that person and whether or not contingent:

     - every obligation of that person for money borrowed,

     - every obligation of that person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses,

     - every reimbursement obligation of that person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of that person,

     - every obligation of that person issued or assumed as the deferred purchase price of property or services, but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business,

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

     - every capital lease obligation of that person, and

     - every obligation of the type referred to in the prior five clauses of another person and all dividends of another person the payment of which that person has guaranteed or is responsible or liable for, directly or indirectly, including as obligor.

     When we use the term "senior debt" we mean the principal of, premium, if any, and interest on debt, whether incurred on, prior to, or after the date of the subordinated indenture, unless the instrument creating or evidencing that debt or pursuant to which that debt is outstanding states that those obligations are not superior in right of payment to the subordinated debt securities or to other debt which ranks equally with, or junior to, the subordinated debt securities. Interest on this senior debt includes interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to The Hartford Financial Services Group, Inc., whether or not the claim for post-petition interest is allowed in that proceeding.

     However, senior debt will not include:

     - any debt of The Hartford Financial Services Group, Inc. which when incurred and without regard to any election under Section 1111(b) of the Bankruptcy Code, was without recourse to The Hartford Financial Services Group, Inc.,

     - any debt of The Hartford Financial Services Group, Inc. to any of its subsidiaries,

     - debt to any employee of The Hartford Financial Services Group, Inc.,

     - any liability for taxes, and

     - indebtedness or monetary obligations to trade creditors or assumed by The Hartford Financial Services Group, Inc. or any of its subsidiaries in the ordinary course of business in connection with the obtaining of materials or services.

     We are a non-operating holding company, and most of our assets are owned by our subsidiaries. Accordingly, the debt securities will be effectively subordinated to all our existing and future liabilities, including liabilities under contracts of insurance and annuities written by our insurance subsidiaries. You should rely only on our assets for payments of interest and principal and premium, if any. The payment of dividends by our insurance company subsidiaries is limited under the insurance holding company laws in the jurisdictions where those subsidiaries are domiciled. See "The Hartford Financial Services Group, Inc."

     The subordinated indenture does not limit the amount of additional senior debt that we may incur. We expect from time to time to incur additional senior debt.

     The subordinated indenture provides that we may change the subordination provisions relating to any particular issue of subordinated debt securities prior to issuance. We will describe any change in the prospectus supplement relating to the subordinated debt securities.

GOVERNING LAW

     The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York.

CONCERNING THE TRUSTEES

     Each of the trustees acts as depositary for funds of, makes loans to, and performs other services for, us and our subsidiaries in the normal course of business.

                 DESCRIPTION OF JUNIOR SUBORDINATED DEBENTURES

     We will issue the junior subordinated debentures in one or more series under a junior subordinated indenture, as supplemented from time to time, between us and Wilmington Trust Company, as debenture trustee.

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

     The following description of the terms of the junior subordinated debentures is a summary. It summarizes only those terms of the junior subordinated debentures which we believe will be most important to your decision to invest in our junior subordinated debentures. You should keep in mind, however, that it is the junior subordinated indenture, and not this summary, which defines your rights as a holder of our junior subordinated debentures. There may be other provisions in the junior subordinated indenture which are also important to you. You should read the junior subordinated indenture for a full description of the terms of the junior subordinated debentures. The junior subordinated indenture is filed as an exhibit to the Registration Statement that includes this prospectus. See "Where You Can Find More Information" for information on how to obtain a copy of the junior subordinated indenture.

RANKING OF THE JUNIOR SUBORDINATED DEBENTURES

     Each series of junior subordinated debentures will rank equally with all other series of junior subordinated debentures, and will be unsecured and subordinate and junior in right of payment, as described in the junior subordinated indenture, to all of our senior debt. See "-- Subordination."

     As a non-operating holding company, most of our operating assets and the assets of our consolidated subsidiaries are owned by our subsidiaries. We rely primarily on dividends from our subsidiaries to meet our obligations for payment of principal and interest on our outstanding debt obligations and corporate expenses. Accordingly, the junior subordinated debentures will be effectively subordinated to all existing and future liabilities of our subsidiaries. You should rely only on our assets for payments on the junior subordinated debentures. The payment of dividends by our insurance company subsidiaries is limited under the insurance holding company laws in which those subsidiaries are domiciled. See "The Hartford Financial Services Group, Inc."

     Unless we state otherwise in the applicable prospectus supplement, the junior subordinated indenture does not limit us from incurring or issuing other secured or unsecured debt under the junior subordinated indenture or any other indenture that we may have entered into or enter into in the future. See
"-- Subordination" and the prospectus supplement relating to any offering of securities.

TERMS OF THE JUNIOR SUBORDINATED DEBENTURES

     We may issue the junior subordinated debentures in one or more series through an indenture that supplements the junior subordinated indenture or through a resolution of our board of directors or an authorized committee of our board of directors.

     You should refer to the applicable prospectus supplement for the specific terms of the junior subordinated debentures. These may include:

     - the title and any limit upon the aggregate principal amount,

     - the date(s) on which the principal is payable or the method of determining those date(s),

     - the interest rate(s) or the method of determining these interest rate(s),

     - the date(s) on which interest will be payable or the method of determining these date(s),

     - the circumstances in which interest may be deferred, if any,

     - the regular record date or the method of determining this date,

     - the place or places where we may pay principal, premium, if any, and interest,

     - conversion or exchange provisions, if any,

     - the redemption or early payment provisions,

     - the authorized denominations,

     - the currency, currencies or currency units in which we may pay the purchase price for, the principal of, premium, if any, and interest on the junior subordinated debentures,
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

     - additions to or changes in the events of default or any changes in any of our covenants specified in the junior subordinated indenture,

     - any index or indices used to determine the amount of payments of principal and premium, if any, or the method of determining these amounts,

     - whether a temporary global security will be issued and the terms upon which you may exchange a temporary global security for definitive junior subordinated debt securities,

     - whether we will issue the junior subordinated debt securities in whole or in part in the form of one or more global securities,

     - the terms and conditions of any obligation or right we would have to convert or exchange the junior subordinated debentures into preferred securities or other securities, and

     - additional terms not inconsistent with the provisions of the junior subordinated indenture.

SPECIAL PAYMENT TERMS OF THE JUNIOR SUBORDINATED DEBENTURES

     We may issue junior subordinated debentures at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. We will describe United States Federal income tax consequences and special considerations relating to any junior subordinated debentures in the applicable prospectus supplement.

     The purchase price of any of the junior subordinated debentures may be payable in one or more foreign currencies or currency units. The junior subordinated debentures may be denominated in one or more foreign currencies or currency units, or the principal of, premium, if any, or interest on any junior subordinated debentures may be payable in one or more foreign currencies or currency units. We will describe the restrictions, elections, federal income tax considerations, specific terms and other information relating to the junior subordinated debentures and the foreign currency units in the applicable prospectus supplement.

     If we use any index to determine the amount of payments of principal of, premium, if any, or interest on any series of junior subordinated debentures, we will also describe special federal income tax, accounting and other considerations relating to the junior subordinated debentures in the applicable prospectus supplement.

DENOMINATIONS, REGISTRATION AND TRANSFER

     Unless we state otherwise in the applicable prospectus supplement, we will issue the junior subordinated debentures only in registered form without coupons in denominations of $25 and any integral multiple of $25. Junior subordinated debentures of any series will be exchangeable for other junior subordinated debentures of the same issue and series, of any authorized denominations, of a like aggregate principal amount, of the same original issue date and stated maturity and bearing the same interest rate.

     You may present junior subordinated debentures for exchange as described above, or for registration of transfer, at the office of the securities registrar or at the office of any transfer agent we designate for that purpose. You will not incur a service charge but you must pay any taxes and other governmental charges as described in the indenture. We will appoint the trustees as securities registrars under the indentures. We may at any time rescind the designation of any transfer agent that we initially designate or approve a change in the location through which the transfer agent acts. We must maintain a transfer agent in each place of payment. We will specify the transfer agent in the applicable prospectus supplement. We may at any time designate additional transfer agents.

     If we redeem any junior subordinated debentures, neither we nor the debenture trustee will be required to:

     - issue, register the transfer of, or exchange junior subordinated debentures during a period beginning at the opening of business 15 days before the day of selection for redemption of the junior subordinated debentures and ending at the close of business on the day of mailing of the relevant notice of redemption, or
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

     - transfer or exchange any junior subordinated debentures selected for redemption, except for any portion not redeemed of any junior subordinated debenture that is being redeemed in part.

GLOBAL JUNIOR SUBORDINATED DEBENTURES

     We may issue a series of junior subordinated debentures in the form of one or more global junior subordinated debentures. We will identify the depositary holding the global junior subordinated debentures in the applicable prospectus supplement. We will issue global junior subordinated debentures only in fully registered form and in either temporary or permanent form. Unless it is exchanged for an individual junior subordinated debenture, a global junior subordinated debenture may not be transferred except:

     - by the depositary to its nominee,

     - by a nominee of the depositary to the depositary or another nominee, or

     - by the depositary or any nominee to a successor depositary, or any nominee of the successor.

     We will describe the specific terms of the depositary arrangement in the applicable prospectus supplement. We expect that the following provisions will generally apply to these depositary arrangements.

  BENEFICIAL INTERESTS IN A GLOBAL JUNIOR SUBORDINATED DEBENTURE

     If we issue a global junior subordinated debenture, the depositary for the global junior subordinated debenture or its nominee will credit on its book-entry registration and transfer system the principal amounts of the individual junior subordinated debentures represented by the global junior subordinated debenture to the accounts of persons that have accounts with it. We refer to those persons as "participants" in this prospectus. The accounts will be designated by the dealers, underwriters or agents for the junior subordinated debentures, or by us if the junior subordinated debentures are offered and sold directly by us. Ownership of beneficial interests in a global junior subordinated debenture will be limited to participants or persons that may hold interests through participants. Ownership and transfers of beneficial interests in the global junior subordinated debenture will be shown on, and effected only through, records maintained by the applicable depositary or its nominee, for interests of participants, and the records of participants, for interests of persons who hold through participants. The laws of some states require that you take physical delivery of securities in definitive form. These limits and laws may impair your ability to transfer beneficial interests in a global junior subordinated debenture.

     So long as the depositary or its nominee is the registered owner of the global junior subordinated debenture, the depositary or the nominee will be considered the sole owner or holder of the junior subordinated debentures represented by the global junior subordinated debenture for all purposes under the junior subordinated indenture. Except as provided below, you:

     - will not be entitled to have any of the individual junior subordinated debentures represented by the global junior subordinated debenture registered in your name,

     - will not receive or be entitled to receive physical delivery of any junior subordinated debentures in definitive form, and

     - will not be considered the owner or holder of the junior subordinated debenture under the junior subordinated indenture.

  PAYMENTS OF PRINCIPAL, PREMIUM AND INTEREST

     We will make principal, premium and interest payments on global junior subordinated debentures to the depositary that is the registered holder of the global junior subordinated debenture or its nominee. The depositary for the junior subordinated debentures will be solely responsible and liable for all payments made on account of your beneficial ownership interests in the global junior subordinated debenture and for maintaining, supervising and reviewing any records relating to your beneficial ownership interests.

     We expect that the depositary or its nominee, upon receipt of principal, premium or interest payments, immediately will credit participants' accounts with amounts in proportion to their respective beneficial interests in the principal amount of the global junior subordinated debenture as shown on the records of the depositary or its nominee. We also expect that payments by participants to you, as an owner of a beneficial interest in the global junior subordinated debenture held through those participants, will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name." These payments will be the responsibility of those participants.

  ISSUANCE OF INDIVIDUAL JUNIOR SUBORDINATED DEBENTURES

     Unless we state otherwise in the applicable prospectus supplement, if a depositary for a series of junior subordinated debentures is at any time unwilling, unable or ineligible to continue as depositary, we will issue individual junior subordinated debentures in exchange for the global junior subordinated debenture. In addition, we may at any time and in our sole discretion, subject to any limitations described in the prospectus supplement relating to the junior subordinated debentures, determine not to have any junior subordinated debentures represented by one or more global junior subordinated debentures. If that occurs, we will issue individual junior subordinated debentures in exchange for the global junior subordinated debenture.

     Further, we may specify that you may, on terms acceptable to us, the debenture trustee and the depositary for the global junior subordinated debenture, receive individual junior subordinated debentures in exchange for your beneficial interest in a global junior subordinated debenture, subject to any limitations described in the prospectus supplement relating to the junior subordinated debentures. In that instance, you will be entitled to physical delivery of individual junior subordinated debentures equal in principal amount to that beneficial interest and to have the junior subordinated debentures registered in your name. Unless we otherwise specify, those individual junior subordinated debentures will be issued in denominations of $25 and integral multiples of $25.

PAYMENT AND PAYING AGENTS

     Unless we state otherwise in the applicable prospectus supplement, we will pay principal of, premium, if any, and interest on your junior subordinated debentures at the office of the debenture trustee in the City of New York or at the office of any paying agent that we may designate.

     Unless we state otherwise in the applicable prospectus supplement, we will pay any interest on junior subordinated debentures to the registered owner of the junior subordinated debenture at the close of business on the regular record date for the interest, except in the case of defaulted interest. We may at any time designate additional paying agents or rescind the designation of any paying agent. We must maintain a paying agent in each place of payment for the junior subordinated debentures.

     Any moneys deposited with the debenture trustee or any paying agent, or then held by us in trust, for the payment of the principal of, premium, if any, and interest on any junior subordinated debenture that remain unclaimed for two years after the principal, premium or interest has become due and payable will, at our request, be repaid to us. After repayment to us, you are entitled to seek payment only from us as a general unsecured creditor.

REDEMPTION

     Unless we state otherwise in the applicable prospectus supplement, junior subordinated debentures will not be subject to any sinking fund.

     We may, at our option, redeem any series of junior subordinated debentures on any interest payment date in whole or in part. We may redeem junior subordinated debentures in denominations larger than $25 but only in integral multiples of $25.

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

  REDEMPTION PRICE

     Except as we may otherwise specify in the applicable prospectus supplement, the redemption price for any junior subordinated debenture redeemed will equal any accrued and unpaid interest to the redemption date, plus the greater of:

     - the principal amount, and

     - an amount equal to:

       -- for junior subordinated debentures bearing interest at a fixed rate, the discounted remaining fixed amount payments, calculated as described below, or

       -- for junior subordinated debentures bearing interest determined by reference to a floating rate, the discounted swap equivalent payments, calculated as described below.

     The discounted remaining fixed amount payments will equal the sum of the current values of the amounts of interest and principal that would have been payable by us on each interest payment date after the redemption date and at stated maturity of the final payment of principal. This calculation will take into account any required sinking fund payments, but will otherwise assume that we have not redeemed the junior subordinated debenture prior to the stated maturity.

     The current value of any amount is the present value of that amount on the redemption date after discounting that amount on a monthly, quarterly or semiannual basis, whichever corresponds to the interest payment date periods of the related series of junior subordinated debentures, from the originally scheduled date for payment. We will use the treasury rate to calculate this present value.

     The treasury rate is a per annum rate, expressed as a decimal and, in the case of United States Treasury bills, converted to a per annum yield, determined on the redemption date to be the per annum rate equal to the semiannual bond equivalent yield to maturity, adjusted to reflect monthly or quarterly compounding in the case of junior subordinated debentures having monthly or quarterly interest payment dates for United States Treasury securities maturing at the stated maturity of the final payment of principal of the junior subordinated debentures redeemed. We will determine this rate by reference to the weekly average yield to maturity for United States Treasury securities maturing on that stated maturity if reported in the most recent Statistical Release H.15(519) of the Board of Governors of the Federal Reserve. If no such securities mature at the stated maturity, we will determine the rate by interpolation between the most recent weekly average yields to maturity for two series of United States Treasury securities, (1) one maturing as close as possible to, but earlier than, the stated maturity and (2) the other maturing as close as possible to, but later than, the stated maturity, in each case as published in the most recent Statistical Release H.15(519) of the Board of Governors of the Federal Reserve.

     The discounted swap equivalent payments will equal the sum of:

     - the current value of the amount of principal that would have been payable by us pursuant to the terms of the junior subordinated debenture at the stated maturity of the final payment of the principal of the junior subordinated debentures. This calculation will take into account any required sinking fund payments but will otherwise assume that we had not redeemed the junior subordinated debenture prior to the stated maturity, and

     - the sum of the current values of the fixed rate payments that leading interest rate swap dealers would require to be paid by an assumed fixed rate payer having the same credit standing as ours against floating rate payments to be made by these leading dealers equal to the interest payments on the junior subordinated debentures being redeemed, taking into account any required sinking fund payment, but otherwise assuming we had not redeemed the junior subordinated debenture prior to the stated maturity, under a standard interest rate swap agreement having a notional principal amount equal to the principal amount of the junior subordinated debentures, a termination date set at the stated maturity of the junior subordinated debentures and payment dates for both fixed and floating rate payers set at each interest payment date of the junior subordinated debentures. The amount of the fixed rate payments will be based on quotations received by the trustee, or an agent appointed for that purpose, from four leading interest rate swap dealers or, if quotations from four leading interest rate swap dealers are not obtainable, three leading interest rate swap dealers.

  SPECIAL EVENT REDEMPTION

     Unless we state otherwise in the applicable prospectus supplement, if a special event relating to a series of junior subordinated debentures then exists, we may, at our option, redeem the series of junior subordinated debentures in whole, but not in part, on any interest payment date within 90 days of the special event occurring. The redemption price will equal the principal amount of the junior subordinated debentures then outstanding plus accrued and unpaid interest to the date fixed for redemption.

     A "special event" means a "tax event" or an "investment company event." A "tax event" occurs when a trust receives an opinion of counsel experienced in these matters to the effect that, as a result of any amendment to, or change, including any announced prospective change in, the laws or regulations of the United States or any political subdivision or taxing authority affecting taxation, or as a result of any official administrative pronouncement or judicial decision interpreting or applying those laws or regulations, which amendment or change is effective or pronouncement or decision is announced on or after the date of issuance of the preferred securities of a trust, there is more than an insubstantial risk that:

     - the trust is, or will be within 90 days of that date, subject to United States federal income tax with respect to income received or accrued on the corresponding series of junior subordinated debentures;

     - interest payable by us on the series of junior subordinated debentures is not, or within 90 days of that date, will not be, deductible, in whole or in part, for United States federal income tax purposes; or

     - the trust is, or will be within 90 days of that date, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

     An "investment company event" occurs when, in respect of a trust, there is change in law or regulation, or a change in interpretation or application of law or regulation, by any legislative body, court, governmental agency or regulatory authority such that such trust is or will be considered an "investment company" that is required to be registered under the Investment Company Act of 1940, which change becomes effective on or after the date of issuance of the preferred securities of a trust.

  NOTICE OF REDEMPTION

     We will mail notice of any redemption of your junior subordinated debentures at least 30 days but not more than 60 days before the redemption date to you at your registered address. Unless we default in payment of the redemption price, on and after the redemption date interest will cease to accrue on the junior subordinated debentures or the portions called for redemption.

OPTION TO EXTEND INTEREST PAYMENT DATE

     If provided in the applicable prospectus supplement, we will have the right during the term of any series of junior subordinated debentures to extend the interest payment period for a specified number of interest payment periods, subject to the terms, conditions and covenants specified in the prospectus supplement. However, we may not extend these interest payments beyond the maturity of the junior subordinated debentures. We will describe the federal income tax consequences and special considerations relating to any junior subordinated debentures in the applicable prospectus supplement.

     If we exercise this right, during the extension period we and our subsidiaries may not:

     - declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment on, any of our capital stock, or

     - make any payment of principal, premium, if any, or interest on or repay, repurchase or redeem any debt securities that rank equally with or junior in interest to the junior subordinated debentures or make any related guarantee payments, other than:

     - dividends or distributions on our common stock,

     - redemptions or purchases of any rights pursuant to our rights plan, or any successor to our rights plan, and the declaration of a dividend of these rights in the future, and

     - payments under any guarantee.

MODIFICATION OF INDENTURE

     We and the debenture trustee may, without the consent of the holders of junior subordinated debentures, amend, waive or supplement the junior subordinated indenture for specified purposes, including, among other things, curing ambiguities, defects or inconsistencies. However, no action may materially adversely affect the interests of holders of any series of junior subordinated debentures or, in the case of corresponding junior subordinated debentures, the holders of the corresponding series of preferred securities so long as they remain outstanding. We may also amend the junior subordinated indenture to maintain the qualification of the indenture under the Trust Indenture Act.

     We and the debenture trustee may, with the consent of the holders of not less than a majority in principal amount of the series of junior subordinated debentures affected, modify the junior subordinated indenture in a manner affecting the rights of the holders of junior subordinated debentures. However, no modification may, without the consent of the holder of each outstanding junior subordinated debenture affected:

     - change the stated maturity of the junior subordinated debentures,

     - reduce the principal amount of the junior subordinated debentures,

     - reduce the rate or, except as permitted by the junior subordinated indenture and the terms of the series of junior subordinated debentures, extend the time of payment of interest on the junior subordinated debentures, or

     - reduce the percentage of principal amount of the junior subordinated debentures, the holders of which are required to consent to the modification of the junior subordinated indenture.

     In the case of corresponding junior subordinated debentures, so long as any of the corresponding series of preferred securities remain outstanding:

     - no such modification may be made that adversely affects the holders of the preferred securities,

     - no termination of the junior subordinated indenture may occur, and

     - no waiver of any debenture event of default or compliance with any covenant under the junior subordinated indenture may be effective,

without the prior consent of the holders of at least a majority of the aggregate liquidation preference of the preferred securities unless the principal of the corresponding junior subordinated debentures and all accrued and unpaid interest on the corresponding junior subordinated debentures have been paid in full and other conditions are satisfied.

     In addition, we and the debenture trustee may execute, without your consent, any supplemental indenture for the purpose of creating any new series of junior subordinated debentures.

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

DEBENTURE EVENTS OF DEFAULT

     Under the terms of the junior subordinated indenture, each of the following constitutes a debenture event of default for a series of junior subordinated debentures:

     - failure for 30 days to pay any interest on the series of junior subordinated debentures when due, subject to the deferral of any due date in the case of an extension period,

     - failure to pay any principal or premium, if any, on the series of junior subordinated debentures when due, including at maturity, upon redemption or by declaration,

     - failure to observe or perform in any material respect specified other covenants contained in the indenture for 90 days after written notice from the debenture trustee or the holders of at least 25% in principal amount of the relevant series of outstanding junior subordinated debentures,

     - our bankruptcy, insolvency or reorganization, or

     - any other event of default described in the applicable board resolution or supplemental indenture under which the series of debt securities is issued.

  EFFECT OF EVENT OF DEFAULT

     The holders of a majority in outstanding principal amount of the series of junior subordinated debentures have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee. The debenture trustee or the holders of not less than 25% in aggregate outstanding principal amount of the series of junior subordinated debentures may declare the principal due and payable immediately upon a debenture event of default. In the case of corresponding junior subordinated debentures, if the debenture trustee or the holders of the corresponding junior subordinated debentures fail to make this declaration, the holders of at least 25% in aggregate liquidation preference of the corresponding series of preferred securities will have that right.

  WAIVER OF EVENT OF DEFAULT

     The holders of a majority in aggregate outstanding principal amount of the series of junior subordinated debentures may rescind and annul the declaration and its consequences if:

     - the event of default is other than our non-payment of the principal of the junior subordinated debentures which has become due solely by such acceleration and all other events of default have been cured or waived, and

     - we have paid or deposited with the debenture trustee a sum sufficient to pay:

      -- all overdue installments of interest (including interest on overdue installments of interest) and principal (and premium, if any) due other than by acceleration, and

      -- certain amounts owing to the debenture trustee, its agents and counsel.

     The holders of a majority in aggregate outstanding principal amount of the junior subordinated debentures affected by the default may, on behalf of the holders of all the junior subordinated debentures, waive any past default and its consequences, except:

     - a default in the payment of principal (or premium, if any) or interest,

     - a default relating to a covenant or provision which under the junior subordinated indenture cannot be modified or amended without the consent of the holder of each outstanding junior subordinated debenture.

     We are required under the junior subordinated indenture to file annually with the junior subordinated indenture trustee a certificate of compliance.

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

  DIRECT ACTIONS BY PREFERRED SECURITYHOLDERS

     If a debenture event of default is attributable to our failure to pay interest or principal on the corresponding junior subordinated debentures on the date the interest or principal is payable, you, as a holder of preferred securities, may institute a legal proceeding directly against us, which we refer to in this prospectus as a "direct action," for enforcement of payment to you of the principal of or interest on the corresponding junior subordinated debentures having a principal amount equal to the aggregate liquidation amount of your related preferred securities.

     We may not amend the junior subordinated indenture to remove the right to bring a direct action without the prior written consent of the holders of all of the preferred securities. If the right to bring a direct action is removed, the applicable issue may become subject to the reporting obligations under the Securities Exchange Act of 1934. We have the right under the junior subordinated indenture to set-off any payment made to you as a holder of preferred securities by us in connection with a direct action. You will not be able to exercise directly any other remedy available to holders of the corresponding junior subordinated debentures.

     You will not be able to exercise directly any remedies other than those described in the preceding paragraph available to holders of the junior subordinated debentures unless there has been an event of default under the trust agreement.

CONSOLIDATION, MERGER, SALE OF ASSETS AND OTHER TRANSACTIONS

     We will not consolidate with or merge into any other corporation or convey, transfer or lease our properties and assets substantially as an entirety to any person, and no person will consolidate with or merge into us or convey, transfer or lease its properties and assets substantially as an entirety to us, unless:

     - if we consolidate with or merge into another corporation or convey or transfer our properties and assets substantially as an entirety to any person, the successor corporation is organized under the laws of the United States or any state or the District of Columbia, and the successor corporation expressly assumes our obligations relating to the junior subordinated debentures,

     - immediately after giving effect to the consolidation, merger, conveyance or transfer, there exists no debenture event of default, and no event which, after notice or lapse of time or both, would become a debenture event of default,

     - in the case of corresponding junior subordinated debentures, the transaction is permitted under the related trust agreement or guarantee and does not give rise to any breach or violation of the related trust agreement or guarantee, and

     - other conditions described in the junior subordinated indenture are met.

     The general provisions of the junior subordinated indenture do not protect you against transactions, such as a highly leveraged transaction, that may adversely affect you.

SATISFACTION AND DISCHARGE

     The junior subordinated indenture provides that when, among other things, all junior subordinated debentures not previously delivered to the debenture trustee for cancellation:

     - have become due and payable, or

     - will become due and payable at their stated maturity within one year,

and we deposit or cause to be deposited with the debenture trustee, in trust, an amount in the currency or currencies in which the junior subordinated debentures are payable sufficient to pay and discharge the entire indebtedness on the junior subordinated debentures not previously delivered to the debenture trustee for cancellation, for the principal, premium, if any, and interest on the date of the deposit or to the stated maturity, as the case may be, then the junior subordinated indenture will cease to be of further effect and we will be deemed to have satisfied and discharged the indenture. However, we will continue to be obligated to pay all other sums due under the junior subordinated indenture and to provide the officers' certificates and opinions of counsel described in the junior subordinated indenture.

CONVERSION OR EXCHANGE

     We may convert or exchange the junior subordinated debentures into preferred securities or other securities. If so, we will describe the specific terms on which junior subordinated debentures may be converted or exchanged in the applicable prospectus supplement. The conversion or exchange may be mandatory, at your option or at our option. The applicable prospectus supplement will state the manner in which the preferred securities you would receive would be converted or exchanged.

SUBORDINATION

     In the junior subordinated indenture, we have agreed that any junior subordinated debentures will be subordinate and junior in right of payment to all senior debt to the extent provided in the junior subordinated indenture.

     In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to us, the holders of senior debt will first be entitled to receive payment in full of principal of, premium, if any, and interest on the senior debt before the holders of junior subordinated debentures or, in the case of corresponding junior subordinated debentures, the property trustee on behalf of the holders, will be entitled to receive or retain any payment of the principal, premium, if any, or interest on the junior subordinated debentures.

     If the maturity of any junior subordinated debentures is accelerated, the holders of all senior debt outstanding at the time of the acceleration will first be entitled to receive payment in full of all amounts due, including any amounts due upon acceleration, before you will be entitled to receive any payment of the principal of, premium, if any, or interest on the junior subordinated debentures.

     We will not make any payments of principal of, premium, if any, or interest on the junior subordinated debentures if:

     - a default in any payment on senior debt then exists,

     - an event of default on any senior debt resulting in the acceleration of its maturity then exists, or

     - any judicial proceeding is pending in connection with a default.

     When we use the term "debt," we mean, with respect to any person, whether recourse is to all or a portion of the assets of that person and whether or not contingent:

     - every obligation of that person for money borrowed,

     - every obligation of that person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses,

     - every reimbursement obligation of that person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of the person,

     - every obligation of that person issued or assumed as the deferred purchase price of property or services, but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business,

     - every capital lease obligation of that person, and

     - every obligation of the type referred to in the prior five clauses of another person and all dividends of another person the payment of which the person has guaranteed or is responsible or liable for, directly or indirectly, including as obligor.

     When we use the term "senior debt" we mean the principal, premium, if any, and interest on debt, whether incurred on, prior to or after the date of the junior subordinated indenture, unless the instrument creating or evidencing that debt or pursuant to which that debt is outstanding states that those obligations are not superior in right of payment to the junior subordinated debentures or to other debt which ranks equally with, or junior to, the junior subordinated debentures. Interest on this senior debt includes interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to The Hartford Financial Services Group, Inc., whether or not the claim for post-petition interest is allowed in that proceeding.

     However, senior debt will not include:

     - any debt of The Hartford Financial Services Group, Inc. which when incurred and without regard to any election under Section 1111(b) of the Bankruptcy Code, was without recourse to The Hartford Financial Services Group, Inc.,

     - any debt of The Hartford Financial Services Group, Inc. to any of its subsidiaries,

     - debt to any employee of The Hartford Financial Services Group, Inc.,

     - any liability for taxes,

     - indebtedness or monetary obligations to trade creditors or assumed by The Hartford Financial Services Group, Inc. or any of its subsidiaries in the ordinary course of business in connection with the obtaining of materials or services, and

     - any other junior subordinated debentures issued pursuant to the Junior Subordinated Indenture, dated as of February 28, 1996 and the Junior Subordinated Indenture, dated as of October 30, 1996.

     We are a non-operating holding company, and most of our assets are owned by our subsidiaries. Accordingly, the junior subordinated debentures will be effectively subordinated to all existing and future liabilities of our subsidiaries, including liabilities under contracts of insurance and annuities written by our insurance subsidiaries. You should rely only on our assets for payments of interest and principal and premium, if any. The payment of dividends by our insurance company subsidiaries is limited under the insurance holding company laws in the jurisdictions where those subsidiaries are domiciled. See "The Hartford Financial Services Group, Inc."

     The junior subordinated indenture does not limit the amount of additional senior debt that we may incur. We expect from time to time to incur additional senior debt.

     The indenture provides that we may change the subordination provisions relating to any particular issue of junior subordinated debentures prior to issuance. We will describe any change in the prospectus supplement relating to the junior subordinated debentures.

GOVERNING LAW

     The junior subordinated indenture and the junior subordinated debentures will be governed by and construed in accordance with the laws of the State of New York.

INFORMATION CONCERNING THE DEBENTURE TRUSTEE

     The debenture trustee will have all the duties and responsibilities of an indenture trustee specified in the Trust Indenture Act. Subject to those provisions, the debenture trustee is not required to exercise any of its powers under the junior subordinated indenture at your request, unless you offer reasonable indemnity against the costs, expenses and liabilities which the trustee might incur. The debenture trustee is not required to expend or risk its own funds or incur personal financial liability in performing its duties if the debenture trustee reasonably believes that it is not reasonably assured of repayment or adequate indemnity.

                        DESCRIPTION OF CAPITAL STOCK OF
                  THE HARTFORD FINANCIAL SERVICES GROUP, INC.

AUTHORIZED AND OUTSTANDING CAPITAL STOCK

     Our Amended and Restated Certificate of Incorporation, as amended effective May 1, 2002, provides that our authorized capital stock is 800,000,000 shares. These shares consist of:

     - 50,000,000 shares of preferred stock, par value $.01 per share, of which 300,000 shares have been designated as Series A Participating Cumulative Preferred Stock; and

     - 750,000,000 shares of common stock, par value $.01 per share.

     As of March 3, 2003, we had 258,448,701 outstanding shares of common stock. Holders of common stock have received a right entitling them, when the right becomes exercisable, to purchase shares of Series A Participating Cumulative Preferred Stock. See "-- Rights Agreement." No shares of preferred stock are currently outstanding.

     No holders of any class of our capital stock are entitled to preemptive rights except as may be agreed from time to time by us and any such holders.

     In general, the classes of authorized capital stock are afforded preferences in relation to dividends and liquidation rights in the order listed above. Our board of directors is empowered, without approval of our stockholders, to cause the preferred stock to be issued in one or more classes or series, or both, with the numbers of shares of each class or series and the rights, preferences and limitations of each class or series to be determined by it. The specific matters that may be determined by our board of directors include the dividend rights, voting rights, redemption rights, liquidation preferences, conversion and exchange rights, retirement and sinking fund provisions and other rights, qualifications, limitations and restrictions of any wholly unissued series of preferred stock, or of the entire class of preferred stock if none of the shares have been issued, the number of shares constituting that series and the terms and conditions of the issue of the shares.

     The following description of our capital stock is a summary. It summarizes only those aspects of our capital stock which we believe will be most important to your decision to invest in our capital stock. You should keep in mind, however, that it is our Amended and Restated Certificate of Incorporation and our Amended and Restated By-Laws, and the Delaware General Corporation Law, and not this summary, which define your rights as a securityholder. There may be other provisions in these documents which are also important to you. You should read these documents for a full description of the terms of our capital stock. Our Amended and Restated Certificate of Incorporation and our Amended and Restated By-Laws are incorporated by reference as exhibits to the Registration Statement that includes this prospectus. See "Where You Can Find More Information" for information on how to obtain copies of these documents.

COMMON STOCK

     Subject to any preferential rights of any preferred stock created by our board of directors, as a holder of our common stock you are entitled to dividends as our board of directors may declare from time to time out of funds that we can legally use to pay dividends. The holders of common stock possess exclusive voting rights, except to the extent provided by law and to the extent our board of directors specifies voting power for any preferred stock that is issued.

     As a holder of our common stock, you are entitled to one vote for each share of common stock and do not have any right to cumulate votes in the election of directors. In the event of our liquidation, dissolution or winding-up, you will be entitled to receive on a proportionate basis any assets remaining after provision for payment of creditors and after payment or provision for payment of any liquidation preferences to holders of preferred stock. Our common stock is listed on the New York Stock Exchange under the symbol "HIG."

     The transfer agent and registrar for our common stock is The Bank of New York.

PREFERRED STOCK

     We will describe the particular terms of any series of preferred stock in the prospectus supplement relating to the offering.

     We will fix or designate the rights, preferences, privileges and restrictions, including dividend rights, voting rights, terms of redemption, retirement and sinking fund provisions and liquidation preferences, if any, of a series of preferred stock through a certificate of designation adopted by our board of directors or a duly authorized committee of our board of directors. We will describe the terms, if any, on which shares of any series of preferred stock are convertible or exchangeable into common stock in the prospectus supplement relating to the offering. The conversion or exchange may be mandatory, at your option or at our option. The applicable prospectus supplement will state the manner in which the shares of common stock that you will receive as a holder of preferred stock would be converted or exchanged.

     On October 10, 1995, our board of directors declared a dividend of rights to holders of record of our common stock outstanding as of the close of business on December 19, 1995, with respect to common stock issued after that date until the distribution date, and, in certain circumstances, with respect to common stock issued after the distribution date. When those rights become exercisable, holders of the rights will be entitled to purchase shares of Series A Participating Cumulative Preferred Stock. See "-- Rights Agreement."

PROVISIONS OF OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION AND AMENDED AND RESTATED BY-LAWS THAT MAY DELAY OR MAKE MORE DIFFICULT UNSOLICITED ACQUISITIONS OR CHANGES OF OUR CONTROL

     Some provisions of our Amended and Restated Certificate of Incorporation and Amended and Restated By-Laws may delay or make more difficult unsolicited acquisitions or changes of our control. We believe that these provisions will enable us to develop our business in a manner that will foster long-term growth without disruption caused by the threat of a takeover not thought by our board of directors to be in our best interest and the best interests of our stockholders.

     Those provisions could have the effect of discouraging third parties from making proposals involving an unsolicited acquisition or change of control of our company, although the proposals, if made, might be considered desirable by a majority of our stockholders. Those provisions may also have the effect of making it more difficult for third parties to cause the replacement of our current management without the concurrence of our board of directors.

     These provisions include:

     - the availability of capital stock for issuance from time to time at the discretion of our board of directors (see "-- Authorized and Outstanding Capital Stock" and "-- Preferred Stock"),

     - prohibitions against stockholders calling a special meeting of stockholders or acting by written consent instead of at a meeting,

     - requirements for advance notice for raising business or making nominations at stockholders' meetings, and

     - the ability of our board of directors to increase the size of the board and to appoint directors to fill newly created directorships.

  NO STOCKHOLDER ACTION BY WRITTEN CONSENT; SPECIAL MEETINGS

     Our Amended and Restated Certificate of Incorporation and Amended and Restated By-Laws provide that stockholder action can be taken only at an annual or special meeting and cannot be taken by written consent. Our Amended and Restated Certificate of Incorporation and Amended and Restated By-Laws also provide that special meetings of stockholders can be called only by the chairman of our board of directors or by a vote of the majority of the entire board of directors. Furthermore, our Amended and Restated By-Laws provide that only such business as is specified in the notice of any special meeting of stockholders may come before the meeting.

  ADVANCE NOTICE FOR RAISING BUSINESS OR MAKING NOMINATIONS AT MEETINGS

     Our Amended and Restated By-Laws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of stockholders and for nominations by stockholders of candidates for election as directors at an annual or special meeting at which directors are to be elected. The only business that may be conducted at an annual meeting of stockholders is the election of members of the board of directors for the succeeding year and business that has been specified in the notice of the meeting given by or at the direction of the board of directors or otherwise brought before the meeting by, or at the direction of, the board of directors, or by a stockholder who has given to the secretary of the company timely written notice, in proper form, of the stockholder's intention to bring that business before the meeting. Only persons who are nominated by, or at the direction of, the board of directors, or who are nominated by a stockholder who has given timely written notice, in proper form, to the secretary prior to a meeting at which directors are to be elected will be eligible for election as directors.

     To be timely, notice of business to be brought before an annual meeting or nominations of candidates for election as directors at an annual meeting must be given by a stockholder to the company's secretary not later than 90 days prior to the anniversary date for the immediately preceding annual meeting, or not more than 10 days after the first public disclosure of the originally scheduled date of the annual meeting, whichever is earlier.

     Similarly, notice of nominations to be brought before a special meeting of stockholders for the election of directors must be delivered to the secretary no later than the close of business on the seventh day following the date on which notice of the date of the special meeting of stockholders is given.

     The notice of any nomination for election as a director is required to state:

     - the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated,

     - a representation that the stockholder is a holder of record of stock entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice,

     - a description of all arrangements or understandings relating to the nomination between the stockholder and each nominee and any other person or persons, naming those persons,

     - all other information regarding each nominee proposed by the stockholder that would have been required to be included in a proxy statement filed under the proxy rules of the Securities and Exchange Commission had each nominee been nominated, or intended to be nominated, by our board of directors,

     - the consent of each nominee to serve as a director if so elected, and

     - if applicable, a representation that the stockholder intends to solicit proxies in support of each nominee.

  NUMBER OF DIRECTORS; FILLING OF VACANCIES

     Our Amended and Restated By-Laws provide that newly created directorships resulting from any increase in the authorized number of directors, or any vacancy, may be filled by a vote of a majority of directors then in office, subject to the requirement in the Amended and Restated By-Laws that the majority of directors holding office immediately after the election must be "independent directors," as defined in the Amended and Restated By-Laws. Accordingly, our board of directors may be able to prevent any stockholder from obtaining majority representation on the board of directors by increasing the size of the board and filling the newly created directorships with its own nominees.

RIGHTS AGREEMENT

  THE HARTFORD FINANCIAL SERVICES GROUP, INC. RIGHTS

     On October 10, 1995, our board of directors declared a dividend of one right for each share of common stock outstanding as of the close of business on December 19, 1995, with respect to common stock issued after that date until the distribution date, and, in certain circumstances, with respect to common stock issued after the distribution date.

     On May 21, 1998, our board of directors declared a two-for-one stock split effected in the form of a 100% stock dividend distributed on July 15, 1998 to stockholders of record as of June 24, 1998. Before our board of directors declared the two-for-one stock split, each right entitled the registered holder to purchase from us, when it became exercisable, one one-thousandth (1/1000th) of a share of Series A Participating Cumulative Preferred Stock, at a price of $220, subject to adjustment in specific circumstances. As a result of the stock split, the terms of the rights were adjusted so that the holder of a right may purchase from us, when the right becomes exercisable, one two-thousandth (1/2000th) of a share of Series A Participating Cumulative Preferred Stock, at a price of $110, subject to adjustment in specific circumstances.

     Each right is subject to redemption at a price of $.005 per share. The terms of the rights are described in the rights agreement, dated as of November 1, 1995, between us and The Bank of New York, as rights agent. The rights will not be exercisable until the distribution date and will expire on November 1, 2005, unless earlier redeemed by us as described below. Until a right is exercised, the holder of the right will not as a result of holding that right have rights as a stockholder of our company including the right to vote or to receive dividends with respect to the rights or the Series A Participating Cumulative Preferred Stock relating to the right.

     The following description of the terms of the rights is a summary. It summarizes only those terms of the rights which we believe will be most important to your decision to invest in our common stock. You should keep in mind, however, that it is the rights agreement, and not this summary, which defines your rights as a holder of our rights. There may be other provisions in the rights agreement which are also important to you. You should read the rights agreement for a full description of the terms of the rights. The rights agreement is filed as an exhibit to the Registration Statement that includes this prospectus. See "Where You Can Find More Information" for information on how to obtain a copy of the rights agreement.

  DISTRIBUTION DATE

     Under the rights agreement, the distribution date is the earlier of:

     - the time that we learn that a person or group, including any affiliate or associate of the person or group, has acquired, or has obtained the right to acquire, beneficial ownership of more than 15% of the outstanding shares of our common stock (we refer to that person or group as an "acquiring person"), unless provisions preventing accidental triggering of the distribution of the rights apply, and

     - the close of business on the date, if any, that may be designated by our board of directors following the commencement of, or first public disclosure of an intent to commence, a tender or exchange offer for more than 15% or more of the outstanding shares of our common stock.

     A person or group, or any affiliate or associate of the person or group, however, that inadvertently acquires more than 15% of the outstanding shares of our common stock will not be deemed to be an acquiring person provided that person or group reduces its percentage of beneficial ownership to less than 15% of the outstanding shares of our common stock by the close of business on the fifth business day after notice from us that that person's or group's ownership interest exceeds 15% of the outstanding shares of our common stock. That person or group will be deemed to be an acquiring person at the end of that five business day period absent such reduction.

  EVIDENCE OF RIGHTS

     Until the distribution date, the rights will be evidenced by the certificates for common stock rather than separate right certificates. Therefore, from the issuance date until the distribution date, you will be able to transfer the rights only with the common stock and each transfer of common stock will also transfer the associated rights. As soon as practicable following the distribution date, we will mail separate certificates evidencing the rights to holders of record of the common stock as of the close of business on the distribution date, and to each initial record holder of common stock originally issued after the distribution date. These separate certificates alone will then evidence the rights.

  ADJUSTMENTS

     The number of shares of Series A Participating Cumulative Preferred Stock or other securities that we will issue upon exercise of the rights, the purchase price, the redemption price and the number of rights associated with each share of common stock are all subject to adjustment from time to time if there is any change in the common stock or the Series A Participating Cumulative Preferred Stock. An adjustment may be made as a result of stock dividends, stock splits, recapitalizations, mergers, consolidations, combinations or exchanges of securities, split-ups, split-offs, spin-offs, liquidations, other similar changes in capitalization or any distribution or issuance of cash, assets, evidences of indebtedness or subscription rights, options or warrants to holders of common stock or Series A Participating Cumulative Preferred Stock.

     We may, but we are not required to, issue fractions of rights or distribute right certificates which evidence fractional rights. Instead of issuing fractional rights, we may make a cash payment based on the market price of those rights. In addition, we may, but we are not required to, issue fractions of shares upon the exercise of the rights or distribute certificates which evidence fractional shares of Series A Participating Cumulative Preferred Stock. Instead of fractional shares of Series A Participating Cumulative Preferred Stock, we may utilize a depositary arrangement as provided by the terms of the Series A Participating Cumulative Preferred Stock and, for fractions other than one two-thousandth (1/2000th) of a share of Series A Participating Cumulative Preferred Stock or integral multiples, may make a cash payment based on the market price of those shares.

  TRIGGERING EVENT AND EFFECT OF TRIGGERING EVENT

     Any time there is an acquiring person, the rights will entitle you, provided you are not the acquiring person, to purchase, for the purchase price of the rights, that number of one two-thousandths of a share of Series A Participating Cumulative Preferred Stock equivalent to the number of shares of common stock which at the time of that event would have a market value of twice the purchase price.

     If we are acquired in a merger or other business combination by an acquiring person or an affiliate or associate of an acquiring person that is a publicly traded corporation, or 50% or more of our assets or assets representing 50% or more of our revenues or cash flow are sold, leased, exchanged or otherwise transferred in one or more transactions to an acquiring person or an affiliate or associate of an acquiring person that is not a publicly traded corporation, each right will entitle you, subject to the next paragraph, to purchase, for the purchase price of the right, that number of common shares of that corporation which at the time of the transaction would have a market value of twice the purchase price. If we are acquired in a merger or other business combination by an acquiring person or an affiliate or associate of an acquiring person that is not a publicly traded entity or 50% or more of our assets or assets representing 50% or more of our revenues or cash flow are sold, leased, exchanged or otherwise transferred in one or more transactions to an acquiring person or an affiliate or associate of an acquiring person that is not a publicly traded entity, each right will entitle you, subject to the next paragraph, to purchase, for the purchase price of the right, at your option:

     - that number of shares of the surviving corporation which at the time of the transaction would have a book value of twice the purchase price,

     - that number of shares of that entity which at the time of the transaction would have a book value of twice the purchase price, or

     - if that entity has an affiliate which has publicly traded common shares, that number of common shares of that affiliate which at the time of the transaction would have market value of twice the purchase price.

     Any rights that are at any time beneficially owned by an acquiring person, or any affiliate or associate of an acquiring person, will be null and void and nontransferable. Any holder of that right, including any purported transferee or subsequent holder, will be unable to exercise or transfer the right.

  REDEMPTION

     At any time prior to the earlier of:

     - the time a person or group becomes an acquiring person, and

     - November 1, 2005,

our board of directors may redeem the rights in whole, but not in part, at a price, which we refer to in this prospectus as the "redemption price," in cash or common stock or other securities deemed by our board of directors to be at least equivalent in value to $.005 per right. This amount is subject to adjustment as provided in the rights agreement. Immediately upon the action of our board of directors ordering the redemption of the rights, and without any further action and without any notice, your right to exercise the rights will terminate and your only right as a holder of rights will be to receive the redemption price. Within 10 business days after the action of our board of directors ordering the redemption of the rights, we will give notice of the redemption to the holders of the then outstanding rights by mail. We will state the method by which we will pay the redemption price in the notice of redemption.

     In addition, at any time after there is an acquiring person, our board of directors may elect to exchange each right, other than rights that have become null and void and nontransferable as described above, for a consideration per right consisting of one-half of the securities that would be issuable at that time upon exercise of one right.

  AMENDMENT

     At any time prior to the distribution date, we may, without your approval, supplement or amend any provision of the rights agreement, including, without limitation, the distribution date, the definition of acquiring person, the time during which the rights may be redeemed or the terms of the Series A Participating Cumulative Preferred Stock. However, we will not supplement or amend the rights agreement to reduce the redemption price or provide for an earlier expiration date. After the distribution date and subject to applicable law, we may amend the rights agreement without your approval only:

     - to cure any ambiguity or to correct or supplement any provision contained in the rights agreement which may be defective or inconsistent with any other provision of the rights agreement, or

     - to make any other provision which we may deem necessary or desirable and which will not adversely affect the interests of the holders of right certificates.

     Any supplement or amendment adopted during any period after any person or group has become an acquiring person but prior to the distribution date will be null and void unless that supplement or amendment could have been adopted under the prior sentence after the distribution date.

  EFFECT OF THE RIGHTS AGREEMENT

     The rights agreement is designed to protect you in the event of unsolicited offers to acquire us and other coercive takeover tactics which, in the opinion of our board of directors, could impair our ability to represent your interests. The provisions of the rights agreement may render an unsolicited takeover more difficult or less likely to occur or might prevent such a takeover, even though that takeover may offer you the opportunity to sell your stock at a price above the prevailing market rate and may be favored by a majority of our stockholders.

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

RESTRICTIONS ON OWNERSHIP UNDER INSURANCE LAWS

     State insurance laws could be a significant deterrent to any person interested in acquiring control of our company. The insurance holding company laws of each of the jurisdictions in which our insurance subsidiaries are incorporated or commercially domiciled, as well as state corporation laws, govern any acquisition of control of our insurance subsidiaries or of our company. In general, these laws provide that no person or entity may directly or indirectly acquire control of an insurance company unless that person or entity has received the prior approval of the insurance regulatory authorities. An acquisition of control would be presumed in the case of any person or entity who purchases 10% or more of our outstanding common stock, or 5% or more, in the case of the Florida insurance holding company laws, unless the applicable insurance regulatory authorities determine otherwise.

DELAWARE GENERAL CORPORATION LAW

     The terms of Section 203 of the Delaware General Corporation Law apply to us since we are a Delaware corporation. Under Section 203, with some exceptions, a Delaware corporation may not engage in a broad range of business combinations, such as mergers, consolidations and sales of assets, with an "interested stockholder," for a period of three years from the date that person became an interested stockholder unless:

     - the transaction or the business combination that results in a person becoming an interested stockholder is approved by the board of directors of the corporation before the person becomes an interested stockholder,

     - upon consummation of the transaction which results in the stockholder becoming an interested stockholder, the interested stockholder owns 85% or more of the voting stock of the corporation outstanding at the time the transaction commenced, excluding shares owned by persons who are directors and also officers and shares owned by certain employee stock plans, or

     - on or after the date the person becomes an interested stockholder, the business combination is approved by the corporation's board of directors and by holders of at least two-thirds of the corporation's outstanding voting stock, excluding shares owned by the interested stockholder, at a meeting of stockholders.

     Under Section 203, an "interested stockholder" is defined as any person (or the affiliates or associates of such person), other than the corporation and any direct or indirect majority-owned subsidiary, that is:

     - the owner of 15% or more of the outstanding voting stock of the corporation, or

     - an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within the three-year period immediately prior to the date on which it is sought to be determined whether the person is an interested stockholder.

     Section 203 does not apply to a corporation that so provides in an amendment to its certificate of incorporation or by-laws passed by a majority of its outstanding shares at any time. This stockholder action does not become effective for 12 months following its adoption and would not apply to persons who were already interested stockholders at the time of the amendment. Our Amended and Restated Certificate of Incorporation does not exclude us from the restrictions imposed under Section 203.

     Section 203 makes it more difficult for a person who would be an interested stockholder to effect business combinations with a corporation for a three-year period, although the stockholders may elect to exclude a corporation from the restrictions imposed. The provisions of Section 203 may encourage companies interested in acquiring us to negotiate in advance with our board of directors, because the stockholder approval requirement would be avoided if a majority of the directors then in office approve either the business combination or the transaction which results in the stockholder becoming an interested stockholder. These provisions also may have the effect of preventing changes in our management. It is further possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interest.

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

                        DESCRIPTION OF DEPOSITARY SHARES

GENERAL TERMS

     We may elect to offer depositary shares representing receipts for fractional interests in debt securities or preferred stock. In this case, we will issue receipts for depositary shares, each of which will represent a fraction of a debt security or share of a particular series of preferred stock, as the case may be.

     We will deposit the debt securities or shares of any series of preferred stock represented by depositary shares under a deposit agreement between us and a depositary which we will name in the applicable prospectus supplement. Subject to the terms of the deposit agreement, as an owner of a depositary share you will be entitled, in proportion to the applicable fraction of a debt security or share of preferred stock represented by the depositary share, to all the rights and preferences of the debt security or preferred stock, as the case may be, represented by the depositary share, including, as the case may be, interest, dividend, voting, conversion, redemption, sinking fund, repayment at maturity, subscription and liquidation rights.

     The following description of the terms of the deposit agreement is a summary. It summarizes only those terms of the deposit agreement that we believe will be most important to your decision to invest in our depositary shares. You should keep in mind, however, that it is the deposit agreement, and not this summary, which defines your rights as a holder of depositary shares. There may be other provisions in the deposit agreement that are also important to you. You should read the deposit agreement for a full description of the terms of the depositary shares. The form of the deposit agreement is filed as an exhibit to the Registration Statement that includes this prospectus. See "Where You Can Find More Information" for information on how to obtain a copy of the deposit agreement.

INTEREST, DIVIDENDS AND OTHER DISTRIBUTIONS

     The depositary will distribute all payments of interest, cash dividends or other cash distributions received on the debt securities or preferred stock, as the case may be, to you in proportion to the number of depositary shares that you own.

     In the event of a distribution other than in cash, the depositary will distribute property received by it to you in an equitable manner, unless the depositary determines that it is not feasible to make a distribution. In that case the depositary may sell the property and distribute the net proceeds from the sale to you.

REDEMPTION OF DEPOSITARY SHARES

     If we redeem a debt security or series of preferred stock represented by depositary shares, the depositary will redeem your depositary shares from the proceeds received by the depositary resulting from the redemption. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per debt security or share of preferred stock, as the case may be, payable in relation to the redeemed series of debt securities or preferred stock. Whenever we redeem debt securities or shares of preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing, as the case may be, the debt securities or shares of preferred stock redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot, proportionately or by any other equitable method as the depositary may determine.

EXERCISE OF RIGHTS UNDER THE INDENTURES OR VOTING THE PREFERRED STOCK

     Upon receipt of notice of any meeting at which you are entitled to vote, or of any request for instructions or directions from you as holder of debt securities, the depositary will mail to you the information contained in that notice. Each record holder of the depositary shares on the record date will be entitled to instruct the depositary how to give instructions or directions with respect to the debt securities represented by that holder's depositary shares or how to vote the amount of the preferred stock represented by that holder's depositary shares. The record date for the depositary shares will be the same date as the record date for the debt securities or preferred stock, as the case may be. The depositary will endeavor, to the extent practicable, to give instructions or directions with respect to the debt securities or to vote the amount of the preferred stock, as the case may be, represented by the depositary shares in accordance with those instructions. We will agree to take all reasonable action which the depositary may deem necessary to enable the depositary to do so. The depositary will abstain from giving instructions or directions with respect to the debt securities or voting shares of the preferred stock, as the case may be, if it does not receive specific instructions from you.

AMENDMENT AND TERMINATION OF THE DEPOSIT AGREEMENT

     We and the depositary may amend the form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement at any time. However, any amendment which materially and adversely alters the rights of the holders of the depositary shares will not be effective unless the amendment has been approved by the holders of at least a majority of the depositary shares then outstanding.

     The deposit agreement will terminate if:

     - all outstanding depositary shares have been redeemed, or

     - there has been a complete repayment or redemption of the debt securities or a final distribution in respect of the preferred stock, including in connection with our liquidation, dissolution or winding up, and the repayment, redemption or distribution proceeds, as the case may be, have been distributed to you.

RESIGNATION AND REMOVAL OF DEPOSITARY

     The depositary may resign at any time by delivering to us notice of its election to do so. We also may, at any time, remove the depositary. Any resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of such appointment. We must appoint the successor depositary within 60 days after delivery of the notice of resignation or removal. The successor depositary must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

CHARGES OF DEPOSITARY

     We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the debt securities or preferred stock, as the case may be, and issuance of depositary receipts, all withdrawals of shares of debt securities or preferred stock, as the case may be, by you and any repayment or redemption of the debt securities or preferred stock, as the case may be. You will pay other transfer and other taxes and governmental charges, as well as the other charges that are expressly provided in the deposit agreement to be for your account.

MISCELLANEOUS

     The depositary will forward all reports and communications from us which are delivered to the depositary and which we are required or otherwise determine to furnish to holders of debt securities or preferred stock, as the case may be.

     Neither we nor the depositary will be liable under the deposit agreement to you other than for the depositary's gross negligence, willful misconduct or bad faith. Neither we nor the depositary will be obligated to prosecute or defend any legal proceedings relating to any depositary shares, debt securities or preferred stock unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants, or upon information provided by persons presenting debt securities or shares of preferred stock for deposit, you or other persons believed to be competent and on documents which we and the depositary believe to be genuine.

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

                            DESCRIPTION OF WARRANTS

     We may issue warrants, including warrants to purchase debt securities, preferred stock, common stock or other of our securities. We may issue warrants independently or together with any other securities, and they may be attached to or separate from those securities. We will issue the warrants under warrant agreements between us and a bank or trust company, as warrant agent, that we will describe in the prospectus supplement relating to the warrants that we offer.

     The following description of the terms of the warrants is a summary. It summarizes only those terms of the warrants and the warrant agreement which we believe will be most important to your decision to invest in our warrants. You should keep in mind, however, that it is the warrant agreement and the warrant certificate relating to the warrants, and not this summary, which defines your rights as a warrantholder. There may be other provisions in the warrant agreement and the warrant certificate relating to the warrants which are also important to you. You should read these documents for a full description of the terms of the warrants. Forms of these documents are filed as exhibits to the Registration Statement that includes this prospectus. See "Where You Can Find More Information" for information on how to obtain copies of these documents.

DEBT WARRANTS

     We will describe in the applicable prospectus supplement the terms of warrants to purchase debt securities that we may offer, the warrant agreement relating to the debt warrants and the warrant certificates representing the debt warrants. These terms will include the following:

     - the title of the debt warrants,

     - the debt securities for which the debt warrants are exercisable,

     - the aggregate number of the debt warrants,

     - the principal amount of debt securities that you may purchase upon exercise of each debt warrant, and the price or prices at which we will issue the debt warrants,

     - the procedures and conditions relating to the exercise of the debt warrants,

     - the designation and terms of any related debt securities issued with the debt warrants, and the number of debt warrants issued with each debt security,

     - the date, if any, from which you may separately transfer the debt warrants and the related securities,

     - the date on which your right to exercise the debt warrants commences, and the date on which your right expires,

     - the maximum or minimum number of the debt warrants which you may exercise at any time,

     - if applicable, a discussion of material United States federal income tax considerations,

     - any other terms of the debt warrants and terms, procedures and limitations relating to your exercise of the debt warrants, and

     - the terms of the securities you may purchase upon exercise of the debt warrants.

     We will also describe in the applicable prospectus supplement any provisions for a change in the exercise price or expiration date of the warrants and the kind, frequency and timing of any notice to be given. You may exchange debt warrant certificates for new debt warrant certificates of different denominations and may exercise debt warrants at the corporate trust office of the warrant agent or any other office that we indicate in the applicable prospectus supplement. Prior to exercise, you will not have any of the rights of holders of the debt securities purchasable upon that exercise and will not be entitled to payments of principal, premium, if any, or interest on the debt securities purchasable upon the exercise.

OTHER WARRANTS

     We may issue other warrants. We will describe in the applicable prospectus supplement the following terms of those warrants:

     - the title of the warrants,

     - the securities, which may include preferred stock or common stock, for which you may exercise the warrants,

     - the aggregate number of the warrants,

     - the number of securities that you may purchase upon exercise of each warrant, and the price or prices at which we will issue the warrants,

     - the procedures and conditions relating to the exercise of the warrants,

     - the designation and terms of any related securities issued with the warrants, and the number of warrants issued with each security,

     - the date, if any, from which you may separately transfer the warrants and the related securities,

     - the date on which your right to exercise the warrants commences, and the date on which your right expires,

     - the maximum or minimum number of warrants which you may exercise at any time,

     - if applicable, a discussion of material United States federal income tax considerations, and

     - any other terms of the warrants, including terms, procedures and limitations relating to your exchange and exercise of the warrants.

     We will also describe in the applicable prospectus supplement any provisions for a change in the exercise price or the expiration date of the warrants and the kind, frequency and timing of any notice to be given. You may exchange warrant certificates for new warrant certificates of different denominations and may exercise warrants at the corporate trust office of the warrant agent or any other office that we indicate in the applicable prospectus supplement. Prior to the exercise of your warrants, you will not have any of the rights of holders of the preferred stock, common stock or other securities purchasable upon that exercise and will not be entitled to dividend payments, if any, or voting rights of the preferred stock, common stock or other securities purchasable upon the exercise.

EXERCISE OF WARRANTS

     We will describe in the prospectus supplement relating to the warrants the principal amount or the number of our securities that you may purchase for cash upon exercise of a warrant, and the exercise price. You may exercise a warrant as described in the prospectus supplement relating to the warrants at any time up to the close of business on the expiration date stated in the prospectus supplement. Unexercised warrants will become void after the close of business on the expiration date, or any later expiration date that we determine.

     We will forward the securities purchasable upon the exercise as soon as practicable after receipt of payment and the properly completed and executed warrant certificate at the corporate trust office of the warrant agent or other office stated in the applicable prospectus supplement. If you exercise less than all of the warrants represented by the warrant certificate, we will issue you a new warrant certificate for the remaining warrants.

        DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

     We may issue stock purchase contracts, including contracts obligating you to purchase from us, and for us to sell to you, a specific number of shares of common stock or preferred stock, or other property, at a future date or dates. The price per share of preferred stock or common stock may be fixed at the time the stock

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

purchase contracts are issued or may be determined by reference to a specific formula described in the stock purchase contracts. We may issue stock purchase contracts separately or as a part of units each consisting of a stock purchase contract and debt securities, trust preferred securities, depositary shares representing fractional interests in debt securities or shares of preferred stock, or debt obligations of third parties, including U.S. Treasury securities, securing your obligations to purchase the preferred stock or the common stock, or other property, under the stock purchase contract. The stock purchase contracts may require us to make periodic payments to you or vice versa and the payments may be unsecured or prefunded on some basis. The stock purchase contracts may require you to secure your obligations in a specified manner. We will describe in the applicable prospectus supplement the terms of any stock purchase contracts or stock purchase units.

                      DESCRIPTION OF PREFERRED SECURITIES

     The trustees of each trust will issue preferred securities and common securities of the trust. The preferred securities will represent preferred undivided beneficial interests in the assets of the related trust. As a holder of trust preferred securities, you will generally be entitled to a preference with respect to distributions and amounts payable on redemption or liquidation over the common securities of the trust, as well as other benefits as described in the corresponding trust agreement. Each of the trusts is a legally separate entity and the assets of one are not available to satisfy the obligations of any of the others.

     The following description of the terms of the form of trust agreement is a summary. It summarizes only those portions of the form of trust agreement which we believe will be most important to your decision to invest in the preferred securities. You should keep in mind, however, that it is the trust agreement, and not this summary, which defines your rights as a holder. There may be other provisions in the trust agreement which are also important to you. You should read the form of trust agreement itself for a full description of the terms of the preferred securities. The form of trust agreement is filed as an exhibit to the Registration Statement. See "Where You Can Find More Information" for information on how to obtain a copy of the trust agreement.

RANKING OF PREFERRED SECURITIES

     The preferred securities of a trust will rank equally, and we will make payments proportionately, with the common securities of the trust except as described under "-- Subordination of Common Securities." The preferred securities of each trust represent preferred undivided beneficial interests in the assets of the trust. The property trustee will hold legal title to the corresponding junior subordinated debentures in trust for the benefit of the holders of the related preferred securities and common securities.

     Each guarantee agreement that we execute for your benefit, as a holder of preferred securities of a trust, will be a guarantee on a subordinated basis with respect to the related preferred securities. However, our guarantee will not guarantee payment of distributions or amounts payable on redemption or liquidation of the preferred securities when the related trust does not have funds on hand available to make such payments. See "Description of Guarantee."

DISTRIBUTIONS ON THE PREFERRED SECURITIES

     The trust will pay the distributions on the preferred securities and common securities at a rate specified in the prospectus supplement.

     The amount of distributions the trust must pay for any period will be computed on the basis of a 360-day year of twelve 30-day months unless we otherwise specify in the applicable prospectus supplement. Distributions that are in arrears may bear interest at the rate per annum specified in the applicable prospectus supplement. The term "distributions" as we use it in this prospectus includes any additional amounts provided in the corresponding trust agreement.

     Distributions on the preferred securities will be cumulative, will accrue from the date of original issuance and will be payable on the dates specified in the applicable prospectus supplement. If any date on which distributions are payable on the preferred securities is not a business day, the trust will instead make the
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

payment on the next succeeding day that is a business day, and without any interest or other payment on account of the delay. However, if that business day is in the next succeeding calendar year, the trust will make the payment on the immediately preceding business day. In each case payment will be made with the same force and effect as if made on the date the payment was originally due. When we use the term "business day" in this prospectus, we mean any day other than a Saturday or a Sunday, or a day on which banking institutions in the City of New York are authorized or required by law or executive order to remain closed or a day on which the corporate trust office of the property trustee or the debenture trustee is closed for business.

     If provided in the applicable prospectus supplement, we have the right under the junior subordinated indenture, the contract that provides the terms for the corresponding junior subordinated debentures, to extend the interest payment period for a specified number of periods. However, we may not extend these interest payments beyond the maturity of the junior subordinated debentures. As a consequence of any extension, distributions on the corresponding preferred securities would be deferred by the trust during the extension period. These distributions would continue to accumulate additional distributions at the rate per annum set form in the prospectus supplement.

     If we exercise this right, during the extension period we and our subsidiaries may not:

     - declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment on, any of our capital stock, or

     - make any payment of principal, premium, if any, or interest on or repay, repurchase or redeem any debt securities that rank equally with or junior in interest to the corresponding junior subordinated debentures or make any related guarantee payments, other than:

     - dividends or distributions on our common stock,

     - redemptions or purchases of any rights pursuant to our rights plan, or any successor to our rights plan, and the declaration of a dividend of these rights in the future, and

     - payments under any guarantee.

     We anticipate that the revenue of each trust available for distribution to you, as a holder of preferred securities, will be limited to payments under the corresponding junior subordinated debentures in which the trust will invest the proceeds from the issuance and sale of its preferred securities and its common securities. See "Description of Corresponding Junior Subordinated Debentures."

     If we do not make interest payments on the corresponding junior subordinated debentures, the property trustee will not have funds available to pay distributions on the corresponding preferred securities. The payment of distributions, if and to the extent the trust has funds legally available for the payment of these distributions is guaranteed by us on a limited basis as set forth under "Description of Guarantee."

     The trust will pay distributions on the preferred securities to you provided you are entered in the register of the trust on the relevant record dates. As long as the preferred securities remain in book-entry form, the record date will be one business day prior to the relevant distribution date. If any preferred securities are not in book-entry form, the record date for the preferred securities will be the date 15 days prior to the relevant distribution date.

REDEMPTION

  REDEMPTION ON A REPAYMENT OR REDEMPTION OF THE CORRESPONDING JUNIOR SUBORDINATED DEBENTURES

     Upon the repayment or redemption, in whole or in part, of any corresponding junior subordinated debentures, the property trustee must apply the proceeds from that repayment or redemption to redeem a like amount of the corresponding preferred securities. This redemption must be made upon not less than 30 nor more than 60 days notice to you. The redemption price will be equal to the aggregate liquidation preference of the preferred securities, plus accumulated and unpaid distributions on the preferred securities to the date of redemption and the related amount of any premium paid by us upon the concurrent redemption of the corresponding junior subordinated debentures. See "Description of Corresponding Junior Subordinated Debentures -- Optional Redemption."

     If less than all of any series of corresponding junior subordinated debentures are repaid or redeemed, then the proceeds from the repayment or redemption will be allocated to redeem a proportionate amount of each of the preferred securities and the common securities. The amount of premium, if any, paid by us upon the redemption of all or any part of any series of any corresponding junior subordinated debentures repaid or redeemed will be allocated proportionately to the redemption of the preferred securities and the common securities.

     We must repay the principal of the corresponding junior subordinated debentures when they are due. In addition, we will have the right to redeem any series of corresponding junior subordinated debentures:

     - in whole or in part, subject to the conditions we describe under "Description of Corresponding Junior Subordinated Debentures -- Optional Redemption,"

     - at any time, in whole, but not in part, upon the occurrence of a tax event or an investment company event, each as defined below, and subject to the further conditions we describe under "Description of Corresponding Junior Subordinated Debentures -- Optional Redemption," or

     - as we may otherwise specify in the applicable prospectus supplement.

  REDEMPTION OR DISTRIBUTION UPON THE OCCURRENCE OF A TAX EVENT OR AN INVESTMENT COMPANY EVENT

     If an event occurs that constitutes a tax event or an investment company event we will have the right to:

     - redeem the corresponding junior subordinated debentures in whole, but not in part, and cause a mandatory redemption of the preferred securities and common securities in whole, but not in part, within 90 days following the occurrence of the tax event or an investment company event, or

     - terminate the related trust and cause the corresponding junior subordinated debentures to be distributed to the holders of the preferred securities and common securities in liquidation of the trust.

     If provided in the applicable prospectus supplement, we will have the right to extend or shorten the maturity of any series of corresponding junior subordinated debentures at the time that we exercise our right to elect to terminate the related trust and cause the corresponding junior subordinated debentures to be distributed to the holders of the preferred securities and common securities in liquidation of the trust.

     When we use the term "additional sums" in this prospectus we mean the additional amounts that may be necessary in order that the amount of distributions then due and payable by a trust on its outstanding preferred securities and common securities will not be reduced as a result of any additional taxes, duties and other governmental charges to which the trust has become subject as a result of a tax event.

     When we use the term "tax event" we mean the receipt by the trust of an opinion of counsel experienced in those matters to the effect that, as a result of any amendment to, or change, including any announced prospective change, in, the laws of the United States or any political subdivision or taxing authority affecting taxation, or as a result of any official administrative pronouncement or judicial decision interpreting or applying those laws or regulations, which amendment or change is effective or pronouncement or decision is announced on or after the trust issues the preferred securities, there is more than an insubstantial risk that:

     - the trust is, or will be within 90 days of the date of the opinion, subject to United States federal income tax with respect to income received or accrued on the corresponding series of corresponding junior subordinated debentures,

     - interest payable by us on the series of corresponding junior subordinated debentures is not, or within 90 days of the date of the opinion, will not be, deductible, in whole or in part, for United States federal income tax purposes, or

     - the trust is, or will be within 90 days of the date of the opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

     When we use the term "investment company event" we mean the occurrence of a change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority to the effect that the applicable trust is or will be considered an investment company that is required to be registered under the Investment Company Act of 1940, which change becomes effective on or after the date of original issuance of the series of preferred securities issued by the trust.

     When we use the term "like amount," we mean:

     - with respect to a redemption of any series of preferred securities, preferred securities having a liquidation amount equal to that portion of the principal amount of corresponding junior subordinated debentures to be contemporaneously redeemed, the proceeds of which will be used to pay the redemption price of the preferred securities, and

     - with respect to a distribution of corresponding junior subordinated debentures to you, as a holder of preferred securities in connection with a dissolution or liquidation of the related trust, corresponding junior subordinated debentures having a principal amount equal to the liquidation amount of your preferred securities.

     When we use the term "liquidation amount," we mean the stated amount of $25 per preferred security and common security.

     After the liquidation date fixed for any distribution of corresponding junior subordinated debentures for any series of preferred securities:

     - the series of preferred securities will no longer be deemed to be outstanding,

     - The Depository Trust Company, which we refer to in this prospectus as "DTC," or its nominee, as the record holder of the series of preferred securities, will receive a registered global certificate or certificates representing the corresponding junior subordinated debentures to be delivered upon that distribution, and

     - any certificates representing the series of preferred securities not held by DTC or its nominee will be deemed to represent the corresponding junior subordinated debentures having a principal amount equal to the stated liquidation preference of the series of preferred securities, and bearing accrued and unpaid interest in an amount equal to the accrued and unpaid distributions on the series of preferred securities until you present the certificates to the administrative trustees or their agent for transfer or reissuance.

     We can make no assurance as to what the market prices will be for the preferred securities or the corresponding junior subordinated debentures that may be distributed to you in exchange for your preferred securities if a dissolution and liquidation of a trust were to occur. Accordingly, the preferred securities that you purchase, or the corresponding junior subordinated debentures that you receive on dissolution and liquidation of a trust, may trade at a discount to the price that you paid to purchase the preferred securities.

VOLUNTARY DISTRIBUTION OF JUNIOR SUBORDINATED DEBENTURES

     If we so provide in the applicable prospectus supplement, we may elect, at any time, to dissolve the trust and cause the corresponding junior subordinated debentures to be distributed to you, as a holder of the preferred securities, and us, as the holder of the common securities, in liquidation of the trust.

REDEMPTION PROCEDURES

     The trust will redeem the preferred securities on each redemption date at the redemption price with the applicable proceeds from the contemporaneous redemption of the corresponding junior subordinated debentures. The trust will make redemptions of the preferred securities and pay the redemption price only to the

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extent that it has funds available for the payment of the redemption price. See also "-- Subordination of Common Securities."

     If a trust gives notice to you of redemption of your preferred securities, then by 12:00 noon, New York City time, on the redemption date, to the extent funds are available, the property trustee will irrevocably deposit with DTC funds sufficient to pay the applicable redemption price and will give DTC irrevocable instructions and authority to pay the redemption price to you. See "-- Book-Entry Issuance."

     If the preferred securities are no longer in book-entry form, the trust, to the extent funds are available, will irrevocably deposit with the paying agent for the preferred securities funds sufficient to pay the applicable redemption price to you and will give the paying agent irrevocable instructions and authority to pay the redemption price to you upon surrender of your certificates.

     The trust will pay any distributions payable on or prior to the redemption date for any preferred securities called for redemption to you on the relevant record dates for the distribution. If the trust has given notice of redemption and has deposited the required funds, then upon the date of the deposit, all your rights will cease, except your right to receive the redemption price, without interest on that redemption price, and your preferred securities will cease to be outstanding. If any date fixed for redemption of preferred securities is not a business day, then the trust will pay the redemption price on the next succeeding day which is a business day, and without any interest or other payment on account of the delay. However, if the business day falls in the next calendar year, the trust will make the payment on the immediately preceding business day. If payment of the redemption price is improperly withheld or refused and not paid either by the trust or by us pursuant to the guarantee as described under "Description of Guarantee," distributions on the preferred securities will continue to accrue at the then applicable rate, from the redemption date originally established by the trust for the preferred securities to the date the redemption price is actually paid. In this case the actual payment date will be the date fixed for redemption for purposes of calculating the redemption price.

     Subject to applicable law, including United States federal securities law, we or our subsidiaries may at any time purchase outstanding preferred securities by tender, in the open market or by private agreement.

     The trust will make payment of the redemption price on the preferred securities and any distribution of corresponding junior subordinated debentures to the applicable record holders as they appear on the register for the preferred securities on the relevant record date. This date will generally be one business day prior to the relevant redemption date or liquidation date. However, if any preferred securities are not in book-entry form, the relevant record date for the preferred securities will be the date 15 days prior to the redemption date or liquidation date.

     If less than all of the preferred securities and common securities issued by a trust are to be redeemed on a redemption date, then the aggregate liquidation amount of the preferred securities and common securities to be redeemed will be allocated proportionately among the preferred securities and the common securities. The property trustee will select the particular preferred securities to be redeemed on a proportionate basis not more than 60 days prior to the redemption date from the outstanding preferred securities not previously called for redemption, by any method that the property trustee deems fair and appropriate. This method may provide for the selection for redemption of portions, equal to $25 or an integral multiple of $25, of the liquidation amount of preferred securities. The property trustee will promptly notify the trust registrar in writing of the preferred securities selected for redemption and, in the case of any preferred securities selected for partial redemption, the liquidation amount of the preferred securities to be redeemed.

SUBORDINATION OF COMMON SECURITIES

     The trust will make payment of distributions, any additional amounts and the redemption price on the preferred securities and common securities proportionately based on the liquidation amount of the preferred securities and common securities. However, if on any distribution date or redemption date a debenture event of default exists, the trust will not make any payment on the common securities unless payment in full in cash of all accumulated and unpaid distributions, any additional amounts and the full amount of the redemption price on all of the outstanding preferred securities of the trust, has been made or provided for. The property

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

trustee will apply all available funds first to the payment in full in cash of all distributions on, or redemption price of, the preferred securities then due and payable.

     If any event of default resulting from a debenture event of default exists, we as holder of the common securities of the trust will be deemed to have waived any right to act with respect to the event of default under the trust agreement until the effect of all those events of default with respect to the preferred securities have been cured, waived or otherwise eliminated. Until any events of default under the trust agreement with respect to the preferred securities have been so cured, waived or otherwise eliminated, the property trustee will act solely on your behalf, as a holder of the preferred securities, and not on our behalf as holder of the common securities, and only you acting with the other holders will have the right to direct the property trustee to act on your behalf.

LIQUIDATION DISTRIBUTION UPON DISSOLUTION

     Each trust will automatically terminate upon expiration of its term or the redemption of all of the preferred securities of the trust. In addition, we will terminate the trust on the first to occur of:

     - our bankruptcy, dissolution or liquidation,

     - the distribution of a like amount of corresponding junior subordinated debentures to the holders of its preferred securities and common securities,

     - the redemption of all of the preferred securities, and

     - the entry of an order for the dissolution of the trust by a court of competent jurisdiction.

     If an early dissolution occurs as described in the clauses above, the trustees will liquidate the trust as expeditiously as the trustees determine to be possible by distributing, after satisfaction of liabilities to creditors of the trust as provided by applicable law, to the holders of the preferred securities and common securities a like amount of corresponding junior subordinated debentures. If the property trustee determines that this distribution is not practical, you will be entitled to receive out of the assets of the trust available for distribution, after satisfaction of liabilities to creditors of the trust as provided by applicable law, an amount equal to the aggregate of the liquidation amount plus accrued and unpaid distributions to the date of payment. We refer to this liquidation amount in this prospectus as the "liquidation distribution." If the trust can make the liquidation distribution only in part because it has insufficient assets available to pay the full aggregate liquidation distribution, then it will pay the amounts on a proportionate basis. We, as the holder of the common securities, will be entitled to receive distributions upon any liquidation proportionately with you, and the other holders of the preferred securities, except that if an event exists that constitutes a debenture event of default, the preferred securities will have a priority over the common securities. A supplemental indenture may provide that if an early dissolution occurs as described in the third clause above, the corresponding junior subordinated debentures may be subject to optional redemption in whole, but not in part.

EVENTS OF DEFAULT; NOTICE

     Under the terms of the form of trust agreement, each of the following constitutes an event of default for a series of preferred securities:

     - the occurrence of a debenture event of default under the junior subordinated indenture (see "Description of Junior Subordinated Debentures -- Debenture Events of Default"),

     - default by the property trustee in the payment of any distribution when it becomes due and payable, and continuation of that default for a period of 30 days,

     - default by the property trustee in the payment of any redemption price of the preferred securities or common securities when it becomes due and payable,

     - default in the performance, or breach, in any material respect, of any covenant or warranty of the trustees in the trust agreement, other than a covenant or warranty a default in the performance of which or the breach of which is dealt with in the second and third clauses above, and continuation of
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

       the default or breach for a period of 60 days after there has been given to the defaulting trustee or trustees by the holders of at least 10% in aggregate liquidation amount of the outstanding preferred securities, a written notice specifying the default or breach and requiring it to be remedied and stating that the notice is a notice of default under such trust agreement, or

     - the bankruptcy or insolvency of the property trustee and our failure to appoint a successor property trustee within 60 days of that event.

     Within five business days after the occurrence of any event of default actually known to the property trustee, the property trustee will transmit notice of the event of default to you, the administrative trustees and us, as depositor, unless the event of default has been cured or waived. We, as depositor, and the administrative trustees are required to file annually with the property trustee a certificate as to whether or not we are and they are in compliance with all the conditions and covenants applicable to them and to us under the trust agreement.

     If a debenture event of default then exists, the preferred securities will have a preference over the common securities upon termination of the trust. See "-- Liquidation Distribution Upon Dissolution."

     The existence of an event of default does not entitle you to accelerate the maturity.

REMOVAL OF TRUSTEES

     Unless a debenture event of default then exists, the holder of the common securities may remove any trustee. If a debenture event of default then exists the holders of a majority in liquidation amount of the outstanding preferred securities may remove the property trustee and the Delaware trustee. In no event will you have the right to vote to appoint, remove or replace the administrative trustees. These voting rights are vested exclusively in us as the holder of the common securities. No resignation or removal of a trustee and no appointment of a successor trustee will be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the trust agreement.

CO-TRUSTEES AND SEPARATE PROPERTY TRUSTEE

     Unless an event of default then exists, for the purpose of meeting the legal requirements of the Trust Indenture Act or of any jurisdiction in which any part of the trust property may be located, we, as the holder of the common securities, and the administrative trustees will have power to appoint one or more persons approved by the property trustee either to act as a co-trustee, jointly with the property trustee, of all or any part of the trust property, or, to the extent required by law, to act as separate trustee. These persons will have the powers provided in the instrument of appointment, and we may vest in that person or persons any property, title, right or power deemed necessary or desirable, subject to the provisions of the trust agreement. If a debenture event of default exists, the property trustee alone will have power to make that appointment.

MERGER OR CONSOLIDATION OF TRUSTEES

     Any corporation into which the property trustee, the Delaware trustee or any administrative trustee that is not a natural person may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the trustee is a party, or any corporation succeeding to all or substantially all the corporate trust business of the trustee, will be the successor of such trustee under the trust agreements, provided that the corporation is otherwise qualified and eligible.

MERGERS, CONSOLIDATIONS, AMALGAMATIONS OR REPLACEMENTS OF THE TRUSTS

     A trust may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any corporation or other body, except as described below.

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

     A trust may, at our request, with the consent of the administrative trustees and without your consent, merge with or into, consolidate, amalgamate, or be replaced by a trust organized under the laws of any state. However, the following conditions must be satisfied:

     - the successor entity must either:

      -- expressly assume all of the obligations of the trust relating to the preferred securities, or

      -- substitute for the preferred securities other securities having substantially the same terms and the same ranking as the preferred securities,

     - we must expressly appoint a trustee of the successor entity possessing the same powers and duties as the property trustee as the holder of the corresponding junior subordinated debentures,

     - the successor securities must be listed, or any successor securities must be listed upon notification of issuance, on any national securities exchange or other organization on which the preferred securities are then listed,

     - the merger, consolidation, amalgamation or replacement must not cause the preferred securities, including any successor securities, to be downgraded by any nationally recognized statistical rating organization,

     - the merger, consolidation, amalgamation or replacement must not adversely affect the rights, preferences and privileges of holders of the preferred securities, including any successor securities, in any material respect,

     - the successor entity must have a purpose identical to that of the trust,

     - prior to the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease we must have received an opinion of counsel to the trust to the effect that:

      -- the merger, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of holders of the preferred securities, including any successor securities, in any material respect, and

      -- following the merger, consolidation, amalgamation or replacement neither the trust nor the successor entity will be required to register as an investment company under the Investment Company Act, and

     - we or any permitted successor or assignee must own all of the common securities of the successor entity and guarantee the obligations of such successor entity under the successor securities at least to the extent provided by the guarantee.

     However, a trust must not, except with the consent of holders of 100% in liquidation amount of the preferred securities, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if it would cause the trust or the successor entity to be classified as other than a grantor trust for federal income tax purposes.

VOTING RIGHTS; AMENDMENT OF TRUST AGREEMENT

     Except as provided below and under "Description of Guarantee -- Amendments and Assignment" and as otherwise required by law and the applicable trust agreement, you will have no voting rights.

     We and the trustees may amend a trust agreement without your consent:

     - to cure any ambiguity, correct or supplement any provisions in the trust agreement which may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the trust agreement, which are not inconsistent with the other provisions of the trust agreement, or

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

     - to modify, eliminate or add to any provisions of the trust agreement to the extent necessary to ensure that the trust will be classified for federal income tax purposes as a grantor trust at all times that any preferred securities and common securities are outstanding, or to ensure that the trust will not be required to register as an investment company under the Investment Company Act.

     However, in the case of the first clause above, the action may not adversely affect in any material respect the interests of the holders of the preferred securities or our interests, as the holder of the common securities. Any amendments of the trust agreement will become effective when notice is given to you and us.

     We and the trustees may also amend a trust agreement with:

     - the consent of holders representing not less than a majority, based upon liquidation amounts, of the outstanding preferred securities and common securities, and

     - receipt by the trustees of an opinion of counsel to the effect that the amendment or the exercise of any power granted to the trustees under the amendment will not affect the status of the trust as a grantor trust for federal income tax purposes or its exemption from the status of an "investment company" under the Investment Company Act.

     Without both your and our consent a trust agreement may not be amended to:

     - change the amount or timing of any distribution on the preferred securities and common securities or otherwise adversely affect the amount of any distribution of the preferred securities and common securities as of a specified date, or

     - restrict your or our right to institute suit for the enforcement of any payment on or after that date.

     So long as any corresponding junior subordinated debentures are held by the property trustee, the trustees may not:

     - direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee, or for executing any trust or power conferred on the debenture trustee with respect to the corresponding junior subordinated debentures,

     - waive any past default that is waiveable under specified sections of the junior subordinated indenture,

     - exercise any right to rescind or annul a declaration that the principal of all the junior subordinated debentures is due and payable, or

     - consent to any amendment, modification or termination of the junior subordinated indenture or the corresponding junior subordinated debentures, where that consent is required,

without, in each case, obtaining the prior approval of the holders of a majority in aggregate liquidation amount of all outstanding preferred securities. However, where a consent under the junior subordinated indenture would require the consent of each holder of corresponding junior subordinated debentures affected by the consent, no consent may be given by the property trustee without the prior consent of each holder of the corresponding preferred securities.

     The trustees may not revoke any action previously authorized or approved by a vote of the preferred securities except by subsequent vote of the holders of the preferred securities. The property trustee will notify you of any notice of default with respect to the corresponding junior subordinated debentures. In addition to obtaining the approval of the holders of the preferred securities prior to taking any of these actions, the trustees must obtain an opinion of counsel experienced in these matters to the effect that the trust will not be classified as a corporation or partnership for United States federal income tax purposes on account of the action.

     Any required approval of holders of preferred securities may be given at a meeting of holders of preferred securities convened for that purpose or through a written consent. The property trustee will cause a notice of any meeting at which you are entitled to vote, or of any matter upon which action by written consent is to be taken, to be given to each holder of record of preferred securities in the manner set forth in the trust agreement.

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

     Your vote or consent is not required for a trust to redeem and cancel the preferred securities under the applicable trust agreement.

     Any preferred securities that are owned by us, the trustees or any of our affiliates or any affiliate of the trustees, will, for purposes of a vote or consent, be treated as if they were not outstanding.

GLOBAL PREFERRED SECURITIES

     We may issue a series of preferred securities in the form of one or more global preferred securities. We will identify the depositary which will hold the global preferred security in the applicable prospectus supplement. Unless we otherwise indicate in the applicable prospectus supplement, the depositary will be DTC. We will issue global preferred securities only in fully registered form and in either temporary or permanent form. Unless it is exchanged for individual preferred securities, a global preferred security may not be transferred except:

     - by the depositary to its nominee,

     - by a nominee of the depositary to the depositary or another nominee, or

     - by the depositary or any nominee to a successor depositary, or any nominee of the successor.

     We will describe the specific terms of the depositary arrangement in the applicable prospectus supplement. We expect that the following provisions will generally apply to these depositary arrangements.

  BENEFICIAL INTERESTS IN A GLOBAL PREFERRED SECURITY

     If we issue a global preferred security, the depositary for the global preferred security or its nominee will credit on its book-entry registration and transfer system the aggregate liquidation amounts of the individual preferred securities represented by the global preferred securities to the accounts of participants. The accounts will be designated by the dealers, underwriters or agents for the preferred securities, or by us if the preferred securities are offered and sold directly by us. Ownership of beneficial interests in a global preferred security will be limited to participants or persons that may hold interests through participants. Ownership and transfers of beneficial interests in the global preferred security will be shown on, and effected only through, records maintained by the applicable depositary or its nominee, for interests of participants, and the records of participants, for interests of persons who hold through participants. The laws of some states require that you take physical delivery of the securities in definitive form. These limits and laws may impair your ability to transfer beneficial interests in a global preferred security.

     So long as the depositary or its nominee is the registered owner of the global preferred security, the depositary or nominee will be considered the sole owner or holder of the preferred securities represented by the global preferred security for all purposes under the trust agreement. Except as provided below, you:

     - will not be entitled to have any of the individual preferred securities represented by the global preferred security registered in your name,

     - will not receive or be entitled to receive physical delivery of any preferred securities in definitive form, and

     - will not be considered the owner or holder of the preferred security under the trust agreement.

  PAYMENTS OF DISTRIBUTIONS

     We will pay distributions on global preferred securities to the depositary that is the registered holder of the global security, or its nominee. The depositary for the preferred securities will be solely responsible and liable for all payments made on account of your beneficial ownership interests in the global preferred security and for maintaining, supervising and reviewing any records relating to your beneficial ownership interests.

     We expect that the depositary or its nominee, upon receipt of any payment of liquidation amount, premium or distributions, immediately will credit participants' accounts with amounts in proportion to their respective beneficial interests in the aggregate liquidation amount of the global preferred security as shown on the records of the depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in the global preferred security held through those participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name." These payments will be the responsibility of those participants.

  ISSUANCE OF INDIVIDUAL PREFERRED SECURITIES

     Unless we state otherwise in the applicable prospectus supplement, if a depositary for a series of preferred securities is at any time unwilling, unable or ineligible to continue as a depositary and we do not appoint a successor depositary within 90 days, we will issue individual preferred securities in exchange for the global preferred security. In addition, we may at any time and in our sole discretion, subject to any limitations described in the prospectus supplement relating to the preferred securities, determine not to have any preferred securities represented by one or more global preferred securities. If that occurs, we will issue individual preferred securities in exchange for the global preferred security.

     Further, we may specify that you may, on terms acceptable to us, the property trustee and the depositary for the global preferred security, receive individual preferred securities in exchange for your beneficial interests in a global preferred security, subject to any limitations described in the prospectus supplement relating to the preferred securities. In that instance, you will be entitled to physical delivery of individual preferred securities equal in liquidation amount to that beneficial interest and to have the preferred securities registered in its name. Unless we otherwise specify, those individual preferred securities will be issued in denominations of $25 and integral multiples of $25.

PAYMENT AND PAYING AGENCY

     The trust will make payments on the preferred securities to DTC, which will credit the relevant accounts at DTC on the applicable distribution dates. However, if any preferred securities are not held by DTC, the trust will make the payments by check mailed to the address of the holder entitled to the payment as shown on the register. Unless we state otherwise in the applicable prospectus supplement, the paying agent will initially be the property trustee, together with any co-paying agent chosen by the property trustee and acceptable to the administrative trustees and us. The paying agent may resign as paying agent upon 30 days' written notice to the administrative trustees, property trustees and us. If the property trustee ceases to be the paying agent, the administrative trustees will appoint a successor to act as paying agent. The successor must be a bank or trust company acceptable to the administrative trustees and us.

REGISTRAR AND TRANSFER AGENT

     Unless we state otherwise in the applicable prospectus supplement, the property trustee will act as registrar and transfer agent for the preferred securities.

     The trust will register transfers of preferred securities without charge, but upon your payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. The trust will not be required to register the transfer of its preferred securities after the preferred securities have been called for redemption.

INFORMATION CONCERNING THE PROPERTY TRUSTEE

     The property trustee, unless an event of default then exists, will be required to perform only those duties that are specifically set forth in the applicable trust agreement. After an event of default, the property trustee must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. However, the property trustee is under no obligation to exercise any of the powers vested in it by the trust agreement at your request unless you offer reasonable indemnity against the costs, expenses and liabilities that it might incur. If no event of default then exists and the property trustee is required to decide between alternative causes of action, construe ambiguous provisions in a trust agreement or is unsure of the application of any provision of a trust agreement, and the matter is not one on which holders are entitled under the trust agreement to vote, then the property trustee will take such action as is directed by us. If it is not so directed, the property trustee will take such action as it deems advisable and in the best interests of the holders of the preferred securities and the holder of the common securities and will have no liability except for its own bad faith, negligence or willful misconduct.

MISCELLANEOUS

     The trust agreements authorize and direct the administrative trustees to operate the related trusts in such a way that the trust will not be deemed to be an investment company required to be registered under the Investment Company Act or taxed as a corporation for federal income tax purposes and so that the corresponding junior subordinated debentures will be treated as our indebtedness for United States federal income tax purposes. We and the administrative trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of the trust or the trust agreement, that we and the administrative trustees determine in our discretion to be necessary or desirable for these purposes, as long as the action does not materially adversely affect the interests of the holders of the preferred securities.

     You have no preemptive or similar rights as a holder of preferred securities. No trust may borrow money or issue debt or mortgage or pledge any of its assets.

                            DESCRIPTION OF GUARANTEE

     At the same time as the issuance by a trust of its preferred securities, we will execute and deliver a guarantee for your benefit, as a holder of the preferred securities. The Wilmington Trust Company will act as indenture trustee under the guarantee for the purposes of compliance with the Trust Indenture Act. The guarantee will be qualified as an indenture under the Trust Indenture Act.

     The following description of the terms of the guarantee is a summary. It summarizes only those portions of the guarantee which we believe will be most important to your decision to invest in the preferred securities. You should keep in mind, however, that it is the guarantee, and not this summary, which defines your rights. There may be other provisions in the guarantee which are also important to you. You should read the guarantee itself for a full description of its terms. The guarantee is filed as an exhibit to the Registration Statement that includes this prospectus. See "Where You Can Find More Information" for information on how to obtain a copy of the guarantee. When we refer in this summary to preferred securities, we mean the preferred securities issued by a trust to which the guarantee relates.

GENERAL TERMS OF THE GUARANTEE

     We will irrevocably agree to pay in full on a subordinated basis, to the extent described below, the guarantee payments, as defined below, to you, as and when due, regardless of any defense, right of set-off or counterclaim that the trust may have or assert other than the defense of payment.

     The following payments, which we refer to in this prospectus as the "guarantee payments," to the extent not paid by or on behalf of the related trust, will be subject to the guarantee:

     - any accrued and unpaid distributions required to be paid to you on the related preferred securities, to the extent that the trust has funds available for the payments,

     - the redemption price for any preferred securities called for redemption, to the extent that the trust has funds available for the payments, or

     - upon a voluntary or involuntary dissolution, winding up or liquidation of the trust, unless the corresponding junior subordinated debentures are distributed to you, the lesser of:

       -- the liquidation distribution, and

       -- the amount of assets of the trust remaining available for distribution to you.

     Our obligation to make a guarantee payment may be satisfied by us directly paying to you the required amounts or by causing the trust to pay the amounts to you.

     The guarantee will be an irrevocable guarantee on a subordinated basis of the related trust obligations under the preferred securities, but will apply only to the extent that the related trust has funds sufficient to make the payments. It is not a guarantee of collection.

     If we do not make interest payments on the corresponding junior subordinated debentures held by the trust, we expect that the trust will not pay distributions on the preferred securities and will not have funds legally available for those payments. The guarantee will rank subordinate and junior in right of payment to all senior debt. See "-- Status of the Guarantee."

     As a non-operating holding company, most of our operating assets and the assets of our consolidated subsidiaries are owned by our subsidiaries. We rely primarily on dividends from our subsidiaries to meet our obligations for payment of principal and interest on our outstanding debt obligations and corporate expenses. Accordingly, our obligations under the guarantee will be effectively subordinated to all existing and future liabilities of our subsidiaries. You should rely only on our assets for payments we owe. The payment of dividends by our insurance company subsidiaries is limited under the insurance holding company laws in which those subsidiaries are domiciled. See "The Hartford Financial Services Group, Inc."

     Unless we state otherwise in the applicable prospectus supplement, the guarantee does not limit the amount of secured or unsecured debt that we may incur. We expect from time to time to incur additional senior debt.

     We have, through the guarantee, the trust agreement, the junior subordinated debentures, the junior subordinated indenture and the expense agreement, taken together, fully, irrevocably and unconditionally guaranteed all of the obligations of the trust under the preferred securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes the guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the obligations of the trust under the preferred securities. See "Relationship Among the Preferred Securities, the Corresponding Junior Subordinated Debentures and the Guarantees."

STATUS OF THE GUARANTEE

     The guarantee will constitute an unsecured obligation of The Hartford Financial Services Group, Inc. and will rank subordinate and junior in right of payment to all its senior debt.

     Unless we state otherwise in the applicable prospectus supplement, the guarantee of a series of preferred securities will rank equally with the guarantees relating to all other series of preferred securities that we may issue. The guarantee will constitute a guarantee of payment and not of collection, which means that the guaranteed party may institute a legal proceeding directly against us to enforce its rights under the guarantee without first instituting a legal proceeding against any other person or entity. The property trustee of the related trust will hold the guarantee for your benefit. The guarantee will not be discharged except by payment of the guarantee payments in full to the extent not paid by the trust or upon distribution of the corresponding junior subordinated debentures to you.

AMENDMENTS AND ASSIGNMENT

     We may not amend the guarantee without the prior approval of the holders of not less than a majority of the aggregate liquidation amount of outstanding preferred securities, except for any changes which do not materially adversely affect the rights of the holders of the preferred securities, in which case no vote will be required. The manner of obtaining any approval will be as set forth under "Description of the Preferred Securities -- Voting Rights; Amendment of Trust Agreement."

     All guarantees and agreements contained in the guarantee will bind our successors, assigns, receivers, trustees and representatives and will inure to the benefit of the holders of the related preferred securities then outstanding.

EVENTS OF DEFAULT

     An event of default under the guarantee will occur when we fail to perform any of our payment or other obligations under the guarantee. The holders of not less than a majority in aggregate liquidation amount of the related preferred securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee under the guarantee or to direct the exercise of any trust or power conferred upon the guarantee trustee under the guarantee.

     You may institute a legal proceeding directly against us to enforce your rights under the guarantee without first instituting a legal proceeding against the trust, the guarantee trustee or any other person or entity.

     We, as guarantor, are required to file annually with the guarantee trustee a certificate as to whether or not we are in compliance with all the conditions and covenants applicable to us under the guarantee.

INFORMATION CONCERNING THE GUARANTEE TRUSTEE

     The guarantee trustee, unless a default by us in the performance of the guarantee then exists, is required to perform only those duties that are specifically set forth in the guarantee. After a default under the guarantee, the guarantee trustee must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. However, the guarantee trustee is under no obligation to exercise any of the powers vested in it by the guarantee at your request unless you offer reasonable indemnity against the costs, expenses and liabilities that it might incur.

TERMINATION OF THE GUARANTEE

     The guarantee will terminate and be of no further force and effect:

     - upon full payment of the redemption price of the related preferred securities,

     - upon full payment of the amounts payable upon liquidation of the related trust, or

     - upon distribution of corresponding junior subordinated debentures to the holders of the preferred securities.

     The guarantee will continue to be effective or will be reinstated if at any time you must restore payment of any sums paid under the preferred securities or the guarantee.

GOVERNING LAW

     The guarantee will be governed by and construed in accordance with the laws of the State of New York.

THE EXPENSE AGREEMENT

     Under an expense agreement entered into by us, we will irrevocably and unconditionally guarantee to each person or entity to whom a trust becomes indebted or liable, the full payment of any costs, expenses or liabilities of the trust, other than obligations of the trust to pay to you the amounts due to you under the terms of the preferred securities.

          DESCRIPTION OF CORRESPONDING JUNIOR SUBORDINATED DEBENTURES

     The corresponding junior subordinated debentures are to be issued in one or more series of junior subordinated debentures under the junior subordinated indenture with terms corresponding to the terms of the related preferred securities. See "Description of Junior Subordinated Debentures."

     The following description of the terms of the corresponding junior subordinated debentures and the junior subordinated indenture is a summary. It summarizes only those portions of the junior subordinated indenture which we believe will be most important to your decision to invest in the preferred securities. You should keep in mind, however, that it is the junior subordinated indenture, and not this summary, which defines your rights. There may be other provisions in the junior subordinated indenture which are also important to you. You should read the junior subordinated indenture itself for a full description of its terms. The junior subordinated indenture is filed as an exhibit to the Registration Statement that includes this prospectus. See "Where You Can Find More Information" for information on how to obtain a copy of the junior subordinated indenture.

GENERAL TERMS OF THE CORRESPONDING JUNIOR SUBORDINATED DEBENTURES

     At the same time a trust issues preferred securities, the trust will invest the proceeds from the sale and the consideration paid by us for the common securities in a series of corresponding junior subordinated debentures issued by us to the trust. Each series of corresponding junior subordinated debentures will be in the principal amount equal to the aggregate stated liquidation amount of the related preferred securities plus our investment in the common securities and, unless we state otherwise in the applicable prospectus supplement, will rank equally with all other series of corresponding junior subordinated debentures. The corresponding junior subordinated debentures will be unsecured and subordinate and junior in right of payment to the extent and in the manner set forth in the junior subordinated indenture to all our senior debt. See "Description of Junior Subordinated Debentures -- Subordination" and the prospectus supplement relating to any offering of related preferred securities.

OPTIONAL REDEMPTION

     Unless we state otherwise in the applicable prospectus supplement, we may, at our option, redeem the corresponding junior subordinated debentures on any interest payment date, in whole or in part. Unless we state otherwise in the applicable prospectus supplement, the redemption price for any corresponding junior subordinated debentures will be equal to any accrued and unpaid interest to the date fixed for redemption, plus the greater of:

     - the principal amount of the debentures, and

     - an amount equal to:

      -- for junior subordinated debentures bearing interest at a fixed rate, the discounted remaining fixed amount payments. See "Description of Junior Subordinated Debentures -- Redemption."

      -- for junior subordinated debentures bearing interest determined by reference to a floating rate, the discounted swap equivalent payments. See "Description of Junior Subordinated Debentures -- Redemption."

     If a tax event or an investment company event exists, we may, at our option, redeem the corresponding junior subordinated debentures on any interest payment date falling within 90 days of the occurrence of the tax event or investment company event, in whole but not in part, subject to the provisions of the junior subordinated indenture. The redemption price for any corresponding junior subordinated debentures will be equal to 100% of the principal amount of the corresponding junior subordinated debentures then outstanding plus accrued and unpaid interest to the date fixed for redemption. See "Description of Junior Subordinated Debentures -- Redemption."

     For so long as the applicable trust is the holder of all the outstanding series of corresponding junior subordinated debentures, the trust will use the proceeds of any redemption to redeem the corresponding preferred securities. We may not redeem a series of corresponding junior subordinated debentures in part unless all accrued and unpaid interest has been paid in full on all outstanding corresponding junior subordinated debentures of the series for all interest periods terminating on or prior to the redemption date.

COVENANTS OF THE HARTFORD FINANCIAL SERVICES GROUP, INC.

     We will covenant in the junior subordinated indenture for each series of corresponding junior subordinated debentures that we will pay additional sums to the trust, if:

     - the trust that has issued the corresponding series of preferred securities and common securities is the holder of all of the corresponding junior subordinated debentures,

     - a tax event exists, and

     - we have not redeemed the corresponding junior subordinated debentures or terminated the trust.

     We will also covenant, for each series of corresponding junior subordinated debentures, that we and our subsidiaries will not:

     - declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment on any of our capital stock, or

     - make any payment of principal of, interest or premium, if any, on or repay or repurchase or redeem any debt securities, including other corresponding junior subordinated debentures, that rank equally with or junior in interest to the corresponding junior subordinated debentures or make any related guarantee payments, other than:

     - dividends or distributions in our common stock,

     - redemptions or purchases of any rights pursuant to our rights plan, or any successor to our rights plan, and the declaration of a dividend of these rights in the future, and

     - payments under any guarantee of preferred securities,

if at that time:

     - there has occurred any event of which we have actual knowledge that with the giving of notice or the lapse of time, or both, would constitute an "event of default" under the junior subordinated indenture for that series of corresponding junior subordinated debentures which we have not taken reasonable steps to cure,

     - we are in default on our payment of any obligations under the related guarantee, or

     - we have given notice of our selection of an extension period as provided in the junior subordinated indenture for that series of corresponding junior subordinated debentures and have not rescinded that notice, or the extension period, or any extension, is continuing.

     We will also covenant, for each series of corresponding junior subordinated debentures:

     - to maintain, by ourselves or our permitted successors, directly or indirectly, 100% ownership of the common securities of the trust to which corresponding junior subordinated debentures have been issued,

     - not to voluntarily terminate, wind-up or liquidate any trust, except in connection with a distribution of corresponding junior subordinated debentures to you in liquidation of the trust, or in connection with mergers, consolidations or amalgamations permitted by the related trust agreement, and

     - to use our reasonable efforts, consistent with the terms and provisions of the related trust agreement, to cause the trust to remain a statutory trust and not to be classified as an association taxable as a corporation for United States federal income tax purposes.

         RELATIONSHIP AMONG THE PREFERRED SECURITIES, THE CORRESPONDING
               JUNIOR SUBORDINATED DEBENTURES AND THE GUARANTEES

     As long as payments of interest and other payments are made when due on each series of corresponding junior subordinated debentures, these payments will be sufficient to cover distributions and other payments due on the related preferred securities, primarily because:

     - the aggregate principal amount of each series of corresponding junior subordinated debentures will be equal to the sum of the aggregate stated liquidation amount of the corresponding preferred securities and corresponding common securities,

     - the interest rate and interest and other payment dates on each series of corresponding junior subordinated debentures will match the distribution rate and distribution and other payment dates for the corresponding preferred securities,

     - we will pay for all and any costs, expenses and liabilities of the trust except the obligations of the trust to holders of its preferred securities under the preferred securities, and

     - each trust agreement further provides that the trust will not engage in any activity that is not consistent with the limited purposes of the trust.

     We will irrevocably guarantee payments of distributions and other amounts due on the preferred securities, to the extent the trust has funds available for the payment of such distributions, to the extent set forth under "Description of Guarantee."

     Taken together, our obligations under each series of junior subordinated debentures, the junior subordinated indenture, the related trust agreement, the related expense agreement and the related guarantee provide a full, irrevocable and unconditional guarantee of payments of distributions and other amounts due on the related series of preferred securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes the guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the obligations of the trust under the preferred securities. If and to the extent that we do not make payments on any series of corresponding junior subordinated debentures, the trust will not pay distributions or other amounts due on its preferred securities.

     Notwithstanding anything to the contrary in the junior subordinated indenture, we have the right to set-off any payment we are otherwise required to make under the indenture with and to the extent we have made or are making a payment under the related guarantee.

     You may institute a legal proceeding directly against us to enforce your rights under the related guarantee without first instituting a legal proceeding against the guarantee trustee, the related trust or any other person or entity.

     The preferred securities of each trust evidence your rights to the benefits of the trust. Each trust exists for the sole purpose of issuing its preferred securities and common securities, investing the proceeds from the sale of such securities in corresponding junior subordinated debentures and related purposes.

     A principal difference between your rights as a holder of a preferred security and the rights of a holder of a corresponding junior subordinated debenture is that a holder of a corresponding junior subordinated debenture will accrue, and, subject to the permissible extension of the interest period, is entitled to receive, interest on the principal amount of corresponding junior subordinated debentures held, while you are only entitled to receive distributions if and to the extent the trust has funds available for the payment of those distributions.

     Upon any voluntary or involuntary termination, winding-up or liquidation of any trust involving the liquidation of the corresponding junior subordinated debentures, you will be entitled to receive, out of assets held by the trust, the liquidation distribution in cash. See "Description of Preferred
Securities -- Liquidation Distribution Upon Termination."

     Upon any voluntary or involuntary liquidation or bankruptcy of The Hartford Financial Services Group, Inc., the property trustee, as holder of the corresponding junior subordinated debentures, would be a subordinated creditor. In this case, the property trustee would be subordinated in right of payment to all senior debt, but entitled to receive payment in full of principal and interest, before any of our stockholders receive payments or distributions. Since we are the guarantor under each guarantee and have agreed to pay for all costs, expenses and liabilities of each trust, your position as a holder of the preferred securities and the position of a holder of the corresponding junior subordinated debentures relative to other creditors and to our stockholders in the event of liquidation or bankruptcy of our company would be substantially the same.

     A default or event of default under any senior debt would not constitute a default or event of default under the junior subordinated indenture. However, in the event of payment defaults under, or acceleration of, senior debt, the subordination provisions of the junior subordinated indenture provide that we may not make payments on the corresponding junior subordinated debentures until the senior debt has been paid in full or any payment default under the senior debt has been cured or waived. Our failure to make required payments on any series of corresponding junior subordinated debentures would constitute an event of default under the junior subordinated indenture.

                              PLAN OF DISTRIBUTION

     We may sell the securities offered by this prospectus through agents, underwriters or dealers, or directly to purchasers.

     Agents whom we designate may solicit offers to purchase the securities.

     - We will name any agent involved in offering or selling securities, and disclose any commissions that we will pay to the agent, in the applicable prospectus supplement.

     - Unless we indicate otherwise in the applicable prospectus supplement, our agents will act on a best efforts basis for the period of their appointment.

     - Our agents may be deemed to be underwriters under the Securities Act of 1933, as amended, of any of the securities that they offer or sell.

     We may use an underwriter or underwriters in the offer or sale of our securities.

     - If we use an underwriter or underwriters, we will execute an underwriting agreement with the underwriter or underwriters at the time that we reach an agreement for the sale of the securities.

     - We will include the names of the specific managing underwriter or underwriters, as well as the names of any other underwriters, and the terms of the transactions, including the compensation the underwriters and dealers will receive, in the applicable prospectus supplement.

     - The underwriters will use the applicable prospectus supplement to sell the securities.

     We may use a dealer to sell the securities.

     - If we use a dealer, we, as principal, will sell the securities to the dealer.

     - The dealer will then sell the securities to the public at varying prices that the dealer will determine at the time it sells our securities.

     - We will include the name of the dealer and the terms of our transactions with the dealer in the applicable prospectus supplement.

     We may solicit directly offers to purchase the securities, and we may directly sell the securities to institutional or other investors. We will describe the terms of our direct sales in our prospectus supplement.

     We may also offer and sell securities, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms referred to as remarketing firms, acting as principals for their own accounts or as our agents. Any remarketing firm will be identified and the terms of its agreement, if any, with us, and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters under the Securities Act in connection with the securities they remarket.

     We may indemnify agents, underwriters, dealers and remarketing firms against certain liabilities, including liabilities under the Securities Act. Our agents, underwriters, dealers and remarketing firms, or their affiliates, may be customers of, engage in transactions with or perform services for us, in the ordinary course of business.

     We may authorize our agents and underwriters to solicit offers by certain institutions to purchase the securities at the public offering price under delayed delivery contracts.

     - If we use delayed delivery contracts, we will disclose that we are using them in the prospectus supplement and will tell you when we will demand payment and delivery of the securities under the delayed delivery contracts.

     - These delayed delivery contracts will be subject only to the conditions that we describe in the prospectus supplement.

     - We will describe in the applicable prospectus supplement the commission that underwriters and agents soliciting purchases of the securities under delayed contracts will be entitled to receive.

                                 LEGAL OPINIONS

     Unless we state otherwise in the applicable prospectus supplement the validity of any securities offered by this prospectus will be passed upon for us by Brian S. Becker, our Senior Vice President and Corporate Secretary, and for the trusts by Richards, Layton & Finger, P.A., special Delaware counsel to the trusts, and for any underwriters or agents by counsel that we will name in the applicable prospectus supplement.

                                    EXPERTS

     The consolidated financial statements and the related financial statement schedules incorporated in this prospectus by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 2002 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the Company's changes in its method of accounting for (a) goodwill and indefinite-lived intangible assets in 2002, (b) accounting for derivative instruments and hedging activities in 2001 and (c) the recognition of interest income and impairment on purchased retained beneficial interests in securitized financial assets in 2001), and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                      WHERE YOU CAN FIND MORE INFORMATION

     This prospectus is part of a Registration Statement that we filed with the Securities and Exchange Commission. The Registration Statement, including the attached exhibits, contains additional relevant information about us. The rules and regulations of the Securities and Exchange Commission allow us to omit some of the information about The Hartford Financial Services Group, Inc. In addition, we file reports, proxy statements, information statements and other information with the Securities and Exchange Commission. This information may be read and copied at the Public Reference Room of the Securities and Exchange Commission at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549. Information regarding the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at 1-800-SEC-0330. The material may also be accessed electronically by means of the Securities and Exchange Commission's home page on the Internet at http://www.sec.gov or through our web site at http://www.thehartford.com.

     Our common stock is listed on the New York Stock Exchange, Inc. You can also inspect reports and other information concerning us at the office of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

                           INCORPORATION BY REFERENCE

     The rules of the Securities and Exchange Commission allow us to incorporate by reference information into this prospectus. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the Securities and Exchange Commission will automatically update and supercede this information. This prospectus incorporates by reference the documents listed below.

     - Our Annual Report on Form 10-K for the year ended December 31, 2002,

     - description of our common stock and the rights associated with our common stock contained in our registration statement on Form 8-A, dated September 18, 1995 (as amended by the Form 8-A/A filed on November 13,
       1995),

     - our current report on Form 8-K filed on March 17, 2003, and

     - all documents filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus.

     We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference in this prospectus. You should direct requests for those documents to The Hartford Financial Services Group, Inc., Hartford Plaza, Hartford, Connecticut 06115, Attention: Brian S. Becker, Senior Vice President and Corporate Secretary (Telephone: 860-547-5000).

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth those expenses to be incurred by The Hartford Financial Services Group, Inc. in connection with the issuance and distribution of the securities being registered. Except for the Securities and Exchange Commission filing fee, all amounts shown are estimates.

Securities and Exchange Commission filing fee...............  $105,170
Fees and expenses of Trustee................................  $ 15,000
Printing and engraving expenses.............................  $ 14,000
Accountant's fees and expenses..............................  $  7,000
Legal fees and expenses.....................................  $250,000
Miscellaneous expenses......................................  $  8,830
                                                              --------
  Total.....................................................  $400,000
                                                              ========

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     THE HARTFORD FINANCIAL SERVICES GROUP, INC.

     Section 145 of the Delaware General Corporation Law, as amended, provides in regards to indemnification of directors and officers as follows:

        145. Indemnification of Officers, Directors, Employees and Agents; Insurance.

          (a) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

          (b) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

          (c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

          (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

          (e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

          (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

          (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

          (h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

          (i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

          (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     Article 4 of The Hartford Financial Services Group, Inc.'s Amended and Restated By-Laws provides in regard to indemnification of directors and officers as follows:

          4.1(a) Right to Indemnification. The Corporation, to the fullest extent permitted by applicable law as then in effect, shall indemnify any person who is or was a Director or officer of the Corporation and who is or was involved in any manner (including, without limitation, as a party or a witness) or is threatened to be made so involved in any threatened, pending or completed investigation, claim, action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, any action, suit or proceeding by or in the right of the Corporation to procure a judgment in its favor) (a "Proceeding") by reason of the fact that such person is or was a Director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust or other enterprise (including, without limitation, any employee benefit plan) (a "Covered Entity"), against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such Proceeding. Any such former or present Director or officer of the Corporation finally determined to be entitled to indemnification as provided in this Article 4 is hereinafter called an "Indemnitee." Until such final determination is made, such former or present Director or officer shall be a "Potential Indemnitee" for purposes of this Article 4. Notwithstanding the foregoing provisions of this Section 4.1(a), the Corporation shall not indemnify an Indemnitee with respect to any Proceeding commenced by such Indemnitee unless the commencement of such Proceeding by such Indemnitee has been approved by a majority vote of the Disinterested Directors (as defined in Section 4.5(d); provided, however, that such approval of a majority of the Disinterested Directors shall not be required with respect to any Proceeding commenced by such Indemnitee after a Change in Control (as defined in Section 4.5(d)) has occurred.

          (b) Effect of Amendments. Neither the amendment or repeal of, nor the adoption of a provision inconsistent with, any provision of this Article 4 (including, without limitation, this Section 4.1(b)) shall adversely affect the rights of any Director or officer under this Article 4 (i) with respect to any Proceeding commenced or threatened prior to such amendment, repeal or adoption of an inconsistent provision or (ii) after the occurrence of a Change in Control, with respect to any Proceeding arising out of any action or omission occurring prior to such amendment, repeal or adoption of an inconsistent provision, in either case without the written consent of such Director or officer.

          4.2 Insurance, Contracts and Funding. The Corporation may purchase and maintain insurance to protect itself and any Director, officer, employee or agent of the Corporation against any expenses, judgments, fines and amounts paid in settlement as specified in Section 4.1(a) or Section
     4.6 of this Article 4 or incurred by any Director, officer, employee or agent of the Corporation in connection with any Proceeding referred to in such Sections, to the fullest extent permitted by applicable law as then in effect. The Corporation may enter into contracts with any Director, officer, employee or agent of the Corporation or any director, officer, employee, fiduciary or agent of any Covered Entity in furtherance of the provisions of this Article 4 and may create a trust fund or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided in this Article 4.

          4.3 Indemnification; Not Exclusive Right. The right of indemnification provided in this Article 4 shall not be exclusive of any other rights to which any Indemnitee or Potential Indemnitee may otherwise be entitled, and the provisions of this Article 4 shall inure to the benefit of the heirs and legal representatives of any Indemnitee or Potential Indemnitee under this Article 4 and shall be applicable to Proceedings commenced or continuing after the adoption of this Article 4, whether arising from acts or omissions occurring before or after such adoption.

          4.4 Advancement of Expenses. Each Potential Indemnitee shall be entitled to receive advance payment of any expenses actually and reasonably incurred by such Potential Indemnitee in connection with such Proceeding prior to a determination of entitlement to indemnification pursuant to
     Section 4.5(a). Each Potential Indemnitee shall submit a statement or statements to the Corporation requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding, reasonably evidencing the expenses incurred by such Potential Indemnitee and accompanied by an undertaking by or on behalf of such Potential Indemnitee to repay the amounts advanced if ultimately it should be determined that such Potential Indemnitee is not entitled to be indemnified against such expenses pursuant to this Article 4. A determination of the reasonableness of such expenses shall be made and such reasonable expenses shall be advanced pursuant to procedures to be established from time to time by the Board or its designee(s) (the "Advancement Procedures"). The amendment or repeal of, and the adoption of a provision inconsistent with, any provision of the Advancement Procedures shall be governed by Section 4.1(b) of this Article 4. Notwithstanding the foregoing provisions of this
     Section 4.4, the Corporation shall not advance expenses to a Potential Indemnitee with respect to any Proceeding commenced by such Potential Indemnitee unless the commencement of such Proceeding by such Potential Indemnitee has been approved by a majority vote of the Disinterested Directors; provided, however, that such approval of a majority of the Disinterested Directors shall not be required with respect to any Proceeding commenced by such Potential Indemnitee after a Change in Control has occurred.

          4.5 Indemnification Procedures; Presumptions and Effect of Certain Proceedings; Remedies. In furtherance, but not in limitation, of the foregoing provisions of this Article 4, the following procedures, presumptions and remedies shall apply with respect to the right to indemnification under this Article 4:

             (a) Procedures for Determination of Entitlement to Indemnification. (i) To obtain indemnification under this Article 4, a Potential Indemnitee shall submit to the Secretary of the Corporation a written request, including such documentation and information as is reasonably available to the Potential Indemnitee and reasonably necessary to determine whether and to what extent the Potential Indemnitee is entitled to indemnification (the "Supporting Documentation"). The determination of the Potential Indemnitee's entitlement to indemnification shall be made not later than 60 days after the later of (A) the receipt by the Corporation of the written request for indemnification together with the Supporting Documentation and (B) the receipt by the Corporation of written notice of final disposition of the Proceeding for which indemnification is sought. The Secretary of the Corporation shall, promptly upon receipt of such a request for indemnification, advise the Board in writing that the Indemnitee has requested indemnification.

             (ii) The Potential Indemnitee's entitlement to indemnification under this Article 4 shall be determined in one of the following ways:
        (A) by a majority vote of the Disinterested Directors whether or not they constitute a quorum of the Board; (B) by a committee of the Disinterested Directors designated by a majority vote of the Disinterested Directors, whether or not they constitute a quorum of the Board; (C) by a written opinion of Independent Counsel as defined in
        Section 4.5(d)) if (x) a Change in Control shall have occurred and the Potential Indemnitee so requests or (y) there are no Disinterested Directors or a majority of such Disinterested Directors so directs; (D) by the stockholders of the Corporation; or (E) as provided in Section 4.5(b) of this Article 4.

             (iii) In the event the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 4.5(a)(ii), a majority of the Disinterested Directors (or, if there are no Disinterested Directors, the General Counsel of the Corporation or, if the General Counsel is or was a party to the Proceeding in respect of which indemnification is sought, the highest ranking officer of the Corporation who is not and was not a party to such Proceeding) shall select the

        Independent Counsel, but only an Independent Counsel to which the Potential Indemnitee does not reasonably object; provided, however, that if a Change in Control shall have occurred, the Potential Indemnitee shall select such Independent Counsel, but only an Independent Counsel to which a majority of the Disinterested Directors does not reasonably object.

             (b) Presumptions and Effect of Certain Proceedings. Except as otherwise expressly provided in this Article 4, if a Change in Control shall have occurred, the Potential Indemnitee shall be presumed to be entitled to indemnification under this Article 4 (with respect to actions or failures to act occurring prior to such Change in Control) upon submission of a request for indemnification together with the Supporting Documentation in accordance with Section 4.5(a)(i)(A) of this
        Article 4, and thereafter the Corporation shall have the burden of proof to overcome that presumption in reaching a contrary determination. In any event, if the person or persons empowered under Section 4.5(a) of this Article 4 to determine entitlement to indemnification shall not have been appointed or shall not have made a determination within 60 days after the later of (x) receipt by the Corporation of the written request for indemnification together with the Supporting Documentation and (y) the receipt by the Corporation of written notice of final disposition of the Proceeding for which indemnification is sought, the Potential Indemnitee shall be deemed to be, and shall be, entitled to indemnification. The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, adversely affect the right of the Potential Indemnitee to indemnification or create a presumption that the Potential Indemnitee did not act in good faith and in a manner which the Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation or, with respect to any criminal Proceeding, that the Potential Indemnitee had reasonable cause to believe that his or her conduct was unlawful.

             (c) Remedies. (i) In the event that a determination is made pursuant to Section 4.5(a) of this Article 4 that the Potential Indemnitee is not entitled to indemnification under this Article 4, (A) the Potential Indemnitee shall be entitled to seek an adjudication of his or her entitlement to such indemnification either, at the Potential Indemnitee's sole option, in (x) an appropriate court of the state of Delaware or any other court of competent jurisdiction or (y) an arbitration to be conducted by a single arbitrator pursuant to the rules of the American Arbitration Association; (B) any such judicial proceeding or arbitration shall be de novo and the Indemnitee shall not be prejudiced by reason of such adverse determination; and (C) if a Change in Control shall have occurred, in any such judicial proceeding or arbitration, the Corporation shall have the burden of proving that the Potential Indemnitee is not entitled to indemnification under this
        Article 4 (with respect to actions or omissions occurring prior to such Change in Control).

             (ii) If a determination shall have been made or deemed to have been made, pursuant to Section 4.5(a) or (b) of this Article 4, that the Potential Indemnitee is entitled to indemnification, the Corporation shall be obligated to pay the amounts constituting such indemnification within five days after such determination has been made or deemed to have been made and shall be conclusively bound by such determination unless (A) the Indemnitee misrepresented or failed to disclose a material fact in making the request for indemnification or in the Supporting Documentation or (B) such indemnification is prohibited by law. In the event that payment of indemnification is not made within five days after a determination of entitlement to indemnification has been made or deemed to have been made pursuant to Section 4.5(a) or (b) of this Article 4, the Indemnitee shall be entitled to seek judicial enforcement of the Corporation's obligation to pay to the Indemnitee such indemnification. Notwithstanding the foregoing, the Corporation may bring an action, in an appropriate court in the state of Delaware or any other court of competent jurisdiction, contesting the right of the Indemnitee to receive indemnification hereunder due to the occurrence of an event described in Subclause (A) or (B) of this subsection (each, a "Disqualifying Event"); provided, however, that in any such action the Corporation shall have the burden of proving the occurrence of such Disqualifying Event.

             (iii) The Corporation shall be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section 4.5(c) that the procedures and presumptions of this Article 4 are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Corporation is bound by all the provisions of this Article 4.

             (iv) In the event that the Indemnitee or Potential Indemnitee, pursuant to this Section 4.5(c), seeks a judicial adjudication of or an award in arbitration to enforce his or her rights under, or to recover damages for breach of, this Article 4, such person shall be entitled to recover from the Corporation, and shall be indemnified by the Corporation against, any expenses actually and reasonably incurred by such person in connection with such judicial adjudication or arbitration. If it shall be determined in such judicial adjudication or arbitration that such person is entitled to receive part but not all of the indemnification or advancement of expenses sought, the expenses incurred by such person in connection with such judicial adjudication or arbitration shall be prorated accordingly.

             (d) Definitions.  For purposes of this Article 4:

                (i) "Change in Control" means a change in control of the Corporation of a nature that would be required to be reported in response to Item 6(e) (or any successor provision) of Schedule 14A of Regulation 14A (or any amendment or successor provision thereto) promulgated under the Securities Exchange Act of 1934, as amended (the "Act"), whether or not the Corporation is then subject to such reporting requirement; provided that, without limitation, such a change in control shall be deemed to have occurred if (A) any "person" (as such term is used in Sections 13(d) and 14(d) of the Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Corporation representing 20% or more of the voting power of all outstanding shares of stock of the Corporation entitled to vote generally in an election of Directors without the prior approval of at least two-thirds of the members of the Board in office immediately prior to such acquisition; (B) the Corporation is a party to any merger or consolidation in which the Corporation is not the continuing or surviving corporation or pursuant to which shares of the Corporation's common stock would be converted into cash, securities or other property, other than a merger of the Corporation in which the holders of the Corporation's common stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger; (C) there is a sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, the assets of the Corporation, or liquidation or dissolution of the Corporation; (D) the Corporation is a party to a merger, consolidation, sale of assets or other reorganization, or a proxy contest, as a consequence of which members of the Board in office immediately prior to such transaction or event constitute less than a majority of the Board thereafter; or (E) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board (including for this purpose any new Director whose election or nomination for election by the stockholders was approved by a vote of at least two-thirds of the Directors then still in office who were Directors at the beginning of such period) cease for any reason to constitute at least a majority of the Board.

                (ii) "Disinterested Director" means a Director who is not or was not a party to the Proceeding in respect of which indemnification is sought by the Indemnitee or Potential Indemnitee.

                (iii) "Independent Counsel" means a law firm or a member of a law firm that neither presently is, nor in the past five years has been, retained to represent: (a) the Corporation or the Indemnitee in any matter material to either such party or (b) any other party to the Proceeding giving rise to a claim for indemnification under this
           Article 4. Notwithstanding the foregoing, the term "Independent Counsel" shall not include any person who, under applicable standards of professional conduct then prevailing under the law of the State of Delaware, would have a conflict of interest in representing either the Corporation or the Indemnitee or Potential Indemnitees in an action to determine the Indemnitee's or Potential Indemnitee's rights under this Article 4.

          4.6 Indemnification of Employees and Agents. Notwithstanding any other provision of this Article 4, the Corporation, to the fullest extent permitted by applicable law as then in effect, may indemnify any person other than a Director or officer of the Corporation who is or was an employee or agent of the Corporation and who is or was involved in any manner (including, without limitation, as a party or a witness) or is threatened to be made so involved in any threatened, pending or completed Proceeding by reasons of the fact that such person is or was an employee or agent of the Corporation or was or is serving, at the request of the Corporation, as a director, officer, employee, or agent of a Covered Entity against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such Proceeding. The Corporation may also advance expenses incurred by such employee, fiduciary or agent in connection with any such Proceeding, consistent with the provisions of applicable law as then in effect. If made or advanced, such indemnification shall be made and such reasonable expenses shall be advanced pursuant to procedures to be established from time to time by the Board or its designee(s).

          4.7 Severability. If any of this Article 4 shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (i) the validity, legality and enforceability of the remaining provisions of this
     Article 4 (including, without limitation, all portions of any Section of this Article 4 containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (ii) to the fullest extent possible, the provisions of this Article 4 (including, without limitation, all portions of any Section of this Article 4 containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

     Section 102(b)(7) of the Delaware General Corporation Law, as amended, provides in regard to the limitation of liability of directors and officers as follows:

          (b) In addition to the matters required to be set forth in the certificate of incorporation by subsection (a) of this section, the certificate of incorporation may also contain any or all of the following matters:

             (7) A provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under section 174 of this Title, or (iv) for any transaction from which the director derived an improper personal benefit. No such provision shall eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision becomes effective. All references in this paragraph to a director shall also be deemed to refer (x) to a member of the governing body of a corporation which is not authorized to issue capital stock, and (y) to such other person or persons, if any, who, pursuant to a provision of the certificate of incorporation in accordance with sec. 141(a) of this title, exercise or perform any of the powers or duties otherwise conferred or imposed upon the board of directors by this title.

     As permitted by Section 102(b)(7) of the Delaware General Corporation Law, Article SIXTH of The Hartford Financial Services Group, Inc.'s Amended and Restated Certificate of Incorporation provides in regard to the limitation of liability of directors and officers as follows:

          To the fullest extent permitted by applicable law as then in effect, no director or officer shall be personally liable to the Corporation or any of its stockholders for damages for breach of fiduciary duty as a director or officer, except for liability (a) for any breach of the director's duty of loyalty to the

     Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the Delaware General Corporation Law, (d) for any transaction from which the director derived an improper personal benefit or (e) for any act or omission occurring prior to the effective date of this ARTICLE SIXTH. Any repeal or modification of this ARTICLE SIXTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director or officer of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

     We have policies in force and effect that insure our directors and officers against losses which they or any of them will become legally obligated to pay by reason of any actual or alleged error or misstatement or misleading statement or act or omission or neglect or breach of duty by such directors and officers in the discharge of their duties, individually or collectively, or as a result of any matter claimed against them solely by reason of their being directors or officers. Such coverage is limited by the specific terms and provisions of the insurance policies.

     The underwriters or agents on whose behalf the agreements listed as Exhibits 1.01 through 1.06 to this registration statement will be executed will agree in those agreements to indemnify directors and officers of The Hartford Financial Services Group, Inc., and persons controlling The Hartford Financial Services Group, Inc., within the meaning of the Securities Act of 1933, as amended, against certain liabilities that might arise out of or are based upon certain information furnished to us by any such underwriter or agent.

     THE TRUSTS

     The Hartford Financial Services Group, Inc., as Depositor, has agreed to indemnify the Issuer Trustees for, and to hold the Issuer Trustees harmless against, any loss, damage, claims, liability, penalty or expense incurred without negligence or bad faith on the part of any Issuer Trustee, arising out of or in connection with the acceptance or administration of the Trust Agreement, including the costs and expenses of any Issuer Trustee of defending itself against any claim or liability in connection with the exercise and performance of any of its powers or duties under the Trust Agreement.

ITEM 16.  EXHIBITS

  EXHIBIT
    NO.                                DESCRIPTION
  -------                              -----------
    1.01       Form of Underwriting Agreement (Equity) (incorporated herein by reference to Exhibit 1.01 to the Registration Statement on Form S-3 (Registration No. 333-88762) of the Hartford
               Financial Services Group, Inc. (the "Hartford"), Hartford
               Capital IV, Hartford Capital V and Hartford Capital VI).
    1.02       Form of Underwriting Agreement (Debt) (incorporated herein by reference to Exhibit 1.02 to the Registration Statement on Form S-3 (Registration No. 333-12617) of The Hartford,
               Hartford Capital II, Hartford Capital III and Hartford
               Capital IV).
    1.03       Form of Underwriting Agreement (Preferred Securities)
               (incorporated herein by reference to Exhibit 1.03 to the
               Registration Statement on Form S-3 (Registration No.
               333-88762) of the Hartford, Hartford Capital IV, Hartford
               Capital V and Hartford Capital VI).
    1.04       Form of Underwriting Agreement (Stock Purchase Contracts)
               (incorporated herein by reference to Exhibit 1.04 to the
               Registration Statement on Form S-3 (Registration No.
               333-12617) of The Hartford, Hartford Capital II, Hartford
               Capital III and Hartford Capital IV).
    1.05       Form of Underwriting Agreement (Stock Purchase Units).*
    1.06       Form of Underwriting Agreement (Warrants).*
    4.01       Amended and Restated Certificate of Incorporation of The
               Hartford, amended effective May 1, 2002 (incorporated herein by reference to Exhibit 3.01 to the Hartford's Form 10-Q for the quarterly period ended March 31, 2002).
    4.02       Amended and Restated By-Laws of The Hartford, amended
               effective February 20, 2003 (incorporated herein by
               reference to Exhibit 3.02 to The Hartford's Form 10-K for
               the fiscal year ended December 31, 2002).

  EXHIBIT
    NO.                                DESCRIPTION
  -------                              -----------
    4.03       Senior Indenture, dated as of October 20, 1995, between ITT
               Hartford Group, Inc. ("ITT Hartford") and The Chase
               Manhattan Bank (National Association) as Trustee.
    4.04       Form of Subordinated Indenture (incorporated herein by
               reference to Exhibit 4.04 to the Registration Statement on
               Form S-3 (Registration No. 333-12617) of The Hartford,
               Hartford Capital II, Hartford Capital III and Hartford
               Capital IV).
    4.05       Junior Subordinated Indenture, dated as of October 30, 1996, between ITT Hartford and Wilmington Trust Company, as
               Trustee.
    4.06       Certificate of Trust of Hartford Capital IV (incorporated
               herein by reference to Exhibit 4.15 to the Registration
               Statement on Form S-3 (Registration No. 33-98014) of ITT
               Hartford, Hartford Capital I, Hartford Capital II, Hartford
               Capital III and Hartford Capital IV).
    4.07       Trust Agreement of Hartford Capital IV (incorporated herein by reference to Exhibit 4.16 to the Registration Statement on Form S-3 (Registration No. 33-98014) of ITT Hartford,
               Hartford Capital I, Hartford Capital II, Hartford Capital
               III and Hartford Capital IV).
    4.08       Certificate of Trust of Hartford Capital V (incorporated
               herein by reference to Exhibit 4.10 to the Registration
               Statement on Form S-3 (Registration No. 333-49666) of The
               Hartford, Hartford Capital III, Hartford Capital IV and
               Hartford Capital V).
    4.09       Trust Agreement of Hartford Capital V (incorporated herein by reference to Exhibit 4.11 to the Registration Statement on Form S-3 (Registration No. 333-49666) of The Hartford,
               Hartford Capital III, Hartford Capital IV and Hartford
               Capital V).
    4.10       Certificate of Trust of Hartford Capital VI (incorporated
               herein by reference to Exhibit 4.10 to the Registration
               Statement on Form S-3 (Registration No. 333-88762) of The
               Hartford, Hartford Capital IV, Hartford Capital V and
               Hartford Capital VI).
    4.11       Trust Agreement of Hartford Capital VI (incorporated herein by reference to Exhibit 4.11 to the Registration Statement on Form S-3 (Registration No. 333-88762) of The Hartford,
               Hartford Capital IV, Hartford Capital V and Hartford Capital
               VI).
    4.12       Form of Amended and Restated Trust Agreement for Hartford
               Capital IV (incorporated herein by reference to Exhibit 4.18 to the Registration Statement on Form S-3 (Registration No.
               333-12617) of The Hartford, Hartford Capital II, Hartford
               Capital III and Hartford Capital IV).
    4.13       Form of Preferred Security Certificate for Hartford Capital
               IV (included as Exhibit E of Exhibit 4.12).
    4.14       Form of Agreement as to Expenses and Liabilities for
               Hartford Capital IV (included as Exhibit D of Exhibit 4.12).
    4.15       Form of Guarantee Agreement in respect of Hartford Capital
               IV (incorporated herein by reference to Exhibit 4.20 to the
               Registration Statement on Form S-3 (Registration No.
               333-12617) of The Hartford, Hartford Capital II, Hartford
               Capital III and Hartford Capital IV).
    4.16       Form of Amended and Restated Trust Agreement for Hartford
               Capital V (incorporated herein by reference to Exhibit 4.18 to the Registration Statement on Form S-3 (Registration No.
               333-49666) of The Hartford, Hartford Capital III, Hartford
               Capital IV and Hartford Capital V).
    4.17       Form of Preferred Security Certificate for Hartford Capital
               V (included as Exhibit E of Exhibit 4.16).
    4.18       Form of Agreement as to Expenses and Liabilities for
               Hartford Capital V (included as Exhibit D of Exhibit 4.16).
    4.19       Form of Guarantee Agreement in respect of Hartford Capital V
               (incorporated herein by reference to Exhibit 4.20 to the
               Registration Statement on Form S-3 (Registration No.
               333-49666) of The Hartford, Hartford Capital III, Hartford
               Capital IV and Hartford Capital V).
    4.20       Form of Amended and Restated Trust Agreement for Hartford
               Capital VI (incorporated herein by reference to Exhibit 4.20 to the Registration Statement on Form S-3 (Registration No.
               333-88762) of The Hartford, Hartford Capital IV, Hartford
               Capital V and Hartford Capital VI).
    4.21       Form of Preferred Security Certificate for Hartford Capital
               VI (included as Exhibit E of Exhibit 4.20).

  EXHIBIT
    NO.                                DESCRIPTION
  -------                              -----------
    4.22       Form of Agreement as to Expenses and Liabilities for
               Hartford Capital VI (included as Exhibit D of Exhibit 4.20).
    4.23       Form of Guarantee Agreement in respect of Hartford Capital
               VI (incorporated herein by reference to Exhibit 4.23 to the
               Registration Statement on Form S-3 (Registration No.
               333-88762) of The Hartford, Hartford Capital IV, Hartford
               Capital V and Hartford Capital VI).
    4.24       Form of Depositary Receipt.*
    4.25       Form of Depositary Agreement.*
    4.26       Rights Agreement, dated as of November 1, 1995, between ITT
               Hartford and The Bank of New York, as Rights Agent.
    4.27       Form of Certificate of Voting Powers, Preferences and
               Relative, Participating, Optional and Other Special Rights
               and Qualifications, Limitations or Restrictions of Series A
               Participating Cumulative Preferred Stock of The Hartford
               (included as Exhibit A of Exhibit 4.26).
    4.28       Form of Right Certificate (included as Exhibit B of Exhibit
               4.26).
    4.29       Form(s) of Warrant Agreement(s), including form of Warrant.*
    4.30       Specimen Common Share Certificate (incorporated herein by
               reference to Exhibit 4.1 to The Hartford's Registration
               Statement on Form 8-A, dated September 18, 1995, as amended by the Form 8-A/A, filed on November 13, 1995).
    4.31       Form of Purchase Contract Agreement.*
    4.32       Form of Pledge Agreement.*
    4.33       Supplemental Indenture No. 1, dated as of December 27, 2000, to the Senior Indenture filed as Exhibit 4.03 hereto,
               between The Hartford and The Chase Manhattan Bank, as
               Trustee (incorporated herein by reference to Exhibit 4.30 to the Registration Statement on Form S-3 (Registration No.
               333-49666) of The Hartford, Hartford Capital III, Hartford
               Capital IV and Hartford Capital V).
    4.34       Supplemental Indenture No. 2, dated as of September 13,
               2002, to the Senior Indenture filed as Exhibit 4.03 hereto, between The Hartford and JPMorgan Chase Bank, as Trustee
               (incorporated herein by reference to Exhibit 4.1 to The
               Hartford's Report on Form 8-K, filed September 17, 2002).
    4.35       Form of Global Security (included in Exhibit 4.34).
    4.36       Supplemental Indenture, dated as of October 26, 2001,
               between The Hartford and Wilmington Trust Company, as
               Trustee, to the Junior Subordinated Indenture filed as
               Exhibit 4.05 hereto, between The Hartford and Wilmington
               Trust Company, as Trustee (incorporated herein by reference to Exhibit 4.27 to The Hartford's Form 10-K for the fiscal year ended December 31, 2001).
    4.37       Supplemental Indenture No. 2, dated as of March   , 2003,
               between The Hartford and Wilmington Trust Company, as
               Trustee, to the Junior Subordinated Indenture filed as
               Exhibit 4.05 hereto, between The Hartford and Wilmington
               Trust Company, as Trustee.*
    5.01       Opinion of Brian S. Becker.*
    5.02       Opinion of Richards, Layton & Finger, P.A. special Delaware counsel, relating to the legality of the Preferred
               Securities of Hartford Capital IV.*
    5.03       Opinion of Richards, Layton & Finger, P.A. special Delaware counsel, relating to the legality of the Preferred
               Securities of Hartford Capital V.*
    5.04       Opinion of Richards, Layton & Finger, P.A. special Delaware counsel, relating to the legality of the Preferred
               Securities of Hartford Capital VI.*
   12.01       Statement Re: Computation of Ratio of Earnings to Fixed
               Charges and Earnings to Combined Fixed Charges and Preferred
               Stock Dividends (incorporated herein by reference to Exhibit
               12.01 to The Hartford's Form 10-K for the fiscal year ended
               December 31, 2002).
   23.01       Consent of Deloitte & Touche LLP.
   23.02       Consent of Brian S. Becker (included in Exhibit 5.01).*
   23.03       Consent of Richards, Layton & Finger, P.A. special Delaware counsel (included in Exhibits 5.02, 5.03 and 5.04).*

  EXHIBIT
    NO.                                DESCRIPTION
  -------                              -----------
   24.01       Power of Attorney of certain officers and directors of The
               Hartford.
   25.01       Statement of Eligibility and Qualification under the Trust
               Indenture Act of 1939 of Wilmington Trust Company, as
               Trustee for the Junior Subordinated Indenture.
   25.02       Statement of Eligibility and Qualification under the Trust
               Indenture Act of 1939 of Wilmington Trust Company, as
               Property Trustee for the Amended and Restated Trust
               Agreement of Hartford Capital Trust IV.
   25.03       Statement of Eligibility and Qualification under the Trust
               Indenture Act of 1939 of Wilmington Trust Company, as
               Guarantee Trustee for the Guarantee for Hartford Capital
               Trust IV.
   25.04       Statement of Eligibility and Qualification under the Trust
               Indenture Act of 1939 of Wilmington Trust Company, as
               Property Trustee for the Amended and Restated Trust
               Agreement of Hartford Capital Trust V.
   25.05       Statement of Eligibility and Qualification under the Trust
               Indenture Act of 1939 of Wilmington Trust Company, as
               Guarantee Trustee for the Guarantee for Hartford Capital
               Trust V.
   25.06       Statement of Eligibility and Qualification under the Trust
               Indenture Act of 1939 of Wilmington Trust Company, as
               Property Trustee for the Amended and Restated Trust
               Agreement of Hartford Capital Trust VI.
   25.07       Statement of Eligibility and Qualification under the Trust
               Indenture Act of 1939 of Wilmington Trust Company, as
               Guarantee Trustee for the Guarantee for Hartford Capital
               Trust VI.
   25.08       Statement of Eligibility and Qualification under the Trust
               Indenture Act of 1939 of JPMorgan Chase Bank, as Trustee for
               the Senior Debt securities.
   25.09       Statement of Eligibility and Qualification under the Trust
               Indenture Act of 1939 of the Subordinated Trustee, as
               Trustee for the Subordinated Debt Securities.*

---------------

* To be filed by amendment or by a report on Form 8-K pursuant to Item 601 of Regulation S-K.

ITEM 17.  UNDERTAKINGS

     (a) Rule 415 Offering

     Each undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

        Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by such registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) Filings Incorporating Subsequent Exchange Act Documents by Reference

     Each undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of such registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Acceleration of Effectiveness

     Insofar as indemnifications for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person, if any, of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (d) Rule 430A Offering

     Each undersigned registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (e) Equity Offerings of nonreporting registrants

     Each undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

     (f) Qualification of Trust Indentures for Delayed Offerings

     Each undersigned registrant hereby undertakes to file an application for the purpose of determining eligibility of the trustee to act under subsection
(a) of section 310 of the Trust Indenture Act ("Act") in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, The Hartford Financial Services Group, Inc. (i) certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and (ii) has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in Hartford, Connecticut, on this 19th day of March, 2003.

                                          THE HARTFORD FINANCIAL SERVICES GROUP,
                                          INC.

                                          By:       /s/ NEAL S. WOLIN
                                            ------------------------------------
                                            Name:  Neal S. Wolin
                                            Title: Executive Vice President and
                                                   General Counsel

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

                   SIGNATURE                                    TITLE                      DATE
                   ---------                                    -----                      ----
                       *                              Chairman, President, Chief      March 19, 2003
------------------------------------------------    Executive Officer and Director
                  Ramani Ayer                       (Principal Executive Officer)

                       *                             Executive Vice President and     March 19, 2003
------------------------------------------------               Director
                Thomas M. Marra

                       *                             Executive Vice President and     March 19, 2003
------------------------------------------------               Director
                David K. Zwiener

                       *                             Executive Vice President and     March 19, 2003
------------------------------------------------       Chief Financial Officer
                David M. Johnson                    (Principal Financial Officer)

                       *                              Senior Vice President and       March 19, 2003
------------------------------------------------   Controller (Principal Accounting
                Robert J. Price                                Officer)

                       *                                       Director               March 19, 2003
------------------------------------------------
                Rand V. Araskog

                       *                                       Director               March 19, 2003
------------------------------------------------
                Donald R. Frahm

                       *                                       Director               March 19, 2003
------------------------------------------------
              Edward J. Kelly, III

                       *                                       Director               March 19, 2003
------------------------------------------------
               Paul G. Kirk, Jr.

                       *                                       Director               March 19, 2003
------------------------------------------------
               Robert W. Selander

                       *                                       Director               March 19, 2003
------------------------------------------------
               Charles B. Strauss

                       *                                       Director               March 19, 2003
------------------------------------------------
               H. Patrick Swygert

                       *                                       Director               March 19, 2003
------------------------------------------------
                Gordon I. Ulmer

*By:              /s/ NEAL S. WOLIN
      ------------------------------------------
                 As Attorney-in-Fact

                                   SIGNATURE

     Pursuant to the requirements of the Securities Act of 1933, Hartford Capital IV (i) certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and (ii) has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in Hartford, Connecticut, on this 19th day of March, 2003.

                                          HARTFORD CAPITAL IV

                                          BY: THE HARTFORD FINANCIAL SERVICES
                                              GROUP, INC.,
                                              as Depositor

                                          By:       /s/ NEAL S. WOLIN
                                            ------------------------------------
                                            Name:  Neal S. Wolin
                                            Title: Executive Vice President and
                                                   General Counsel

                                   SIGNATURE

     Pursuant to the requirements of the Securities Act of 1933, Hartford Capital V (i) certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and (ii) has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in Hartford, Connecticut, on this 19th day of March, 2003.

                                          HARTFORD CAPITAL V

                                          By: THE HARTFORD FINANCIAL SERVICES
                                              GROUP, INC.,
                                              as Depositor

                                          By:       /s/ NEAL S. WOLIN
                                            ------------------------------------
                                            Name:  Neal S. Wolin
                                            Title: Executive Vice President and
                                                   General Counsel

                                   SIGNATURE

     Pursuant to the requirements of the Securities Act of 1933, Hartford Capital VI (i) certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and (ii) has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in Hartford, Connecticut, on this 19th day of March, 2003.

                                          HARTFORD CAPITAL VI

                                          By: THE HARTFORD FINANCIAL SERVICES
                                              GROUP, INC.,
                                              as Depositor

                                          By:       /s/ NEAL S. WOLIN
                                            ------------------------------------
                                            Name:  Neal S. Wolin
                                            Title: Executive Vice President and
                                                   General Counsel

                                 EXHIBIT INDEX

  EXHIBIT
    NO.                                DESCRIPTION
  -------                              -----------
    1.01       Form of Underwriting Agreement (Equity) (incorporated herein by reference to Exhibit 1.01 to the Registration Statement on Form S-3 (Registration No. 333-88762) of the Hartford
               Financial Services Group, Inc. (the "Hartford"), Hartford
               Capital IV, Hartford Capital V and Hartford Capital VI).
    1.02       Form of Underwriting Agreement (Debt) (incorporated herein by reference to Exhibit 1.02 to the Registration Statement on Form S-3 (Registration No. 333-12617) of The Hartford,
               Hartford Capital II, Hartford Capital III and Hartford
               Capital IV).
    1.03       Form of Underwriting Agreement (Preferred Securities)
               (incorporated herein by reference to Exhibit 1.03 to the
               Registration Statement on Form S-3 (Registration No.
               333-88762) of the Hartford, Hartford Capital IV, Hartford
               Capital V and Hartford Capital VI).
    1.04       Form of Underwriting Agreement (Stock Purchase Contracts)
               (incorporated herein by reference to Exhibit 1.04 to the
               Registration Statement on Form S-3 (Registration No.
               333-12617) of The Hartford, Hartford Capital II, Hartford
               Capital III and Hartford Capital IV).
    1.05       Form of Underwriting Agreement (Stock Purchase Units).*
    1.06       Form of Underwriting Agreement (Warrants).*
    4.01       Amended and Restated Certificate of Incorporation of The
               Hartford, amended effective May 1, 2002 (incorporated herein by reference to Exhibit 3.01 to the Hartford's Form 10-Q for the quarterly period ended March 31, 2002).
    4.02       Amended and Restated By-Laws of The Hartford, amended
               effective February 20, 2003 (incorporated herein by
               reference to Exhibit 3.02 to The Hartford's Form 10-K for
               the fiscal year ended December 31, 2002).
    4.03       Senior Indenture, dated as of October 20, 1995, between ITT
               Hartford Group, Inc. ("ITT Hartford") and The Chase
               Manhattan Bank (National Association) as Trustee.
    4.04       Form of Subordinated Indenture (incorporated herein by
               reference to Exhibit 4.04 to the Registration Statement on
               Form S-3 (Registration No. 333-12617) of The Hartford,
               Hartford Capital II, Hartford Capital III and Hartford
               Capital IV).
    4.05       Junior Subordinated Indenture, dated as of October 30, 1996, between ITT Hartford and Wilmington Trust Company, as
               Trustee.
    4.06       Certificate of Trust of Hartford Capital IV (incorporated
               herein by reference to Exhibit 4.15 to the Registration
               Statement on Form S-3 (Registration No. 33-98014) of ITT
               Hartford, Hartford Capital I, Hartford Capital II, Hartford
               Capital III and Hartford Capital IV).
    4.07       Trust Agreement of Hartford Capital IV (incorporated herein by reference to Exhibit 4.16 to the Registration Statement on Form S-3 (Registration No. 33-98014) of ITT Hartford,
               Hartford Capital I, Hartford Capital II, Hartford Capital
               III and Hartford Capital IV).
    4.08       Certificate of Trust of Hartford Capital V (incorporated
               herein by reference to Exhibit 4.10 to the Registration
               Statement on Form S-3 (Registration No. 333-49666) of The
               Hartford, Hartford Capital III, Hartford Capital IV and
               Hartford Capital V).
    4.09       Trust Agreement of Hartford Capital V (incorporated herein by reference to Exhibit 4.11 to the Registration Statement on Form S-3 (Registration No. 333-49666) of The Hartford,
               Hartford Capital III, Hartford Capital IV and Hartford
               Capital V).
    4.10       Certificate of Trust of Hartford Capital VI (incorporated
               herein by reference to Exhibit 4.10 to the Registration
               Statement on Form S-3 (Registration No. 333-88762) of The
               Hartford, Hartford Capital IV, Hartford Capital V and
               Hartford Capital VI).
    4.11       Trust Agreement of Hartford Capital VI (incorporated herein by reference to Exhibit 4.11 to the Registration Statement on Form S-3 (Registration No. 333-88762) of The Hartford,
               Hartford Capital IV, Hartford Capital V and Hartford Capital
               VI).
    4.12       Form of Amended and Restated Trust Agreement for Hartford
               Capital IV (incorporated herein by reference to Exhibit 4.18 to the Registration Statement on Form S-3 (Registration No.
               333-12617) of The Hartford, Hartford Capital II, Hartford
               Capital III and Hartford Capital IV).

  EXHIBIT
    NO.                                DESCRIPTION
  -------                              -----------
    4.13       Form of Preferred Security Certificate for Hartford Capital
               IV (included as Exhibit E of Exhibit 4.12).
    4.14       Form of Agreement as to Expenses and Liabilities for
               Hartford Capital IV (included as Exhibit D of Exhibit 4.12).
    4.15       Form of Guarantee Agreement in respect of Hartford Capital
               IV (incorporated herein by reference to Exhibit 4.20 to the
               Registration Statement on Form S-3 (Registration No.
               333-12617) of The Hartford, Hartford Capital II, Hartford
               Capital III and Hartford Capital IV).
    4.16       Form of Amended and Restated Trust Agreement for Hartford
               Capital V (incorporated herein by reference to Exhibit 4.18 to the Registration Statement on Form S-3 (Registration No.
               333-49666) of The Hartford, Hartford Capital III, Hartford
               Capital IV and Hartford Capital V).
    4.17       Form of Preferred Security Certificate for Hartford Capital
               V (included as Exhibit E of Exhibit 4.16).
    4.18       Form of Agreement as to Expenses and Liabilities for
               Hartford Capital V (included as Exhibit D of Exhibit 4.16).
    4.19       Form of Guarantee Agreement in respect of Hartford Capital V
               (incorporated herein by reference to Exhibit 4.20 to the
               Registration Statement on Form S-3 (Registration No.
               333-49666) of The Hartford, Hartford Capital III, Hartford
               Capital IV and Hartford Capital V).
    4.20       Form of Amended and Restated Trust Agreement for Hartford
               Capital VI (incorporated herein by reference to Exhibit 4.20 to the Registration Statement on Form S-3 (Registration No.
               333-88762) of The Hartford, Hartford Capital IV, Hartford
               Capital V and Hartford Capital VI).
    4.21       Form of Preferred Security Certificate for Hartford Capital
               VI (included as Exhibit E of Exhibit 4.20).
    4.22       Form of Agreement as to Expenses and Liabilities for
               Hartford Capital VI (included as Exhibit D of Exhibit 4.20).
    4.23       Form of Guarantee Agreement in respect of Hartford Capital
               VI (incorporated herein by reference to Exhibit 4.23 to the
               Registration Statement on Form S-3 (Registration No.
               333-88762) of The Hartford, Hartford Capital IV, Hartford
               Capital V and Hartford Capital VI).
    4.24       Form of Depositary Receipt.*
    4.25       Form of Depositary Agreement.*
    4.26       Rights Agreement, dated as of November 1, 1995, between ITT
               Hartford and The Bank of New York, as Rights Agent.
    4.27       Form of Certificate of Voting Powers, Preferences and
               Relative, Participating, Optional and Other Special Rights
               and Qualifications, Limitations or Restrictions of Series A
               Participating Cumulative Preferred Stock of The Hartford
               (included as Exhibit A of Exhibit 4.26).
    4.28       Form of Right Certificate (included as Exhibit B of Exhibit
               4.26).
    4.29       Form(s) of Warrant Agreement(s), including form of Warrant.*
    4.30       Specimen Common Share Certificate (incorporated herein by
               reference to Exhibit 4.1 to The Hartford's Registration
               Statement on Form 8-A, dated September 18, 1995, as amended by the Form 8-A/A, filed on November 13, 1995).
    4.31       Form of Purchase Contract Agreement.*
    4.32       Form of Pledge Agreement.*
    4.33       Supplemental Indenture No. 1, dated as of December 27, 2000, to the Senior Indenture filed as Exhibit 4.03 hereto,
               between The Hartford and The Chase Manhattan Bank, as
               Trustee (incorporated herein by reference to Exhibit 4.30 to the Registration Statement on Form S-3 (Registration No.
               333-49666) of The Hartford, Hartford Capital III, Hartford
               Capital IV and Hartford Capital V).
    4.34       Supplemental Indenture No. 2, dated as of September 13,
               2002, to the Senior Indenture filed as Exhibit 4.03 hereto, between The Hartford and JPMorgan Chase Bank, as Trustee
               (incorporated herein by reference to Exhibit 4.1 to The
               Hartford's Report on Form 8-K, filed September 17, 2002).

  EXHIBIT
    NO.                                DESCRIPTION
  -------                              -----------
    4.35       Form of Global Security (included in Exhibit 4.34).
    4.36       Supplemental Indenture, dated as of October 26, 2001,
               between The Hartford and Wilmington Trust Company, as
               Trustee, to the Junior Subordinated Indenture filed as
               Exhibit 4.05 hereto, between The Hartford and Wilmington
               Trust Company, as Trustee (incorporated herein by reference to Exhibit 4.27 to The Hartford's Form 10-K for the fiscal year ended December 31, 2001).
    4.37       Supplemental Indenture No. 2, dated as of March   , 2003,
               between The Hartford and Wilmington Trust Company, as
               Trustee, to the Junior Subordinated Indenture filed as
               Exhibit 4.05 hereto, between The Hartford and Wilmington
               Trust Company, as Trustee.*
    5.01       Opinion of Brian S. Becker.*
    5.02       Opinion of Richards, Layton & Finger, P.A. special Delaware counsel, relating to the legality of the Preferred
               Securities of Hartford Capital IV.*
    5.03       Opinion of Richards, Layton & Finger, P.A. special Delaware counsel, relating to the legality of the Preferred
               Securities of Hartford Capital V.*
    5.04       Opinion of Richards, Layton & Finger, P.A. special Delaware counsel, relating to the legality of the Preferred
               Securities of Hartford Capital VI.*
   12.01       Statement Re: Computation of Ratio of Earnings to Fixed
               Charges and Earnings to Combined Fixed Charges and Preferred
               Stock Dividends (incorporated herein by reference to Exhibit
               12.01 to The Hartford's Form 10-K for the fiscal year ended
               December 31, 2002).
   23.01       Consent of Deloitte & Touche LLP.
   23.02       Consent of Brian S. Becker (included in Exhibit 5.01).*
   23.03       Consent of Richards, Layton & Finger, P.A. special Delaware counsel (included in Exhibits 5.02, 5.03 and 5.04).*
   24.01       Power of Attorney of certain officers and directors of The
               Hartford.
   25.01       Statement of Eligibility and Qualification under the Trust
               Indenture Act of 1939 of Wilmington Trust Company, as
               Trustee for the Junior Subordinated Indenture.
   25.02       Statement of Eligibility and Qualification under the Trust
               Indenture Act of 1939 of Wilmington Trust Company, as
               Property Trustee for the Amended and Restated Trust
               Agreement of Hartford Capital Trust IV.
   25.03       Statement of Eligibility and Qualification under the Trust
               Indenture Act of 1939 of Wilmington Trust Company, as
               Guarantee Trustee for the Guarantee for Hartford Capital
               Trust IV.
   25.04       Statement of Eligibility and Qualification under the Trust
               Indenture Act of 1939 of Wilmington Trust Company, as
               Property Trustee for the Amended and Restated Trust
               Agreement of Hartford Capital Trust V.
   25.05       Statement of Eligibility and Qualification under the Trust
               Indenture Act of 1939 of Wilmington Trust Company, as
               Guarantee Trustee for the Guarantee for Hartford Capital
               Trust V.
   25.06       Statement of Eligibility and Qualification under the Trust
               Indenture Act of 1939 of Wilmington Trust Company, as
               Property Trustee for the Amended and Restated Trust
               Agreement of Hartford Capital Trust VI.
   25.07       Statement of Eligibility and Qualification under the Trust
               Indenture Act of 1939 of Wilmington Trust Company, as
               Guarantee Trustee for the Guarantee for Hartford Capital
               Trust VI.
   25.08       Statement of Eligibility and Qualification under the Trust
               Indenture Act of 1939 of JPMorgan Chase Bank, as Trustee for
               the Senior Debt securities.
   25.09       Statement of Eligibility and Qualification under the Trust
               Indenture Act of 1939 of the Subordinated Trustee, as
               Trustee for the Subordinated Debt Securities.*

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* To be filed by amendment or by a report on Form 8-K pursuant to Item 601 of
  Regulation S-K.

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